As filed with the Securities and Exchange Commission on January 28, 1997

                                                Registration No.  333 - _______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      Butterwings Entertainment Group, Inc.
                 (Name of Small Business Issuer in its charter)


                Illinois                                    5812                                   36-3903024
        (State or jurisdiction of               (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)              Classification Code Number)                 Identification Number)


                                                                                               Douglas E. Van Scoy
           2345 Pembroke Ave.                        2345 Pembroke Ave.                        2345 Pembroke Ave.
        Hoffman Estates, Il 60195                 Hoffman Estates, Il 60195                 Hoffman Estates, Il 60195
            (847) 925-1050                                                                       (847) 925-1050
         (Address and telephone                (Address of principal place of                    (Name, address,
          number of  principal                 business or intended principal                 and telephone number
           executive offices)                        place of business)                       of agent for service)

                                                         Copies to:

                                                                                         Thomas W. Hughes, Esq.
                Maurice J. Bates, Esq.                                                     Lisa N. Tyson, Esq.
               Maurice J. Bates, L.L.C.                                               Winstead Sechrest & Minick, P.C
                   8214 Westchester                                                         1201 Elm Street
                       Suite 500                                                         5400 Renaissance Tower
                  Dallas, Tx  75225                                                                          Dallas, Tx 75270
                 Phone (214) 692-3566                                                    Phone (214) 745-5400
                  Fax (214) 987-2091                                                      Fax (214) 745-5390

         Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________

         If this Form is a  post-effective  amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. x

*Calculation of the Registration Fee appears on the next page.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


   Title of Each Class of          Amount to be      Proposed Maximum          Proposed Maximum           Amount of
 Securities to be Registered        Registered     Offering Price per Unit  Aggregate Offering Price   Registration Fee
                                                            (1)                       (1)
Units (2)                             1,278,800           $6.50                   $8,312,200            $ 2,518.85

Common Stock,  $.01 par
value (3)                             1,278,800            (3)                        (3)                   (3)

Redeemable Series A Common
  Stock Purchase Warrants (3)         1,278,800            (3)                        (3)                   (3)

Common Stock, $.01 par
value (4) ( 5)                        1,278,800           $7.80                  $9,974,640             $3,022.62


Underwriters' Warrants (5) (6)         111,200            $.001                     $111.20                $0.03

Units Underlying the
  Underwriters' Warrants               111,200            $7.80                    $867,360               $262.84

Common Stock,  $.01 par
value (7)                              111,200             (6)                        (6)                   (6)

Redeemable Series A Common
  Stock Purchase Warrants(7)           111,200             (6)                        (6)                   (6)

Common Stock, $.01  par
value (5) (8)                          111,200            $7.80                    $867,360               $262.84
                                     ----------          -------                -------------          -----------
Total                                                                                                    $6,067.18
                                                                                                       ===========

(1)  Estimated solely for the purpose of calculating the registration fee.

(2)  Includes 112,000 Units being offered by Selling Security Holders.

(3)  Included in the Units. No additional registration fee is required.

(4)  Issuable  upon  exercise  of  Redeemable  Series  A Common  Stock  Purchase
     Warrants.

(5) Pursuant to Rule 416 there are also registered an indeterminate number of shares of Common Stock, which may be issued pursuant to the anti-dilution provisions applicable to the Redeemable Series A Common Stock Purchase Warrants, the Underwriters' Warrants and the Redeemable Series A Common Stock Purchase Warrants issuable under the Underwriters' Warrants.

(6) Underwriters' Warrants to purchase up to 111,200 Units, consisting of an aggregate of 111,200 shares of Common Stock and 111,200 Redeemable Series A Common Stock Purchase Warrants.

(7) Included in the Units Underlying the Underwriters' Warrants. No additional registration fee is required.

(8) Issuable upon exercise of Redeemable Series A Common Stock Purchase Warrants underlying the Underwriters' Units.

                      Butterwings Entertainment Group, Inc.
                             Cross - Reference Sheet
                      showing location in the Prospectus of
                   Information Required by Items of Form SB-2

            Form SB-2 Item Number and Caption Location In Prospectus

1.Front of Registration Statement and
  Outside Front Cover of Prospectus............................Outside Front Cover Page

2.Inside Front and Outside Back Cover
  Pages of Prospectus..........................................Inside Front Cover Page;
                                                               Outside Back Cover Page;
                                                               Additional Information

3. Summary Information and Risk Factors........................Prospectus Summary; Risk  Factors
4. Use of Proceeds.............................................Use of Proceeds
5.Determination of Offering Price..............................Outside Front Cover Page; Risk
                                                               Factors; Underwriting
6.Dilution.....................................................Dilution
7.Selling Security Holders.....................................Selling Security Holders
8.Plan of Distribution.........................................Outside Front Cover Page; Risk
                                                               Factors; Underwriting
9.Legal Proceedings............................................Business and Properties-Legal Proceedings
10.Directors, Executive Officers, Promoters
   and Control Persons.........................................Management--Directors and
                                                               Executive Officers

11.Security Ownership of Certain Beneficial
   Owners and Management.......................................Principal Stockholders
12.Description of Securities...................................Description of Securities
13.Interest of Named Experts and Counsel.......................Experts
14.Disclosure of Commission Position on
   Indemnification for
   Securities Act Liabilities..................................Underwriting
15.Organization Within Last Five Years.........................Certain Relationship and Related
                                                               Transactions
16.Description of Business.....................................Business and Properties
17.Management's Discussion and Analysis
   or Plan of Operation........................................Management's Discussion and
                                                               Analysis of Financial  Condition and
                                                               Results of Operations
18.Description of Property.....................................Business and Properties
19.Certain Relationships and Related
   Transactions................................................Certain Relationships and
                                                               Related Transactions

20.Market for Common Equity and Related
   Stockholder Matters.........................................Description of Securities; Risk
                                                               Factors - Shares Eligible for Future Sale

21. Executive Compensation.....................................Management--Executive
                                                               Compensation
22. Financial Statements.......................................Financial Statements
23. Changes in and Disagreements with
    Accountants on Accounting and
    Financial Disclosure.......................................Not Applicable
24.Indemnification of Directors and Officers...................Management


                  Subject to Completion, Dated January 28, 1997


                      Butterwings Entertainment Group, Inc.
                                 1,112,000 Units
              Each Unit consisting of One Share of Common Stock and
              One Redeemable Series A Common Stock Purchase Warrant



         Of the 1,112,000 units offered hereby, 1,000,000 are being sold by Butterwings Entertainment Group, Inc. (the "Company") and 112,000 are being sold by certain security holders of the Company (the "Selling Security Holders"). Each unit (a "Unit") consists of one share of Common Stock (the "Common Stock") , $.01 par value per share, and one Redeemable Series A Common Stock Purchase Warrant (the "Series A Warrants") o f the Company. The Units, together with the Common Stock and the Series A Warrants included in the Units, are sometimes referred to collectively as the "Securities." The Common Stock and the Series A Warrants included in the Units may not be separately traded until ____ 1997[six months after the date of this prospectus] unless earlier separated upon three days' prior written notice from National Securities Corporation (the "Representative") to the Company at the discretion of the Representative. Each Series A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of 120% of the offering price per Unit, subject to adjustment, at any time commencing on ____, 1998 [13 months after the closing of this Prospectus] until ______, 2002, unless earlier redeemed. The Series A Warrants are subject to redemption by the Company at a price of $0.05 per Series A Warrant at any time commencing 13 months after the date of this Prospectus, on thirty days prior written notice, provided that the closing sale price per share for the Common Stock has equalled or exceeded 200% of the offering price per Unit for twenty consecutive trading days within the thirty-day period immediately preceeding such notice. See "Description of Securities" and "Underwriting."


         Prior to this Offering, there has been no public market for the Securities, and there can be no assurance that an active market will develop. It is currently anticipated that the initial public offering price of the Units will be $6.50 per Unit. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price. The Company intends to apply for listing of the Units, the Common Stock and the Series A Warrants on the Boston Stock Exchange subject to official notice of issuance, under the symbols "ETS.U, "ETS" and "ETS.W" respectively and on the NASDAQ Small Cap Market under the symbols "EATS.U", "EATS" and "EATS.W."


THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE PUBLIC OFFERING PRICE. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SECTIONS ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 AND "DILUTION" CONCERNING THE COMPANY AND THIS OFFERING.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                          Underwriting  Proceeds     Proceeds to
                                                Price to  Discounts and     To         Selling
                                                 Public   Commissions(1) Company     Stockholders
                                                                           (2)
Per Unit (3)..................................         $        $           $             $
Total.........................................         $        $           $             $

(1) Does not include compensation in the form of a non-accountable expense allowance equal to 2.5% of the gross proceeds of this Offering. The Company has also agreed to sell to the Underwriters warrants (the "Underwriters' Warrants") exercisable for four years commencing one year from the date hereof to purchase 111,200 Units at 120% of the offering price per Unit. For information concerning indemnification of the Underwriters, see "Underwriting."

(2) Before deducting estimated offering expenses of $550,000 payable by the Company.

(3) The Company has granted to the Underwriters a 45-day option beginning on the date of this Prospectus to purchase up to an aggregate of 168,800 additional Units at the Price to Public less the Underwriting Discount solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, the Underwriting Discounts and Commissions, Proceeds to the Company will be $______, $______ and $______ respectively. See "Underwriting."

         The Securities are being offered, subject to prior sale, when, as and if delivered to and accepted by the Representative, and subject to approval of certain legal matters by counsel and other conditions. The Representative reserves the right to withdraw, cancel or modify the Offering without notice and to reject any order, in whole or in part. It is expected that delivery of the certificates representing the Securities will be made against payment therefor at the offices of National Securities Corporation in Seattle, Washington on or about _________.


                         National Securities Corporation


                    The date of this Prospectus is _________.

                               Prospectus Summary

         The following summary is qualified in its entirety by the more detailed information and Financial Statements and Notes thereto appearing elsewhere in this Prospectus. The information herein, including share and per share data, unless otherwise stated, gives effect to (i) a 20,126-for- one split of the Common Stock effected in October 1996, (ii) the issuance of 744,554 shares of Common Stock pursuant to the Exchange Offer described elsewhere in this Prospectus, (iii) the issuance of 254,008 shares of Common Stock upon the automatic conversion of outstanding Convertible Preferred Stock described elsewhere in this Prospectus, and (iv) the issuance of 112,000 shares of Common Stock included in 112,000 Units to be issued to the Selling Security Holders, concurrent with the effective date of this Prospectus. Unless otherwise indicated, the information herein is presented on the basis that the Underwriters' over-allotment option and the Underwriters' Warrants are not exercised.

                                   The Company

     Butterwings Entertainment Group, Inc. ("Butterwings" or the "Company") is engaged in the ownership, operation and management of franchised Hooters restaurants (the "Hooters Restaurants" or the "Restaurants") and Mrs. Fields cookie stores (the "Mrs. Fields Cookie Stores" or the "Cookie Stores") . The Company currently owns, operates and manages three Hooters Restaurants in Madison, Wisconsin and San Diego, California and 13 Mrs. Fields Cookie Stores in Missouri, Michigan and Minnesota.

         The Company's Hooters Restaurants are franchised businesses which offer casual dining using a limited, moderately priced menu that features chicken wings, seafood, salads and sandwich type items. The Company's Mrs. Fields Cookie Stores are franchised businesses which offer and sell a variety of specially prepared food items including, but not limited to, cookies, brownies, muffins and beverages. The Company develops and operates its Hooters Restaurants and Mrs. Fields Cookie Stores pursuant to specified standards established by the franchisors. The Company believes that the uniform development and operating standards of the franchisors facilitate the efficiency of the Company's Hooters Restaurants and Mrs. Fields Cookie Stores and afford the Company significant benefits, including the brand-name recognition and goodwill associated with the franchisors.

     The Company opened its first Hooters Restaurant in Madison, Wisconsin in April 1994. The Company opened three additional Hooters Restaurants, all in San Diego, California, between October 1994 and May 1995, one of which was subsequently closed. In December 1995, the Company purchased an existing Mrs. Fields Cookie Store in Flint, Michigan from Mrs. Fields Development Corporation, the franchisor of Mrs. Fields Cookie Stores (the "Mrs. Fields Franchisor") and in January 1996, acquired from an affiliate of the Company six additional franchised Mrs. Fields Cookie Stores. In October 1996, the Company acquired 100% of the common stock of Cookie Crumbs, Inc.

     ("Cookie Crumbs"), which owns six additional Mrs. Fields Cookie Stores. Under its existing agreements with Hooters of America Inc. (the "Hooters Franchisor") and the Mrs. Fields Franchisor, the Company intends to negotiate to build additional units in both concepts, and to acquire an unlimited number of new or existing Mrs. Fields Cookie Stores.

         The Company's objective is to develop or acquire a significant number of franchised units in either or both concepts to create economies of scale in management, personnel and administration. To achieve this objective, the Company's strategy will be to (i) capitalize on the brand-name recognition and goodwill associated with the Hooters and Mrs. Fields names; (ii) expand the Company's franchised operations through the development of additional franchised units; and (iii) hire and train qualified management personnel at the restaurant/store level to assure compliance with its franchise obligations, continuity of management and efficiency of operations. Management of the Company will also research other concepts which may become part of the future strategy of the Company's ongoing plans for expansion.

     The Company was incorporated in Illinois as Butterwings, Inc., in July 1993 and adopted its present name by amendment to its Articles of Incorporation in October 1996. The Company operates in California through its wholly-owned subsidiary, Butterwings of California, Inc. ("Butterwings/California") and in Wisconsin through its wholly-owned subsidiary, Butterwings of Wisconsin, Inc.("Butterwings/Wisconsin"). The Company's Mrs. Fields Cookie Stores are owned and operated by the Company and through Cookie Crumbs.

     The  Company's  executive  offices  are at 2345  Pembroke  Avenue,  Hoffman
Estates,  Illinois,  60195.  The  telephone  number  at that  location  is (847)
925-1050.

               Cancellation of Debt; Conversion of Preferred Stock

         Exchange of 12% Notes for Stock. Pursuant to an exchange offer dated January 1997 (the "Exchange Offer"), the Company offered to exchange shares of its Common Stock for $3,700,000 of the Company's 12% Notes due April 2001 (the "Notes"). The Exchange Offer which expires February 3 ,1997, is based upon the principal amount of the Notes outstanding, accrued interest of $333,000 through December 31, 1996, and a 20% premium over the proposed initial public offering price of $6.50 per Unit for the Units in this Offering. If all of the Note holders accept the Exchange Offer the Company will be obligated to issue 744,554 shares of its Common Stock to the Note holders concurrently with this Offering. This Prospectus assumes that the Exchange Offer is accepted by all of the Note holders, the cancellation of the Notes and the issuance of 744,554 shares to the Note holders.

         Conversion of Preferred Stock: Prior to this Offering, the Company had outstanding 15,685 shares of its Convertible Preferred Stock. The Convertible Preferred Stock is automatically convertible into Common Stock of the Company upon consummation of the first sale of Common Stock of the Company in an underwritten public offering pursuant to the Securities Act of 1933. As a result of this Offering, the Company will issue to the holders of the Convertible Preferred Stock 254,008 shares of Common Stock concurrently with the consummation of the Offering. This Prospectus assumes the conversion of the
Convertible   Preferred  Stock  and  the  issuance  of  254,008  shares  to  the
Convertible Preferred Stock holders. See "Description of Securities - Convertible Preferred Stock."

     Bridge Loan Notes and Warrants : From October through December 1996, the Company issued $483,000 of bridge loan notes (the "Bridge Loan Notes") to provide cash for normal operating expenses and to pay professional fees and expenses in connection with this Offering. The Bridge Loan Notes are secured promissory notes bearing interest at the LIBOR rate and are payable at the earlier of nine months from the date of issuance or the closing of this Offering. As additional consideration, the Bridge Loan Note holders (the "Bridge Loan holders") received 91,000 warrants to acquire, without additional cost, Units identical to the Units offered hereby at the time the registration statement of which this prospectus is a part becomes effective. Such Units are being registered pursuant to this registration statement and are included in the Units offered hereby. See Management's Discussion of Financial Condition and Results of Operations - Bridge Financing", "Selling Security Holders" and "Underwriting."

                                  The Offering

Securities Offered:
     By the Company.........................     1,000,000  Units,  each  Unit  consisting  of one  share of Common
                                                 Stock   and  one   Series   A   Warrant.   See   "Description   of
                                                 Securities."
     By the Selling Security Holders........     112,000 Units,  each Unit  consisting of one share of Common Stock and one Series A  Warrant.  See  "Selling  Security  Holders"  and
                                                 "Description of Securities."
Series A Warrants...........................     Each  Series  A  Warrant  will  entitle  the  holder   thereof  to
                                                 purchase  one share of Common  Stock at an exercise  price of 120%
                                                 of the offering  price per Unit in this  Offering,  commencing  on
                                                 _____________________,  1998  [thirteen  months  after  closing of
                                                 this  Offering]   until   _______________,   2002.  The  Series  A
                                                 Warrants  may not be  separately  traded  until  ________________,
                                                 1997  [six  months  after  the  date of this  Prospectus],  unless earlier  separated  upon three days  prior  written  notice by the
                                                 Representative   to  the  Company,   at  the   discretion  of  the
                                                 Representative.  The  Series  A  Warrants  are  redeemable  by the
                                                 Company  at $0.05  per  Series A  Warrant  at any time  commencing thirteen  months  after  the date of this  Prospectus,  on  thirty days prior  written  notice,  provided that the closing sale price per share for the Common  Stock has  equaled or  exceeded  200% of the Offering  price per Unit for twenty  consecutive  trading days within the thirty-day  period  immediately  preceding such notice.
                                                 See "Description of Securities."
Common Stock to be Outstanding
  after the Offering.............................4,112,000 shares (1)
Series A Warrants to be Outstanding
  after the Offering............................ 1,112,000 Series A Warrants (1)

Use of Proceeds.............................     Development  and  acquisition  of  Hooters  Restaurants  and  Mrs.
                                                 Fields  Cookie  Stores,   repayment  of  the  Bridge  Loan  Notes,
                                                 working  capital  and  general  corporate  purposes.  See  "Use of
                                                 Proceeds."
Risk Factors................................     THE SECURITIES  OFFERED HEREBY ARE  SPECULATIVE AND INVOLVE A HIGH
                                                 DEGREE  OF ISK  AND  SHOULD  NOT BE  PURCHASED  BY  INVESTORS  WHO
                                                 CANNOT  AFFORD  THE LOSS OF THEIR  ENTIRE  INVESTMENT.  See  "Risk
                                                 Factors."
                                       4

Proposed Boston Stock Exchange Symbols
Units.......................................     ETS.U
Common Stock................................     ETS
Series A Warrants...........................     ETS.W
Proposed Nasdaq Small Cap Market Symbols
Units.......................................     EATS.U
Common Stock................................     EATS
Series A Warrants...........................     EATS.W

(1) Excludes shares issuable upon the exercise of options and warrants outstanding upon the date of this Prospectus or to be issued as follows:
     (i) 1,112,000 shares issuable upon the exercise of the Series A Warrants to be sold in this Offering; (ii) up to 166,800 shares and 166,800 Series A Warrants to purchase 166,800 shares subject to the Underwriters' over-allotment option; (iii) 111,200 shares and 111,200 Series A Warrants to purchase 111,200 shares subject to the Underwriters' Warrants; and (iv) 200,000 shares reserved for grant under the Company's 1996 Stock Compensation Plan,100,000 of which have been granted and are exercisable. See "Management' and "Underwriting."

                          Summary Financial Information

         The following table sets forth summary balance sheet data at December 31, 1995 and December 25, 1994 and summary income statement data for the fiscal year ended December 31, 1995 and December 24, 1994 which have been derived from the Company's financial statements audited by McGladrey & Pullen, LLP, independent auditors, which have been included elsewhere herein. The summary financial data as of October 6, 1996 (unaudited) was derived from the Company's historical unaudited financial data for such periods. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) have been made which are considered necessary for the fair presentation of such information for the interim periods presented. Results of operations for the interim periods are not necessarily indicative of results to be expected for the full year. The following data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related Notes thereto appearing elsewhere in this Prospectus. The Company had no significant operations prior to April 1994, which was the date of the opening of the Company's first Hooters Restaurant.


Butterwings Entertainment Group, Inc.

Income Statement Data:                   Year Ended            Year Ended   40 Weeks Ended
                                December 25,   December 31,     October 1,     October 6,
                                    1994          1995             1995          1996
                              --------------  -------------   ------------   -------------


Sales .......................   $ 2,501,273    $ 6,486,327    $ 5,025,351    $ 5,242,470
Operating expenses ..........     2,713,989      6,360,545      4,939,972      5,151,793
General and administrative
    expenses ................       264,361        404,417        309,800        461,121
Provision  for loss on assets          --          145,000           --        1,072,148           --             --             --
Operating (loss) ............      (477,077)      (423,635)      (224,421)    (1,442,592)          --             --             --
Financing costs-net .........      (343,673)      (518,487)      (399,014)      (414,671)
Net (loss) ..................      (880,663)      (942,112)      (623,435)    (1,857,263)
Net (loss) Per Share ........         (0.42)         (0.44)         (0.29)         (0.88)
Shares outstanding (1) ......     2,121,173      2,121,173      2,121,173      2,121,173

Butterwings Entertainment Group, Inc. (Pro Forma for Cookie Crumbs Acquisition and this Offering)

                                          Year Ended         40 Weeks Ended
                                       December 31, 1995    October 6, 1996
                                       -----------------    ---------------
Income Statement Data:

Sales                                       $7,730,956           $6,535,002
Operating expenses                           7,398,898            6,441,186
General and administrative expenses            566,918              600,753
Provision for loss on assets                   304,474            1,072,148
Operating (loss)                             (539,334)           (1,579,085)
Financing costs-net                        (1,194,186)               14,304
Net (loss)                                 (1,733,520)           (1,564,781)
Net (loss) Per Share                            (0.44)               (0.41)
Shares outstanding (2)                       4,135,119            4,135,119

Butterwings Entertainment Group, Inc.

                                               At                                      At
                                                                     October 6, 1996       October  6, 1996
                                                                        as adjusted           as adjusted
                            December 31, 1995    October  6, 1996           (3)                    (4)
                            ------------------    -------------            ----                    ---


Current Assets                  $794,424              $744,717            $900,726             $5,990,726

Total Assets                   4,318,155             4,051,556           5,435,131              9,925,662

Total current liabilities        676,558             4,803,265           5,105,681                967,532

Total long-term debt           3,811,343               510,950             549,248                549,248

Redeemable Preferred Stock             -                     -           1,690,000              1,690,000

Stockholders' equity (deficit)  (169,746)           (1,262,659)         (1,909,798)              6,718,882


---------------

(1) Based on weighted average number of shares outstanding. See Note 12 to Consolidated Financial Statements.

(2) Based on weighted average number of shares outstanding plus additional Common Stock issued in connection with (i) this Offering, (ii) conversion of the Notes, and (iii) conversion of the Convertible Preferred Stock.

(3) As adjusted to give effect to the acquisition of Cookie Crumbs by the Company in October 1996. See Note 12 to Consolidated Financial Statements.

(4) Adjusted to reflect (i) the sale of 1,000,000 Units offered by the Company at a price of $6.50 per Unit,(ii) the exchange of 100% of the 12% Notes to Common Stock, (iii) the conversion of 100% of the outstanding Convertaible Preferred Stock, (iv) 112,000 shares of Common Stock issued to the Selling Security Holders, and (v) the acquisition of Cookie Crumbs.

                                  RISK FACTORS

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THE PROSPECTUS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

         Limited Operating History; Prior Losses

         The Company has a limited operating history upon which investors may evaluate the Company's performance. For the fiscal year ended December 31, 1995 and the 40 weeks ended October 6, 1996 the Company on a consolidated pro forma basis, taking into account the acquisition of Cookie Crumbs, incurred net losses of $1,067,286 and $1,962,084 respectively from the operations of its Hooters Restaurants and Mrs. Fields Cookie Stores. The Company will continue to incur significant expenses associated with the development and operation of its Hooters Restaurants and Mrs. Fields Cookie Stores, a substantial portion of which will be incurred before the realization of related revenues. These expenditures, together with associated early operating expenses, may result in operating losses until an adequate revenue base is established. There can be no assurance that the Company will be able to operate profitability in the future. See Consolidated Financial Statements.

         Risks of Restaurant Industry

         The restaurant industry is generally affected by changes in consumer preferences, national, regional and local economic conditions and demographic trends. The performance of individual restaurants may also be affected by factors such as traffic patterns and the type, number and location of competing restaurants. Factors such as inflation, increased food, labor and employee benefit costs and the availability of experienced management and hourly employees may also adversely affect the restaurant industry in general and the Company's restaurants in particular. Moreover, by the nature of its business, the Company will be subject to potential liability from serving contaminated or improperly prepared food and such liability could adversely impact the Company's operations. See "Business - Competition and Regulation"

         Risks of Company's Businesses

         The business of owning and operating Hooters Restaurants and Mrs. Fields Cookie Stores involves a high degree of risk. The ultimate profitability of the Company's business will depend upon numerous factors including, without limitation, the profitability of the Hooters Restaurants and Mrs. Fields Cookie Stores to be developed, owned and operated by the Company, which in turn will depend on many factors over which the Company will have no control, including changes in local, regional, or national economic conditions, changeable tastes of consumers, food, labor and energy costs, the availability and cost of suitable sites, fluctuating interest and insurance rates, state and local regulations and licensing requirements, the continuing goodwill and reputation associated with the Hooters Franchisor and Mrs. Fields Fraanchisor and the ability of the Company to hire and retain qualified employees, including competent managers for each restaurant and cookie store. There can be no assurance that the sites selected for the Hooters Restaurants and Mrs. Fields Cookie Stores will produce the minimum customer traffic for the Restaurants and Cookie Stores to be economically successful.

         Risks of Planned Expansion

         Successful expansion of the Company's operations will be largely dependent upon a variety of factors, some of which are currently unknown or beyond the Company's control, including (i) continuing customer acceptance of the "Hooters" restaurant and "Mrs. Fields" cookie store concepts, (ii) the ability of the Company's management to negotiate territories in which to expand, to identify suitable sites and to negotiate leases at such sites, (iii) timely and economic development and construction of Hooters Restaurants and Mrs. Fields Cookie Stores, (iv) the hiring of skilled management and other personnel, (v) the ability of the Company's management to apply its policies and procedures to a much larger number of restaurants and cookie stores; (vi) the availability of adequate financing; (vii) the general ability to successfully manage growth (including monitoring Restaurants and Cookie Stores, controlling costs, and maintaining effective quality controls); and (viii) the general state of the economy. No market studies regarding the commercial feasibility of expanding the Company's restaurants or cookie stores have been conducted, nor are any such studies planned. There can be no assurance that the Company will be able to successfully open new restaurants or cookie stores at the planned rate of expansion, or at all. While the Company retains the right to pursue other restaurant concepts which are not planned at the date hereof, there can be no assurance that any such new ventures will be successful. See "Business and Properties - The Hooters Restaurants" and - "Mrs. Fields Cookie Stores - Development Option."

         Dependence on the Hooters Franchisor and Mrs. Fields Franchisor

         The Company's success depends in part on the continued success of the "Hooters" restaurant and "Mrs. Field's" cookie store concepts and on the ability of the franchisors to identify and react to new trends in their respective industries (including the development of innovative and popular menu items and pastry products) and to develop and pursue appropriate marketing strategies in order to maintain and enhance the name recognition, reputation and market perception of "Hooters" restaurants and "Mrs. Fields" cookie stores. The Company believes that the experience, reputation, financial strength and franchisee support of both the Hooters Franchisor and the Mrs. Fields Franchisor are positive factors in the Company's prospects. Adverse publicity or economic trends or business deterioration with respect to the Hooters Franchisor or the Mrs. Fields Franchisor or their failure to support their franchisees, including the Company, could have a material adverse effect on the Company. However, the future results of operations of the Hooters Franchisor and the Mrs. Fields Franchisor and their other franchisees will not alone assure the success of the Company, which will depend on the effectiveness of the Company's management, current and future locations of the Company's restaurants and cookie stores and the results of operations of those businesses. The Company reserves the right to expand into new concepts not yet determined or to eliminate concepts currently operated by the Company at management's discretion.

         Requirements of Franchise Agreements

         The franchise agreements between the Company and the Hooters Franchisor and the Mrs. Fields Franchisor require the Company to pay an initial franchise fee with respect to each restaurant and cookie store opened, to pay royalties based on gross sales of each restaurant and cookie store location and to spend a percentage of the gross sales of each Restaurant and Cookie Store on advertising, which may include contributions to national marketing pools administered by the franchisor. Such amounts must be paid or expended regardless of the profitability of the Company's restaurants and cookie stores. As of the date of this Prospectus, the Company pays an initial franchise fee of $75,000 to the Hooters Franchisor for each Hooters Restaurant opened and $15,000-$25,000 to the Mrs. Fields Franchisor for each Mrs. Fields Cookie Store opened and royalties on gross sales of 6% to the Hooters Franchisor and up to 6% to the Mrs. Fields Franchisor. The Company currently contributes a percentage of gross sales for all of its Hooters Restaurants and certain of its Mrs. Fields Cookie Stores to the national marketing funds of the franchisors. In addition, the Company's franchise agreements require the Company to operate its Hooters
Restaurants and Mrs. Fields Cookie Stores in accordance with the requirements and specifications established by the franchisor relating to interior and exterior design, decor, furnishings, menu selection, the preparation of food products, quality of service and general operating procedures, advertising, maintenance of records and protection of trademarks. Failure of the Company to satisfy such requirements could result in the loss of the Company's franchise rights for some or all of its restaurants or cookie stores as well as the development of additional restaurants or cookie stores.


     Rights to Open Additional Hooters Restaurants and Mrs. Fields Cookie Stores

         Butterwings/Wisconsin entered into a franchise agreement dated October 31, 1993 and an option addendum thereto pursuant to which Butterwings/Wisconsin was granted exclusive options to establish and operate four additional Hooters Restaurants in the cities of Madison and Milwaukee, Wisconsin. The options to develop and open additional Hooters Restaurants in this territory required that the Company have all additional Hooters Restaurants open by July, 1996.
         Butterwings/California also entered into a franchise agreement dated October 31, 1993 and an option addendum thereto pursuant to which Butterwings/California was granted the exclusive right to operate a Hooters Restaurant in San Diego County and exclusive options to establish and operate nine additional Hooters Restaurants in San Diego County, two of which have been exercised.

In October 1995, the option addendum was modified at the request of the Company to reduce the option to establish and operate Hooters Restaurants in San Diego County by three. Pursuant to such option, the remaining four Hooters Restaurants in the territory were required to be open by July 31, 1996.


         The Company has been unable to complete the development of additional Hooters Restaurants within the time frames set forth in the option addendums to the Hooters franchise agreements. According to the terms of such option addendums, the Company's options to develop additional Hooters Restaurants have therefor lapsed and the option fees paid by the Company may be retained by the Hooters Franchisor. However, the Company has notified the Hooters Franchisor that the Company is proceeding in good faith to identify suitable locations which are acceptable to the Hooters Franchisor and to develop and open the restaurants in a timely manner and has paid an additional franchise fee to develop a Hooters Restaurant in Milwaukee, Wisconsin. Nevertheless, the Hooters Franchisor has the right under the Hooters franchise agreements to refuse to permit the Company to develop additional Hooters Restaurants and there is no assurance that the Hooters Franchisor will not take such action. If the Company is unable to develop additional Hooters Restaurants, the Company' will be dependent on the operations of its existing Hooters Restaurants and present and future Mrs. Fields Cookie Stores owned and to be developed by the Company.


         Competition

         The restaurant and cookie industries are highly competitive with respect to price, service, food quality and location and are among the highest failure rates of any industry. There are numerous well-established competitors, some of which possess substantially greater financial, marketing, personnel and other resources than the Company. These competitors include national, regional and local restaurants and chains of restaurants and cookie and pastry retailers. The Company will face competition in every market that it enters. In addition, other restaurant and cookie chains with greater financial resources than the Company, the Hooters Franchisor and the Mrs. Fields Franchisor have similar or competing operating concepts to that of the Company. The Company will also be dependent upon the ability of the Hooters Franchisor and the Mrs. Fields Franchisor to provide adequate support and service as contemplated by their respective franchise agreements. As a result of the competition the Company currently faces, and will continue to face as it expands, there can be no assurance that the Company will be able to operate profitably in the future. See "Business - Competition."

         Changes in Food Costs

         The Company's profitability is affected in part by its ability to anticipate and react to changes in food costs. Various factors beyond the Company's control, including adverse weather conditions, may affect food costs. While management has been able to anticipate and react to changing food costs to date through its purchasing practices and menu price adjustment, there can be no assurance that it will be able to do so in the future.

         Trademarks and Service Marks

         Both the "Hooters" and the "Mrs. Fields" service marks have significant value and are important to the marketing of the Company's Hooters Restaurants and Mrs. Fields Cookie Stores. Both the Hooters Franchisor and the Mrs. Fields Franchisor have enforcement policies to investigate possible violations of their service marks and if such violations are identified they take appropriate action to preserve and protect their goodwill in their service marks. The Company is obligated under its franchise agreements with the Hooters Franchisor and the Mrs. Fields Franchisor to report any such violations to the franchisor and, if necessary, participate in any action against the perpetrators. There can be no assurance that the Company, the Hooters Franchisor or the Mrs. Fields Franchisor will be successful in enforcing their rights under their service marks and preventing others from using such marks or a derivation of same. See "Business - Trademarks."


         Long Term Leases

         The Company leases the sites for its existing Hooters Restaurants and Mrs. Fields Cookie Stores pursuant to long term, non-cancelable leases or sub-leases. Sites for additional Hooters Restaurants and Mrs. Fields Cookie Stores will likely be subject to similar long term leases. If an existing or future restaurant or cookie store does not perform at a profitable level, and the decision is made to close the restaurant or cookie store, the Company may nevertheless be obligated to pay rent under the lease. See "Business and Properties - The Hooters Restaurants - Properties" and Note 11 to Consolidated Financial Statements.


     Geographic Concentration of Restaurants and Cookie Stores; Uncertainty of Market Acceptance The Company currently operates three Hooters Restaurants, in Madison, Wisconsin and San Diego,

California and 13 Mrs. Fields Cookie Stores, in the St. Louis, Missouri, Minneapolis, Minnesota and Lansing/Flint, Michigan areas. The results of operations of these restaurants and cookie stores may not be indicative of the market acceptance of a larger number of restaurants and cookie stores, particularly as the Company expands into areas with varied demographic characteristics. There can be no assurance of the Company's ability to achieve consumer awareness and market acceptance. This could require substantial efforts and expenditures by the Company, particularly as the Company seeks to enter into new markets with its existing or new concepts. Furthermore, since the Company currently operates only three restaurants and 13 cookie stores, even one unsuccessful new restaurant or new cookie store could have a significant adverse impact on the Company' operations. See "Business- Expansion Strategy."


         Government Regulation

         The restaurant and cookie businesses are subject to various federal, state and local government regulations, including those relating to the sale of food and, in the case of restaurants, to alcoholic beverages. While the Company has not experienced any trouble in obtaining necessary government approval to date, difficulty or failure to retain or obtain required licenses or other regulatory approvals could have an adverse effect on the Company's current or future operations or delay or prevent the opening of new restaurants or cookie stores.

The Company will be subject in certain states to "dram shop"  statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company currently operates restaurants in Wisconsin and California which have statutes similar to "dram shop" statutes. The Company carries liquor liability coverage as part of its existing comprehensive general liability insurance in all states in which it operates. The Company has never been named as a defendant in a lawsuit involving "dram shop" statutes. However, there can be no assurance that the Company will not be named as a defendant in such a lawsuit in the future.


         Effect of EEOC Decision on Hooters Restaurants

         The Equal Employment Opportunity Commission (the "EEOC") issued a finding in September 1994, that the Hooters Franchisor and all related entities, including but not limited to Hooters, Inc., Hooters Management Corporation, all franchisees and licensees of the Hooters Franchisor and any other entity permitted to operate under the "Hooters" trademark, engaged in employment discrimination for failing to recruit, hire or assign men into server, bartender or host positions. In March 1996, the EEOC's general counsel advised that he would not recommend that the EEOC file a lawsuit against Hooters and that this procedure terminated the EEOC's consideration of litigation against Hooters. The Company has been the subject of several charges of employment discrimination and/or sexual harassment suits in the Milwaukee and San Diego regional offices of the EEOC and the City of Madison, Wisconsin. None of such charges have been finally determined to result in damages, liabilities or penalties to the Company although they may not be finally resolved. In the event that litigation should be re-instituted by the EEOC or if the Company should not be successful in defending administrative or court proceedings involving charges of discrimination in hiring, the Company may be required to implement a gender neutral hiring policy and to pay money damages to men who were previously discriminated against by Hooters' hiring practices, the effect of which could have a substantial adverse impact on the Company's business. See "Business and Properties - Litigation."


         Possible Need for Additional Financing

         The net proceeds of this Offering will be used to develop and acquire new restaurants and cookie stores, retire the Bridge Loan Notes and for working capital and general corporate purposes. Management believes that the net proceeds will be sufficient to satisfy the financial needs of the Company for approximately 12 to 18 months. However, there can be no assurance that the net proceeds from this Offering, together with cash generated from other sources, will be sufficient to maintain operations or finance further development and it may be necessary to obtain additional financing. The Company has no current arrangements for, or sources of, additional financing, and there can be no assurance that any such financing can be obtained on terms acceptable to the Company or at all. To the extent any additional financing involves the sale of equity securities of the Company, shareholders of the Company, including purchasers in this Offering, will realize a reduction in their percentage ownership interest in the Company. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."


         Uninsured Losses; Costs and Availability of Insurance

         The policy of the Company is to arrange for or acquire comprehensive casualty and liability insurance in amounts which the Company determines is sufficient to cover reasonably foreseeable losses and which are required by its franchise agreements. However, there are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) which are uninsurable, and recent increases in the cost of insurance generally have resulted in premium rates which make certain losses not economically insurable. There can be no assurance that the costs of certain insurance coverage which the Company would otherwise obtain will not increase further and result in the Company being unable to obtain coverage for certain risks at rates which are economic for the Company. If the Company suffered a loss for which it was not insured, such loss could have a material adverse effect on the Company's operations.


         Reliance on Management

         The Company will depend to a significant extent on the ability of current management of the Company to oversee operations of its restaurants and cookie stores. The success of the Company's business will be dependent upon Messrs. Stephan S. Buckley, Kenneth B. Drost and Douglas E. Van Scoy, executive officers of the Company and its principal shareholder through New Era Management Corporation. The Company does not have employment agreements with any executive officer or employee of the Company. In the event the services of these individuals should become unavailable to the Company for any reason, the Company would be required to recruit other qualified personnel to manage and operate the Company. There can be no assurance that the Company would be able to employ qualified personnel on terms acceptable to it. See "Management."

         Company's Experience

         The ownership and operation of franchised restaurants and cookie stores is extremely complex and requires specialized management and marketing skills. The executive management of the Company has limited experience in owning, operating and managing franchised restaurants and cookie stores or businesses in the food service industry, although the executive officers intend to hire experienced managers who will supervise the operations of the restaurants and cookie stores. There can be no assurance, however, that the Company will be successful in hiring and retaining such qualified personnel. See
"Business-Hooters Restaurants-Restaurant Operations and Management" and "Business-The Cookie Stores-Store Operations."


         No Dividends on Common Stock

         The Company's board of directors presently intends to retain all of the Company's earnings for the expansion of its business. The Company therefore does not anticipate the distribution of cash dividends in the foreseeable future. Any future decision of the Company's board of directors to pay cash dividends will depend, among other factors, upon the Company's earnings, financial position, and cash requirements. See "Dividend Policy."


         Shares Eligible for Future Sale

         Future sales of substantial amounts of Common Stock by the present shareholders of the Company could have a material adverse impact on the market price of the Common Stock. Upon completion of the Offering, there will be 4,112,000 shares of Common Stock outstanding (4,728,000 shares if the Underwriters' over-allotment option is exercised). The 1,112,000 shares of Common Stock and 1,112,000 Series A Warrants offered hereby will be freely tradable. The remaining 3,000,000 shares of Common Stock are "restricted securities" as that term is defined in Rule 144 ("Rule 144") under the Securities Act of 1933 (the "Securities Act") and under certain circumstances may be sold without registration pursuant to the provisions of Rule 144. In general, under Rule 144, a person or persons whose shares are aggregated, and who has satisfied a two-year holding period may, under certain circumstances sell within any three-month period a number of restricted securities which does not exceed the greater of one percent (1%) of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities by a person who is not an affiliate of the Company and has satisfied a three-year holding period without any quantity limitations. All of the shares held by New Era Management Corporation ("NEMC"), the principal shareholder of the Company, have been held for longer than three years. However, such shareholder has agreed with the Underwriters that it will not sell any of such shares to the public for a period of twenty-four months from the date hereof without the prior written consent of the Representative. The shares of Common Stock issued upon conversion of the Convertible Preferred Stock and the exchange of the 12% Notes will not be eligible for sale pursuant to Rule 144 for two years from the date hereof. The Company has agreed with the holders of the shares of Common Stock to be issued to the Note holders to register such shares upon the request of 50% of such holders after one year from the date of this Prospectus.
See "Underwriting."

         Immediate Substantial Dilution

         The current shareholders of the Company have acquired their shares of Common Stock at a cost per share substantially less than that at which the Company intends to sell its Common Stock included in the Units offered hereby Therefore, investors purchasing Securities in this Offering will incur an immediate and substantial dilution of approximately $5.20 per share or approximately 80% in their ownership of the Company's Common Stock. See "Dilution."


         Arbitrary Determination of Offering Price

         The public offering price for the Units offered hereby will be determined by negotiation between the Company and the Representative and should not be assumed to bear any relationship to the Company's asset value, net worth or other generally accepted criteria of value. Recent history relating to the market prices of newly public companies indicates that the market price of the Securities following this Offering may be highly volatile. See "Underwriting."

         Effect of Outstanding Series A Warrants and Underwriters' Warrants

         Until the date five years following the date of this Prospectus, the holders of the Series A Warrants and Underwriters' Warrants will have an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other shareholders. The Securities underlying the Underwriters' Warrants have certain registration rights. The terms on which the Company might obtain additional financing during that period may be adversely affected by the existence of the Series A Warrants and the Underwriters' Warrants. The holders of the Series A Warrants and the Underwriters' Warrants may exercise the Series A Warrants and Underwriters' Warrants at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided herein. The Company has agreed that, under certain circumstances, it will register under federal and state securities laws the Underwriters' Warrants and/or the securities issuable thereunder. Exercise of these registration rights could involve substantial expense to the Company at a time when it could not afford such expenditures and may adversely affect the terms upon which the Company may obtain financing. See " Description of Securities" and `'Underwriting."


         Risk of Redemption of Series A Warrants

         Commencing (thirteen months from the date of this Prospectus), the Company may redeem the Series A Warrants for $0.05 per Warrant, at any time after the closing bid price of the Common Stock on the Boston Stock Exchange has equaled or exceeded 200% of the initial offering price of the Units for twenty consecutive trading days. Notice of redemption of the Series A Warrants could force the holders thereof: (i) to exercise the Series A Warrants and pay the exercise price at a time when it may be disadvantageous or difficult for the holders to do so, (ii) to sell the Series A Warrants at the then current market price when they might otherwise wish to hold the Series A Warrants, or (iii) to accept the redemption price, which is likely to be less than the market value of the Series A Warrants at the time of the redemption. See "Description of Securities - Series A Warrants."



         Investors May be Unable to Exercise Series A Warrants

         For the life of the Series A Warrants, the Company will use its best efforts to maintain an effective registration statement with the Securities and Exchange Commission (the "Commission") relating to the shares of Common stock issuable upon exercise of the Series A Warrants. If the Company is unable to maintain a current registration statement, the Series A Warrant holders would be unable to exercise the Series A Warrants and the Series A Warrants may become valueless. Although in this Offering, the Underwriters have agreed not knowingly to sell Series A Warrants in any jurisdiction in which they are not registered or otherwise qualified, a purchaser of the Series A Warrants may relocate to a jurisdiction in which the shares of Common Stock underlying the Series A
Warrants are not so registered or qualified. In addition, a purchaser of the Series A Warrants in the open market may reside in a jurisdiction in which the shares of Common Stock underlying the Series A Warrants are not registered or qualified. If the Company is unable or chooses not to register or qualify or maintain the registration or qualification of the shares of Common Stock underlying the Series A Warrants for sale in all of the states in which the Series A Warrant holders reside, the Company would not permit such Series A Warrants to be exercised and Series A Warrant holders in those states may have no choice but either to sell their Series A Warrants or let them expire. Prospective investors and other interested persons who wish to know whether or not shares of Common Stock may be issued upon the exercise of Series A Warrants by Series A Warrant holders in a particular state should consult with the securities department of the state in question or send a written inquiry to the Company. See "Description of Securities - Series A Warrants."

     No Public Market for Securities or Series A Warrants; Disclosure Relating to Low-Priced Stocks

         There is currently no public market for the Units, the Common Stock or the Series A Warrants, and there can be no assurance that any trading market will develop at the conclusion of this Offering. Investors in this Offering may, therefore, have difficulty selling their Securities, should they decide to do so. In addition, if trading markets for the Securities do develop, there can be no assurance that such markets will continue or that Securities purchased in this Offering may be sold without incurring a loss. The Company has applied for listing of the Securities on the Boston Stock Exchange and the NASDAQ Small-Cap Market upon completion of this Offering. If, at any time, the Securities are not listed on the Boston Stock Exchange and the NASDAQ Small-Cap Market the Company's Securities could become subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934. The penny stock rules apply , among other things, to companies (i) whose securities trade at less than $5.00 per share, or (ii) which have tangible net worth of less than $5,000,000 if operating less than three years ($2,000,000 if the company has been operating for three or more years); or, (iii) average revenues of less than $6,000,000 for the 3 most recently ended years. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. See "Underwriting."


         Influence on Voting by Officers and Directors

         A company controlled by the Company's officers and directors currently beneficially owns 90.5% of the Company's outstanding Common Stock. Upon completion of this Offering, such shareholder will continue to own beneficially approximately 44.1 % of the Common Stock. As a result, the Company's officers and directors will continue to be able to substantially impact the vote on most matters submitted to shareholders, including the election of directors. See "Principal Stockholders."

                                 USE OF PROCEEDS



         The net proceeds of this Offering are anticipated to be approximately $5,300,000, after deducting the Underwriters' discount, non-accountable expense allowance and estimated offering expenses ($6,153,125 if the Underwriters over-allotment option is exercised in full), assuming, in each case, an initial public offering price of $6.50 per Unit. No value has been assigned to the Series A Warrants included in the Units. The Company will not receive any proceeds from the Units sold by the Selling Security Holders but would receive an additional $728,000 attributable to the Over-allotment Option on the Selling Security Holders' Units if the Over-allotment Option is exercised in full. The Company intends to use the net proceeds of this Offering as follows:




                                                              Approximate                Approximate
                                                                 Amount                   Percent of
                                                                                          Proceeds

Gross Proceeds                                                $6,500,000

Underwriting discounts & commissions                             650,000                   10.0%
Offering expenses                                                550,000                    8.5
                                                              ------------                  ---
Net Proceeds                                                  $5,300,000                   18.5%

Development and acquisition of restaurants and stores (1)     $4,200,000                   64.6%
Repayment of Bridge Loan Notes (2)                               600,000                    9.2
Working capital and general corporate purpose                    500,000                    7.7
                                                              ------------                  ---
Totals                                                        $5,300,000                  100.0%
                                                              ==========                  ======



-----------------------
     (1) The Company intends to develop or acquire and operate additional Hooters Restaurants and Mrs. Fields Cookie Stores at a cost per location of $600,000 to $900,000 for the restaurants and $200,000 to $300,000 for the cookie stores.

     (2) Each Bridge Loan Note bears interest at the LIBOR rate and is payable upon the earlier of nine (9) months from the date of issuance or closing of the Offering. The proceeds of the debt were used for normal operating expenses and to pay professional fees and expenses in connection with this Offering.

         The foregoing represents the best estimate by the Company of its use of net proceeds based upon present planning and business conditions. The proposed application of proceeds is subject to change as market and financial conditions change. The Company, therefore, has reserved the right to vary its use of proceeds in response to events which may arise and have not been anticipated. Management has not definitively identified the uses of the net proceeds which are allocated to working capital reserves. The net proceeds will ultimately be applied as business opportunities present themselves.

         Pending use, it is anticipated that the proceeds to the Company resulting from this Offering will be primarily invested in short-term investment grade obligations or bank certificates of deposit or other money market instruments. It is anticipated that the net proceeds of this Offering will satisfy the financial needs of the Company for 12 to 18 months following the date of this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 DIVIDEND POLICY

         Since inception, the Company has not paid, and it has no current plans to pay, cash dividends on the Common Stock. The Company intends to retain all earnings to support the Company's operations and future growth. The payment of any future dividends will be determined by the Board of Directors based upon the Company's earnings, financial condition and cash requirements, possible restrictions in future financing agreements, if any, business conditions and such other factors deemed relevant. See "Risk Factors - No Dividends on Common Stock."
                                    DILUTION


         As of October 6, 1996, the net tangible book value of the Company (adjusted for the acquisition of Cookie Crumbs on October 18, 1996 and assuming the exchange of 100% of the Notes for Common Stock) was $29,730 or $.01 per share of Common Stock. The net tangible book value of the Company is the aggregate amount of its tangible assets less its total liabilities. The net tangible book value per share represents the net tangible book value of the Company, less total liabilities of the Company, divided by the number of shares of Common Stock outstanding. The number of shares outstanding used to calculate the net tangible book value per share takes into account the 2,001,438 shares currently held by the existing shareholders, the 744,554 shares to be issued to the Note holders, the 254,008 shares to be issued to the Convertible Preferred Stock holders and the 112,000 shares to be issued to the Bridge Loan Note holders. After giving effect to the sale of 1,000,000 Units by the Company (comprised of 1,000,000 shares of Common Stock and 1,000,000 Series A Warrants) at an assumed offering price per Unit of $6.50, and the application of the estimated net proceeds therefrom, the pro forma net tangible book value per share would increase from $.01 to $1.30. This represents an immediate increase in net tangible book value of $1.29 per share to current holders of Common Stock and an immediate dilution of $5.20 per share, or 80%, to new investors, as illustrated in the following table.



  Assumed public offering price per share                                  $6.50


      Net tangible book value per share before this Offering           $.01
      Increase per share attributable to new investors                $1.29

      Adjusted net tangible book value per share after this Offering       $1.30
                                                                           -----

  Dilution per share to new investors                                      $5.20
                                                                           =====

  Percentage dilution                                                        80%
                                                                           =====


         The following table summarizes (i) the number of shares of Common Stock purchased from the Company to date, the total consideration paid, and the average price per share paid by the current Common Stock holders, assuming conversion of the Convertible Preferred Stock into Common Stock and the exchange of the 12% Notes for Common Stock, and (ii) the number of shares of Common Stock to be purchased from the Company and the total consideration to be paid by the new investors purchasing shares of Common Stock in this Offering at an assumed initial public offering price of $6.50 per share before deduction of the estimated underwriting discounts and commissions and offering expenses payable by the Company:

                       Shares Purchased          Total Consideration    Average
                      Number      Percent      Amount     Percent        Per
                                                                         Share
                      ----------   ------   -----------    -----         ------
Current shareholders   3,112,000    75.7%    $6,231,500     48.9%        $2.00
New investors          1,000,000    24.3      6,500,000     51.1         $6.50
                       ---------    ----      ---------     ----
       Total           4,112,000   100.0%   $12,731,500    100.0%
                       =========   ======   ===========    =====

--------------

        The foregoing table excludes the effect of the exercise of (i) the Underwriters' over-allotment option,(ii) the Underwriters' Warrants and (iii) shares reserved for issuance pursuant to the Company's 1996 Stock Compensation Plan. To the extent that the foregoing options or warrants may be exercised, there will be further share dilution to investors in this Offering. See "The Offering," "Risk Factors," "Management-1996 Stock Compensation Plan" and "Underwriting."

                                 CAPITALIZATION

         The following table sets forth the audited capitalization of the Company as of December 31, 1995, the unaudited capitalization of the Company as of October 6, 1996, and the unaudited capitalization of the Company as adjusted as of October 6, 1996 to give effect to (i) the sale of the 1,000,000 Units offered at a price of $6.50 per Unit and the application of the estimated net proceeds therefrom, (ii) the conversion of 100% of the Company's Convertible Preferred Stock, (iii) the exchange of 100% of the 12% Notes to Common Stock,
(iv) 112,000  shares of Common Stock issued to the Bridge Loan Note holders and,
(v) the acquisition of Cookie Crumbs in October 1996.

                                                   December        October 6,         October 6,
                                                   31, 1995          1996                1996
                                                    Actual           Actual          As Adjusted
                                                                  (Unaudited)        (Unaudited)
Short-term debt:
    Current maturities of
         long-term debt ......................   $     28,335    $  3,978,112       $    101,785
                                                 ------------    ------------       ------------
    Total short-term debt ....................         28,335       3,978,112            101,785
                                                 ------------    ------------       ------------

Long-term debt:
    Long-term debt less

    current maturities plus

    Obligations for leases
    on closed stores .........................      3,811,343         510,950            549,248
                                                 ------------    ------------       ------------

Redeemable Preferred Stock (2) ...............           --              --            1,690,000
                                                 ------------    ------------       ------------

Shareholders' equity (deficit):

    Preferred Stock, no par value
    100,000 shares authorized, 12,660,
    15,685 and no shares issued and
    outstanding, as adjusted, respectively (3)      1,266,000       1,568,500               --

    Common Stock, $.01 par value,
    10,000,000 shares authorized,
    1,811,301 and 2,001,438 shares issued
    and  outstanding 4,112,000
    shares to be issued and outstanding,
    as adjusted(3) ...........................         18,113          20,014             41,120

    Capital in excess of par .................        368,926         828,875         12,970,869
    Accumulated deficit ......................     (1,822,785)     (3,680,048)        (6,293,107)
                                                 ------------    ------------       ------------
Total shareholders'equity (deficit) ..........       (169,746)     (1,262,659)         6,718,882
                                                 ------------    ------------       ------------
Total capitalization .........................   $  3,669,932    $  3,226,403       $  9,059,915
                                                 ============    ============       ============

-----------------

(1) Includes long-term lease obligations related to store closing. See Note 12 to Consolidated Financial Statements.

(2)  Issued by Cookie Crumbs which was acquired by the Company in October, 1996.

(3) Excludes shares issuable upon the exercise of options and warrants outstanding upon the date of this Prospectus or to be issued as follows:
     (i) 1,112,000 shares issuable upon the exercise of the Series A Warrants to be sold in this Offering; (ii) up to 166,800 shares and 166,800 Series A Warrants to purchase 166,800 shares subject to the Underwriters' over-allotment option; (iii) 111,200 shares and 111,200 Series A Warrants to purchase 111,200 shares subject to the Underwriters' Warrants; and (iv) 200,000 shares reserved for issuance under the Company's 1996 Stock Compensation Plan. See "Management" and "Underwriting."

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


         BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

     Results of Operations for the Forty Week Period Ended October 6, 1996 Compared to the Forty Week Period Ended October 1, 1995

     At October 6, 1996, the Company owned seven Mrs. Fields Cookie Stores. The first cookie store was purchased in December 1995. Six additional cookie stores were purchased in January 1996.

         During the forty week period ended October 6, 1996 three Hooters Restaurants were open for the entire period. One restaurant was closed on September 11, 1996. During the corresponding period in 1995, three restaurants were open for the entire period while one restaurant was open for eighteen weeks.

         The Company reported a net loss of $1,857,263 for the forty weeks ended October 6, 1996 and a net loss of $623,435 for the same period in 1995. Significant factors influencing the results of operations include:

      Sales were $5,242,470 for the forty weeks ended October 6, 1996 compared to $5,025,351 for the corresponding period in 1995. This increase of $217,119 reflects $1,328,242 of sales from the addition of seven cookie stores and a decline in sales of $1,111,123 from the restaurants. The decline in sales from the restaurants of approximately $9,000 per restaurant per week, management believes, reflects a lack of funds to adequately promote and advertise the stores.

      Cost of goods sold was $1,529,174 for the forty weeks ended October 6, 1996 compared to $1,532,403 for the corresponding period in 1995. Cost of goods sold is directly related to sales (approximately 29% of sales in 1996 and 31% of sales in 1995). Cost of goods sold for the seven new cookie stores for 1996 was $306,493 while cost of goods sold for the restaurants declined $309,722 from 1995 reflecting decreased sales. As a percent of sales, costs of goods sold for the cookie stores are approximately 23% compared to 31% for the restaurants.

      Salaries and benefits were $1,576,580 for the forty weeks ended October 6, 1996 compared to $1,486,940 for the corresponding period in 1995. This includes salaries and wages for all restaurant and cookie store employees. This increase is related to four restaurants and seven cookie stores being in operation during 1996 compared to four restaurants in operation during the same period in 1995.

      Other operating costs were $1,783,737 for the forty weeks ended October 6, 1996 compared to $1,681,082 for the corresponding period in 1995 reflecting an increase of $102,655. Other operating costs include promotions, advertising, office supplies, utilities, restaurant supplies, outside services, rent, insurance, and royalties. Other operating costs from the seven new cookie stores in 1996 was $519,164 while other operating costs for the restaurants declined $416,509. The decline in other operating costs for the restaurants was not in proportion to the sales decline due to the fixed nature of many of the items included in other operating costs. Accordingly, as a percentage of sales, these costs were approximately 1% higher in the 1996 period than the 1995 period.

      Depreciation and amortization increased $145,946 in the forty weeks ended October 6, 1996, compared to the comparable period in 1995. This increase is primarily due to the addition of seven cookie stores.

      Pre-opening costs declined from $123,191 in the forty weeks ended October 1, 1995 to zero in the comparable period of 1996 because new locations added in 1996 did not incur pre-opening costs.

      General and administrative expenses were $461,121 for the forty weeks ended October 6, 1996 compared to $309,800 for the corresponding period in 1995. General and administrative expenses, which consist of accounting related costs, professional fees, travel, etc. increased as a result of the Company's infrastructure needed to support restaurant and cookie store operations.

      Franchise fee options of $145,000 written off in the forty weeks ended October 6, 1996, reflect uncertainty regarding the Company's rights to develop additional Hooters restaurants.

      Provision for losses on leased property of $927,148 represents $50,000 of management's estimate of the additional loss to be incurred on leased property which the Company no longer plans to develop and store closing expenses of $877,148 relate to a restaurant location which was closed in September 1996. See Notes 10 and 11 to the consolidated financial statements.


          Financial  Condition  at October 6, 1996 as Compared  to December  31,
          1995

      Cash decreased $77,034 to $497,091 from $574,125 at December 31, 1995. As reflected in the Statements of Cash Flows, this decrease is primarily attributable to $611,846 used in operating activities and $157,409 used in investing activities partially offset by $692,221 provided by financing activities.

      Accounts receivable decreased $49,577 to $1,814 at October 6, 1996 as compared to $51,391 at December 31, 1995. This decrease is primarily due to a $39,577 receivable from the Mrs. Fields Franchisor at December 31, 1995 which was repaid in January 1996.

      Inventory decreased $7,566 to $96,819 from $104,385 at December 31, 1995. This decrease is primarily due to the closing of the El Cajon restaurant with inventory of $21,821 and a $12,399 reduction in inventory at the other restaurants due to management's decision to keep inventory levels low, partially offset by the addition of six cookie stores.

      Prepaid expenses increased $92,395 to $148,218 at October 6, 1996 as compared to $55,823 at December 31, 1995. This increase is primarily due to prepaid insurance and rents associated with the restaurants and cookie stores.

      Leasehold improvements increased $374,142 to $1,437,770 from $1,063,628 at December 31, 1995. This increase is primarily attributable to the addition of six new cookie stores of $444,095, partially offset by the loss on impaired assets of $69,953.

      Equipment increased $8,379 to $816,565 from $808,186 at December 31, 1995. This increase is primarily due to the purchase of six cookie stores of $192,949, partially offset by the write- off of impaired assets of $189,010 related to the restaurant closed in September 1996.

      Deposits decreased $562,236 to $108,683 from $670,919 at December 31, 1995. The Company entered into an agreement with an affiliate to purchase six cookie stores effective January 1, 1996 for $703,875. In November and December 1995, the Company paid $554,048 to the affiliate towards the purchase of the stores which was included in deposits at December 31, 1995. As of October 6, 1996, the amount on deposit has been reclassified to reflect the assets acquired.

      Franchise costs, net of accumulated amortization decreased $85,614 to $367,254 from $452,868 at December 31, 1995. This decrease is primarily due to write -offs of fee options on undeveloped locations of $145,000 and impaired assets of $75,000 and to 1996 amortization of $15,614 partially offset by franchise fees of $150,000 related to the six new cookie stores.

      Goodwill, net of accumulated amortization increased $32,152 to $356,825 from $324,673 at December 31, 1995. This increase is primarily due to the purchase of the six cookie stores partially offset by amortization of $19,288.

     Deferred bridge loan financing costs were zero at December 31, 1995 and $273,,000 at October 6, 1996. See Note 12 to Consolidated Financial Statements.


      Current maturities of long-term debt increased $3,949,777 from December 31, 1995 primarily due to classifying all the secured promissory notes of $3,700,000 as current and bridge loan financing of $210,000. See Note 4 to Consolidated Financial Statements.

      Accounts payable decreased $68,657 to $272,200 at October 6, 1996 as compared to $340,857 at December 31, 1995. This decrease is primarily due to a payable of $66,876 for sales tax at the restaurants at December 31, 1995 which was paid in the first quarter of 1996.

      Accrued liabilities increased $230,441 to $494,801 at October 6, 1996 as compared to $264,360 at December 31, 1995. This increase is primarily due to the closing of a restaurant in September 1996. The Company recorded a provision to provide for the settlement with the landlord and all costs associated with the closing of the site. The current portion of $157,000 is included in accrued liabilities and the remaining store closing expenses of $393,000 represent the long-term portion of the settlement with the landlord .

     See Note 11 to Consolidated Financial Statements.

      As of October 6, 1996, the Company's had raised $1,568,500 through a private placement .of convertible preferred stock

      The Company's accumulated deficit was $3,680,048 at October 6, 1996 compared to $1,822,785 at December 31, 1995. The increase is attributable to the $1,857,263 net loss incurred during the forty week period ended October 6, 1996.


         Results of Operations-Year Ended December 31, 1995 as Compared to the Year Ended December 25, 1994

         The total number of Hooters Restaurants increased from three at December 25, 1994 to four at December 31, 1995. In addition, a cookie store was acquired in mid December 1995.

         The Company reported a net loss of $942,122 for the year ended December 25, 1995 as compared to a net loss of $880,663 for the year ended December 25, 1994. Significant factors influencing the 1995 results of operations included:

      Sales  increased  $3,985,054  to $6,486,327 in 1995 compared to $2,501,273 for 1994. During 1995 three Hooters Restaurants were open for 53 weeks, a fourth Hooters Restaurant was open for 32 weeks and operating results of one Mrs. Fields Cookie Store was included for 2 weeks. During 1994 one Hooters Restaurant was open for 37 weeks, another Hooters Restaurant was open for 15 weeks, and a third Hootrers Restaurant was open for 2 weeks. The Company had no revenues prior to April 11, 1994.

      Cost of products sold increased $1,224,379 to $1,995,753 in 1995 compared to $771,374 for 1994. Cost of products sold is directly related to sales (approximately 31% of sales in 1995 and 1994).

      Salaries and benefits increased $1,274,171 to $1,889,192 in 1995 compared to $615,021 in 1994. Salaries and benefits commenced with the opening of the first restaurant and have increased, primarily as a result of new locations being added. Salaries and benefits as a percent of sales has increased from 25% in 1994 to 30% in 1995 primarily as a result of manager and assistant manager payroll increases in excess of sales increase. Prior to the opening of the Madison restaurant, all salaries were included in pre-opening costs which were charged to income.

      Depreciation and amortization increased $104,757 to $154,090 in 1995 compared to $49,333 in 1994. This increase is due to the increase in fixed assets related to the opening of additional locations in 1995 and a full year of depreciation and amortization in 1995 for locations opened during 1994.

      Pre-opening costs decreased $398,468 to $153,334 in 1995 compared to $551,802 for 1994. Pre-opening costs are costs incurred in connection with the opening of new restaurants and are expensed as incurred. These costs include payroll, hiring and training expenses, advertising and all other non capitalized costs incurred prior to the opening. The 1995 pre-opening costs related to the opening of one restaurant. The 1994 pre-opening costs included costs related to the opening of three restaurants.

      Other operating costs increased $1,441,717 to $2,168,176 in 1995 compared to $726,459 for 1994. Other restaurant operating expenses include occupancy costs, utility expense, advertising, repairs and maintenance, etc. These costs are directly related to the number of stores open during the period and tend to be fixed in nature. These costs were 34% and 29% of sales for 1995 and 1994, respectively, as a result of increases greater than the increases in sales.

      General and administrative expenses increased $140,056 to $404,417 in 1995 compared to $264,361 for 1994. General and administrative expenses, which consist of accounting related costs, professional fees, travel, etc. are primarily the result of the Company's infrastructure needed to support restaurant operations and its expansion strategy.

      Provision for loss on sale of building of $145,000 in 1995 reflects management's estimate of a loss on the disposition of an undeveloped leased property.

      Interest income decreased $35,250 to $19,037 in 1995 compared to $54,287 for 1994. Interest income is generated from cash on deposit at various financial institutions.

      Interest expense increased $116,297 to $465,031 in 1995 compared to $348,734 for 1994. The 1995 expense primarily represents interest on the $3,700,000 of senior notes for the entire year while the 1994 expense primarily represents interest on the $3,700,000 of senior notes from the date of issuance (April 1994).

      Amortization of finance costs increased $23,267 to $72,493 in 1995 compared to $49,226 for 1994. These costs represent the costs related to the issuance of the senior notes. These costs are amortized to expense on a straight-line method over a seven year period coinciding with the life of the notes. The 1995 expense represents amortization for the entire year while the 1994 expense represents amortization from the date of issuance of the $3,700,000 of 12% senior notes (April 1994).

     Financial Condition at December 31, 1995 as Compared to December 25, 1994

      The Company's cash and cash equivalents were $574,125 at December 31, 1995 compared to $1,191,928 at December 25, 1994. As reflected in the Consolidated Statements of Cash Flows, the decrease during 1995 is primarily attributable to $436,651 used in operating activities and $1,229,572 of cash used in investing activities partially offset by $1,048,420 provided from financing activities.

      Accounts receivable increased $41,827 to $51,391 at December 31, 1995 as compared to $9,564 at December 25, 1994. This increase is primarily due to a $39,577 receivable from the Mrs. Fields Franchisor associated with sales from the Flint cookie store. Flint sales were deposited in the Mrs. Fields Development Corporation bank account after the Company purchased the store and before the bank account was opened.

      The Company received $100,000 during 1995 from a landlord for tenant improvements. This accounted for the change in the receivable from lessor balance between December 31, 1995 and December 25, 1994.

      The Company's inventory decreased $76,746 to $104,385 in 1995 compared to $181,131 at December 25, 1994. The decrease reflects management's effort to reduce inventory.

      Prepaid expenses increased $53,683 to $55,823 at December 31, 1995 as compared to $2,140 at December 25, 1994. This increase is primarily due to prepaid insurance and prepaid rents associated with the restaurants.

      The difference in the number of restaurants and cookie stores open at the end of each year account for the increases in leasehold improvements and equipment as well as an allowance for loss of $145,000 for an undeveloped leased property which the Company no longer plans to develop. Leasehold improvements increased $56,213 during 1995 to $1,063,628 at December 31, 1995 as compared to $1,007,415 at December 25, 1994. Equipment increased $204,622 to $808,186 at December 31, 1995 compared to $603,564 at December 24, 1994.

      Deposits increased $539,113 to $670,919 at December 31, 1995 as compared to $131,806 at December 25, 1994. This increase is primarily due to amounts advanced to an affiliate during 1995 of $554,048 for the purchase of cookie stores which occurred on January 1, 1996.

      Franchise costs net of accumulated amortization were $452,868 at 1995 compared to $406,137 at December 25, 1994. The increase is primarily due to franchise fees paid in 1995 partially offset by amortization.

      Finance costs net of accumulated amortization decreased $72,493 to $382,234 at December 31, 1995 from $454,727 at December 25, 1994 due to amortization of offering costs related to the secured promissory notes sold in 1994.

      Goodwill increased to $324,673 at December 31, 1995 from zero at December 31, 1994. The Company has classified as goodwill the cost in excess of fair value of the net assets of the cookie store acquired in 1995.

      Accrued liabilities increased $96,778 to $264,360 at December 31, 1995 from $167,582 at December 25, 1994. This increase is primarily due to liabilities related to additional restaurant and cookie store locations and the preferred stock offering.

     As of December 31, 1995, $1,266,000 of the Company's 10% convertible preferred stock had been raised through a private placement.

      Accumulated deficit was $1,822,785 at December 31, 1995 compared to $880,673 at December 25, 1994. This increase is attributable to the $942,112 net loss incurred for the fiscal year ended December 31, 1995.


          Results of Operations-Year Ended December 25, 1994 (the Company had no operations of significance prior to April 1994

         The Company reported a net loss of $880,673 for the year ended December 25, 1994. Significant factors influencing the 1994 results of operations included:

      Restaurant sales were $2,501,273 for 1994. During 1994, one restaurant was open for 37 weeks, another restaurant was open for 15 weeks, and a third restaurant was open for 2 weeks. The Company had no revenues prior to April 11, 1994.

      Cost of goods sold was $771,374 for 1994. Cost of goods sold is directly related to restaurant sales (approximately 31% of sales in 1994).

      Salaries and benefits were $615,021 for 1994. Salaries and benefits commenced upon the opening of the first restaurant. Prior to the opening of the Madison restaurant, all salaries were included in pre-opening costs which were subsequently charged to income.

      Pre-opening expenses are costs incurred in connection with the opening of new locations and are expensed as incurred (See Note 8 to the December 31, 1995 consolidated financial statements). These costs include payroll, hiring and training expenses, advertising and all other non-capitalized costs incurred prior to the opening. Pre-opening costs were $551,802 in 1994 and included costs related to the opening of three restaurants.

      Other restaurant operating costs were $726,459 in 1994. Other restaurant operating expenses include occupancy costs, utility expense, advertising, repairs and maintenance, etc.

      General and administrative expenses were $264,361 in 1994. General and administrative expenses, which consist of accounting related costs, professional fees, travel, etc. are primarily a result of the Company's infrastructure needed to support Restaurant operations and its expansion strategy.

      Interest income was $54,287 in 1994. Interest income is generated from cash on deposit at various financial institutions.

      Interest expense was $348,734 in 1994. The 1994 expense primarily represents interest on the $3.7 million of 12% senior notes from the date of issuance (April 1994).

      Amortization of finance costs was $49,226 in 1994. The 1994 expense represents amortization of costs related to the issuance of the $3.7 million of 12 % senior notes from the date of issuance (April 1994). These costs are amortized to expense using a straight-line method over a seven-year period coinciding with the life of the notes.

                         Liquidity and Capital Resources

         The following is a summary of the Company's cash flows for the forty weeks ended October 6, 1996 and the fiscal years ended December 31, 1995 and December 25, 1994:


                                                             52 Weeks
                                     40 Weeks                  Ended
                                       Ended
                                     October 6,     December 31,  December 25,
                                        1996            1995         1994
                                   -----------     ----------    --------------
Net cash (used in) operating
activities ....................   $  (611,846)   $  (436,651)   $  (375,465)

Net cash (used in ) investing
activities ....................      (157,409)    (1,229,572)    (1,889,823)

Net cash provided by financing
activities ....................       692,220      1,048,240      3,395,339
                                  -----------    -----------    -----------

Net increase (decrease) in cash
 and cash equivalents .........   $   (77,034)     $(617,80)    $ 1,130,051
                                  ===========    ===========    ===========

         The Company's cash position decreased $(77,034) during the forty weeks ended October 6, 1996 due to cash used in operating activities of $611,846 and cash used in investing activities of $157,409 partially offset by cash provided by financing activities of $692,220. Investing activity consisted primarily of capital expenditures of approximately $713,409 for the purchase and construction of additional cookie stores partially offset by $556,000 of previous deposits related to the purchase. Cash flows from financing activities were generated by the issuance of preferred stock and capitalized leases.

         The Company's cash position decreased $617,803 during the fiscal year ended December 31, 1995 due to cash used in operating activities of $436,651 and cash used in investing activities of $1,229,572 partially offset by cash provided by financing activities of $1,048,420. Investing activity consisted primarily of capital expenditures of approximately $791,000 for the purchase of a Mrs. Fields Cookie Store and the opening of a Hooters Restaurant plus deposits of $539,000 primarily for the future purchase of additional Mrs. Fields Cookie Stores partially offset by the receipt of $100,000 from a landlord as reimbursement for leasehold improvements in the prior year. Cash flows from financing activities were generated primarily by the issuance of preferred stock.

         The Company's cash position increased $1,130,051 during the fiscal year ended December 25, 1994 due to cash provided by financing activities of $3,395,339 partially offset by cash used in operating activities of $375,465 and cash used in investing activities of $1,889,823. Cash flows from financing activities were generated by the issuance of secured promissory notes. Investing activity consisted of capital expenditures of approximately $1,890,000 for the opening of three Hooters Restaurants.

         Future operations will be impacted by management's ability to improve sales of existing locations and to add restaurant and cookie stores at locations which maximize sales opportunities. To successfully achieve these results, it will be necessary to generate capital from the sale of the Company's Common Stock in order to have sufficient funds available to aggressively promote sales at existing locations and acquire profitable new sites. With respect to existing locations, it may be necessary to close those locations that do not generate sufficient cash flows as was done at one location in October 1996. Assuming management is successful in converting existing senior debt to equity and selling additional Common Stock, there can be no assurance that the profitability of existing locations can be improved and/or that profitable new restaurant and cookie stores locations can be obtained.

         The Company can operate with minimal or negative working capital. The Company does not have significant accounts receivable or inventory and receives several weeks of trade credit based on negotiated terms in purchasing food, beverage and supplies. The majority of the Company's assets, principally leaseholds, equipment, franchise fees, and other costs associated with the opening of new sites, are long term in nature.

The Company considers its operating losses to be related to its initial startup and expansion into new markets and believes that as the Company gains experience in each of its markets and locations operating losses will be diminished. Accordingly, the Company considers its measurement of liquidity historically to be in terms of cash flow available for operating activities and expansion.

         The Company has financed its capital expenditures and operating cash deficiencies primarily with the issue of secured promissory notes, the issue of preferred stock, allowances received from landlords for restaurant remodeling costs, and capitalized lease obligations. The Company has leased all of its restaurant and cookie store locations. The Company's capital requirements relate principally to the development and acquisition of new locations and, to a lesser extent, the operations of existing locations.

         Restaurant Closing

         During the third quarter of 1996, the Company closed a Hooters Restaurant and entered into an agreement to vacate the lease. Under the terms of the agreement, the Company surrendered to the landlord all leasehold improvements and equipment housed at the site and will pay the landlord $4,750 per month from August 1, 1996 through June 30, 2005. The Company accrued $427,148 in the first quarter of 1996 and $450,000 in the second quarter of 1996 to provide $327,148 for the write-off of the net book value of the equipment, building improvements, and franchise fee, $42,000 for miscellaneous expenses associated with closing the store and vacating the lease and $508,000 for future payments to the landlord.

        Stock Split

        In October 1996, the Company effected  a 20,126 to 1 Common Stock split.

        Sale of Common Stock

         During August 1996, the Company issued 190,136 shares of Common Stock to an independent investor for $130,000.

         Acquisition of Cookie Crumbs, Inc.

         In October 1996, the Company acquired for a nominal amount 100% of the outstanding common stock of Cookie Crumbs, an Illinois corporation wholly owned by an officer of the Company and an officer and owner of NEMC. Cookie Crumbs operates six franchised Mrs. Fields Cookie Stores in Missouri and Michigan.

         Since its inception in May 1995, Cookie Crumbs has financed its capital requirements, which have consisted primarily of the acquisition of six franchised Mrs. Fields Cookie Stores for approximately $1,300,000 from cash flows provided from operations and by the issuance of participating redeemable preferred stock (the "Cookie Crumbs Preferred Stock") for $1,488,252 net of expenses.

         The Cookie Crumbs Preferred Stock has no voting rights and a face value of $1,690,000. Holders of the shares are entitled to receive, to the extent declared by the board of directors of Cookie Crumbs, cumulative, non-compounded 10% (regular) dividends and non-cumulative participating dividends not to exceed 8%, equal in the aggregate to 10% of an amount equal to net income less regular dividends. The Cookie Crumbs Preferred Stock dividends, both regular and participating, rank senior to common stock dividends. As of the date of acquisition there are no regular dividends in arrears.

         Beginning in February 1998, the shares of Cookie Crumbs Preferred Stock are redeemable in whole or in part at the option of Cookie Crumbs for an amount equal to 103% of the face value of the shares plus all accrued and unpaid dividends ("Liquidation Value"). Similarly, the shares are redeemable beginning in February 1998, at the option of the shareholders during any fiscal year in which Cookie Crumbs has net income in excess of required dividend distributions, including cumulative unpaid regular dividends, for an amount equal to the Liquidation Value thereof; provided, however, that Cookie Crumbs' obligation for redemption shall be limited to 25% of its net income (adjusted as aforesaid) for its prior year.

         As of October 6, 1996, Cookie Crumbs had a stockholder's deficit of $647,138. Accordingly, the Company will be unable to avail itself of the assets and earnings (if any) of Cookie Crumbs via common stock dividend until the stockholder's deficit is alleviated by the accumulation of Cookie Crumbs earnings and all preferred stock regular dividend arrearages are paid. Further, if Cookie Crumbs' future earnings are inadequate, the Company may be required to advance funds for working capital and capital improvement needs.

         Secured Promissory Notes

         On May 1, 1996 payment of interest on the Notes was suspended. Under the terms of the Notes, failure to make scheduled interest payments is a condition of default. Pursuant to the Exchange Offer , the Company offered to exchange with its Note holders shares of the Company's Common Stock equal to the sum of the face value of the Notes plus accrued interest plus a 20% premium divided by the assumed public offering price of the Common Stock in this Offering. Assuming all of the Note holders accept the Exchange Offer, 744,554 shares of Common Stock will be issued concurrently with the Units issued in this Offering. Should the Exchange Offer not be consummated, the Notes will remain outstanding.

         Exchange and repayment of the Notes will relieve the Company of future debt service requirements including interest, principal, and additional interest equal to 5% of pretax profits. However, generally accepted accounting principles require the Company to expense the previously unamortized finance costs related to the Notes (estimated to be approximately $300,000) and the 20% premium to the Note holders accepting the Exchange Offer (estimated to be $806,600). Accordingly, these amounts will be expensed in the Company's first quarter fiscal 1997 financial statements.

         Bridge Financing

         From October 1996 through December 1996, the Company issued an aggregate of $483,000 in Bridge Loan Notes to finance costs associated with this Offering. The Bridge Loan Notes bear interest at the LIBOR rate and are due upon the earlier of nine months from issuance or the close of this Offering. The Company will utilize the proceeds of this Offering to repay the Bridge Loan Notes. See "Use of Proceeds."

         The Company issued, as additional consideration to the Bridge Loan lenders , warrants to acquire 91,000 shares of the Company's Common Stock to be exercised and sold in conjunction with this Offering. In accordance with generally accepted accounting principles, the fair market value of the stock (estimated to be $591,500) will be expensed in the Company's financial statements upon issuance assumed to be in the first quarter of 1997. The Company has reserved three additional Units at $39,000 per Unit, for a total of $117,000 which represents 21,000 shares of Common Stock and 21,000 Series A Warrants. Management believes that these Units will be sold prior to the close of this Offering and the number of shares outstanding after this Offering and all calculations with respect to per share data have been made with this assumption. See "Selling Security Holders."

         Net Operating Loss Carry Forwards

         The Company's results are included in NEMC's consolidated tax return. Intercorporate tax allocation practices adopted by the Company and NEMC provide that the tax benefit of the Company's losses are reflected in the Company's financial statements and will be paid to the Company by NEMC under the following conditions: (a) NEMC has received the benefit of such losses on a consolidated basis, (b) the Company would otherwise be entitled to such benefits if the Company were filing a separate tax return and (c) the Company remains in the consolidated tax group of NEMC.

         As of October 6, 1996 the Company has generated net operating tax losses of approximately $2,000,000 which have been or may be utilized by NEMC. The public offering may cause NEMC to lose the tax benefit of approximately $1,500,000 of losses generated by the Company, in which case, those losses will be ineligible for use by the Company. In any event, concurrent with this Offering, the Company will no longer be eligible for inclusion in NEMC's consolidated tax return. Accordingly NEMC will be relieved of any previous contingent obligation to pay the Company the tax benefit for any tax losses. Therefore subsequent to this Offering, the Company will have no tax loss carry forwards and will not be eligible for any amounts from NEMC related to previous losses.

         Going Concern

         The ability of the Company to continue as a going concern is dependent on several factors. The successful completion of this Offering is expected to position the Company to continue as a going concern and to pursue its business strategies.

         As discussed above, the Company is currently in default of the provisions of the Notes and unable to service the Notes in accordance with the original terms. Further, the Bridge Loan Notes are subordinate to the Notes. If this Offering is unsuccessful the Company will remain in default on the Notes and in accordance with the default provisions be prohibited from repaying the Bridge Loan Notes. In the event this Offering is unsuccessful the Company will seek alternate sources of equity or attempt to refinance or renegotiate its debt obligations or it may be required to seek protection from creditors under the Federal Bankruptcy Code.

         Future Liquidity and Capital Requirements

         Management anticipates that subsequent to this Offering, cash flows from operating activities will improve significantly due to: (a) a substantial decrease in interest expense caused by the exchange and repayment of the Notes discussed above, (b) improved results from a planned increase in advertising and promotional activity in certain markets, (c) the addition of new locations, and
(d) the sale of locations whose operating results do not generate adequate returns.

         As indicated under "Use of Proceeds," the Company will utilize a portion of the net proceeds of this Offering to continue expansion of the Company's operations. The Company plans to expend approximately $4.2 million annually to add additional franchise locations, existing or new, in each of the next three years. The Company currently has no commitments for future capital expenditures. Additional development and expansion will be financed through cash flow from operations and other forms of financing such as the sale of additional equity (including, potentially, Common Stock issued in connection with the Underwriter's Warrants and the Series A Warrants offered hereby), debt securities, capital leases, and other credit facilities. There can be no assurances that such financing will be available on terms acceptable or favorable to the Company.

         Seasonality and Quarterly Results

         The Company's Mrs. Fields Cookie Stores are located in regional shopping malls and accordingly generally experience higher revenues and profits during peak shopping months in the fourth quarter. The Company's Hooters Restaurants are highly impacted by regional differences in weather, promotional activity and tourist and convention traffic. The Company's quarterly results have been, and are expected to continue to be, substantially affected by the timing of new openings, in part due to the Company's policy of expensing pre-opening  costs.  In  addition,  the  first  quarter  includes  16  weeks  of operations, compared with 12 weeks for each of the last three quarters. Consequently, quarter-to-quarter comparisons of the Company's results of operations may not be meaningful, and results for any quarter are not necessarily indicative of the actual results for a full fiscal year.

         Impact of Inflation

         The primary inflationary factors affecting the Company's operations include food and beverage and labor costs. A large number of the Company's personnel are paid at the federally established minimum wage level and, accordingly, changes in such wage level affect the Company's labor costs. The minimum wage was increased effective October 1, 1996. The Company estimates that at the current level of operations the increase will increase wages $10,000 in 1996 and $30,000 in 1997. Although food and beverage price increases may offset the effect of the minimum wage, there can be no assurance that this will be the case. In addition most of the Company's leases require the Company to pay taxes, repairs, and utilities, and these costs are subject to inflationary pressures. The Company believes recent low inflation in its principal market areas have contributed to stable food, beverage, and labor costs in recent years. There is no assurance that low inflation will continue or that the Company will have the ability to control costs in the future.

         COOKIE CRUMBS, INC.

         Results of Operations:

     The Forty Weeks Ended October 6, 1996 Compared to the period from May 17, 1995 (inception) to September 30, 1995

         Results of operations for the forty weeks ending October 6, 1996, reflect the results of seven cookie stores. The period from May 17, 1995 (inception) to September 30, 1995 reflect the results of operations for four stores. Accordingly, the two periods are not comparable.

         However, as a percent of sales, cost of products sold increased from 22.3% for the period from May 17, 1995 (inception) to September 30, 1995 to 25.6% for the forty weeks ended October 6, 1995. For the same periods, salaries and benefits increased from 16.1% to 26.7% as a percent of sales and other operating expenses increased from 24.4% to 37.9% as a percent of sales. These increases primarily reflect:

     Price increases for products sold without sales price increases

     Replacement of store managers at increased salaries and the addition of a regional manager

     Rent and advertising expense increases

At the same time as additional cost and expenses were being incurred, increased sales did not materialize.

         Financial Condition at October 6, 1996 as Compared to December 31, 1995

     Cash decreased $161,951 to $38,081 at October 6, 1996 from $200,032 at December 31, 1995. As reflected in the Statement of Cash Flows this decrease is primarily attributable to $176,823 used in investing activities and $86,767 used in operating activities partially offset by $101,639 provided by financing activities.

     Accounts receivable decreased $15,039 to $4,306 at October 6, 1996 from $19,345 at December 31, 1995. This decrease is primarily due to the repayment of deposits by the Mrs. Fields Franchisor.

     Assets available for sale decreased $673,362 to $62,500 at October 6, 1996 from $735,862 at December 31, 1995. This decrease is due to the sale of six cookie stores to an affiliate effective January 1, 1996. See Note 10 to the financial statements.

     Leaseholds increased $137,451 to $454,335 at October 6, 1996 from $316,884. This increase is primarily due to construction costs for a store opened in June 1996.

         Equipment decreased $65,147 to $212,287 at October 6, 1996 from $277,434 at December 31, 1995. This decrease is primarily attributable to the sale of equipment for $94,532 related to the Minnesota stores sold in January, 1996. This is partially offset by the purchase of equipment for a new store of $31,335.

         Advances from affiliates decreased $554,048 to zero at October 6, 1996 from December 31, 1995. This decrease is due to the sale of six cookie stores on January 1, 1996.

         Accounts payable decreased $18,229 to $107,323 from $125,552 at December 31, 1995. This decrease is primarily related to the sale of the six cookie stores on January 1, 1996.

         Accrued liabilities decreased $58,017 to $61,420 at October 6, 1996 from $119,437 at December 31, 1995. This decrease is primarily related to the sale of the six cookie stores on January 1, 1996.

         Note due sole stockholder increased to $100,000 at October 6, 1996 from zero at December 31, 1995. This loan was used to fund construction costs related to the opening of a new store opened in June 1996.

         Capital lease obligation to be assumed decreased $89,705 to zero at October 6, 1996 from December 31, 1995. This decrease is due to the sale of six cookie stores on January 1, 1996.

     As of October 6, 1996, $1,690,000 of the Cookie Crumbs Preferred Stock had been raised through a private placement.

     Results of Operations for the period from May 17, 1995 (inception) to December 31, 1995


     Thirteen Mrs. Fields Cookie Stores were acquired by the Company during 1995. Six Mrs. Fields Cookie Stores were in Missouri, six in Minnesota and one in Michigan.

     The Company reported a net loss of $125,164 for 1995. Significant factors influencing the 1995 results of operations included:

     Sales were $1,244,629 for 1995. During 1995 five Mrs. Fields Cookie Stores were open for six months, one Mrs. Fields Cookie Store was open for four months, six Mrs. Fields Cookie Stores were open for two and one-half months and one Mrs. Fields Cookie Store was open for one-half month.

     Cost of products sold was $320,588 for 1995. Cost of goods sold is directly related to sales (approximately 26% of sales in 1995).

     Salaries and benefits were $258,403 for 1995. Salaries and benefits commenced upon the purchase of each Mrs. Fields Cookie Store and represent the payroll expenses of the Mrs. Fields Cookie Store manager and hourly employees.

     Other operating expenses were $357,310 in 1995. Other operating expenses include occupancy costs, utility expenses, advertising, repairs and maintenance, etc. These costs are directly related to the number of Mrs. Fields Cookie Stores open during the period and tend to be fixed in nature.

     General and administrative expenses were $162,501 in 1995. General and administrative expenses, which consist of accounting related costs, professional fees, travel, etc. all primarily a result of the Company's infrastructure needed to support operations.

     Interest expense was $15,927 in 1995. The 1995 expense primarily represents interest on the Company's capital lease.

     Loss on expected sale of assets of $159,474 in 1995 represents the loss on a Mrs. Fields Cookie Store in Missouri sold in 1996. At December 31, 1995, leasehold improvements, equipment, franchise costs and goodwill all net of depreciation and amortization aggregated $221,974 which exceeded the sales price of $62,500.

            Liquidity and Capital Resources

         Since its inception in May 1995, Cookie Crumbs has financed its capital requirements (primarily the acquisition of six franchised Mrs. Fields Cookie Stores for approximately $1,300,000) from cash flows provided from operations and by the issuance of the Cookie Crumbs Preferred Stock for $1,488,252 net of expenses.

         The Cookie Crumbs Preferred Stock has no voting rights and a face value of $1,690,000. Holders of the shares are entitled to receive to the extent declared by the board of directors cumulative, non-compounded 10% (regular) dividends and non-cumulative participating dividends not to exceed 8%, equal in the aggregate to 10% of an amount equal to net income less regular dividends. Dividends on the Cookie Crumbs Preferred Stock both regular and participating, rank senior to common stock dividends. As of the date of acquisition there are no regular dividends in arrears.

         Beginning in February 1998, the shares are redeemable in whole or in part at the option of Cookie Crumbs for an amount equal to 103% of the face value of the shares plus all accrued and unpaid dividends ("Liquidation Value"). Similarly the shares are redeemable beginning in February 1998, at the option of the shareholders during any fiscal year in which Cookie Crumbs has net income in excess of required dividend distributions, including cumulative unpaid regular dividends, for an amount equal to the Liquidation Value thereof; provided, however, that Cookie Crumbs' obligation for redemption shall be limited to 25% of its net income (adjusted as aforesaid) for its prior year.

         In October 1996, the Company acquired, for a nominal amount, 100% of the outstanding common stock of Cookie Crumbs. If Cookie Crumbs' future earnings are inadequate, the Company may be required to advance funds for working capital improvement needs.

                             BUSINESS AND PROPERTIES

         General
         The Company is engaged in the ownership, operation and management of franchised Hooters Restaurants and Mrs. Fields Cookie Stores. The Company currently owns, operates and manages three Hooters Restaurants in Madison, Wisconsin and San Diego, California and 13 Mrs. Fields Cookie Stores in Missouri, Michigan and Minnesota.

         The Company's Hooters Restaurants are franchised businesses which offer casual dining using a limited, moderately priced menu that features chicken wings, seafood, salads and sandwich type items. The Company's Mrs. Fields Cookie Stores are franchised businesses which offer and sell a variety of specially prepared food items including, but not limited to, cookies, brownies, muffins and beverages. The Company develops and operates its Restaurants and Cookie Stores pursuant to specified standards established by the franchisors. The Company believes that the uniform development and operating standards of the franchisors facilitate the efficiency of the Company's Hooters Restaurants and Mrs. Fields Cookie Stores and afford the Company significant benefits, including the brand-name recognition and goodwill associated with the franchisors.

         The Company opened its first Hooters Restaurant in Madison, Wisconsin in April 1994. The Company opened three additional Hooters Restaurants, all in San Diego, California, between October 1994 and May 1995, one of which was subsequently closed. In December 1995, the Company purchased an existing Mrs. Fields Cookie Store in Flint, Michigan from the Mrs. Fields Franchisor and in January 1996, acquired from an affiliate of the Company six additional franchised Mrs. Fields Cookie Stores. In October 1996, the Company acquired 100% of the common stock of Cookie Crumbs which owns six additional Mrs. Fields Cookie Stores. Under its existing agreements with the Hooters Franchisor and the Mrs. Fields Franchisor, the Company intends to negotiate to build additional units in both concepts, and to acquire an unlimited number of new or existing Mrs. Fields Cookie Stores.

         The Company's objective is to develop or acquire a significant number of franchised units in either or both concepts and to create economies of scale in management, personnel and administration. To achieve this objective, the Company's strategy will be to (i) capitalize on the brand-name recognition and goodwill associated with the"Hooters" and "Mrs. Fields" names; (ii) expand the Company's franchised operations through the development of additional franchised units; and (iii) hire and train qualified management personnel at the restaurant/store level to assure compliance with its franchise obligations, continuity of management and efficiency of operations. Management of the Company will also research other concepts which will become part of the future strategy of the Company's ongoing plans for expansion.


                             THE HOOTERS RESTAURANTS

         The Hooters Franchisor

         The first Hooters restaurant was opened in Clearwater, Florida in October 1983 by Hooters, Inc. ("Hooters Florida"). Hooters Florida operates ten Hooters restaurants in Florida and Illinois. Hooters Florida owns certain trademarks, service marks and other property, including the name. Pursuant to an exclusive license agreement dated July 21, 1984 and subsequently amended with Hooters Florida, the Hooters Franchisor has obtained the right to use on a perpetual basis certain trademarks, service marks and other property in connection with the operations of the Hooters restaurants and the "Hooters System". The "Hooters System" features a distinctive exterior and interior restaurant design, trade dress, decor and color scheme; uniform standards, specifications and procedures for operations, procedures for quality control; training and ongoing operational assistance, and advertising and promotional programs. The Hooters Franchisor does not have any rights to develop Hooters restaurants in the following areas which rights have been reserved by Hooters
Florida: Hillsborough, Pasco, Citrus, Hernando and Pinellas Counties, Florida, and DuPage, Kane, Will, Lake, McHenry and Cook Counties, Illinois.

         The Hooters Franchisor began franchising the sale of Hooters restaurants in 1988. As of October 1996, there were 183 operating Hooters restaurants, of which 126 are operated by franchisees and 57 are operated by the Hooters Franchisor. During the three year period ended December 31, 1996, 6 franchises were reacquired by the Hooters Franchisor and were canceled or terminated by the Hooters Franchisor.

         The Hooters Restaurants

         General. The Company's Hooters Restaurants offer casual dining using a limited, moderately-priced menu that features chicken wings, seafood, salads, and sandwich type items. Although the Company's Hooters Restaurants attract a variety of patrons, the concept of the restaurant is targeted toward young working and professional people interested in a beach or neighborhood restaurant atmosphere.

         Design and Layout. The exterior of the Hooters Restaurants developed by the Company are of a rustic design trimmed with Christmas lights. The Company's restaurants are located in highly visible and high-traffic commercial areas and in outdoor "strip mall" locations. The size of the Company's Hooters Restaurants range from 4,500 to 6,500 square feet. The interior features a 1950s-style jukebox, business advertising signs, highway-style signs, sports memorabilia from local or area teams and an open-view grill/food preparation area. The female waitstaff serves customers wearing cutoff T-shirts, tank tops and orange jogging shorts. The dining and bar areas seat generally between 140 and 200 people depending upon the size of the restaurant and the layout is flexible, permitting tables to be rearranged to accommodate customer demand. To complement the overall design and dining experience, certain of the Company's Hooters Restaurants provide separate areas with pool tables and outdoor seating. Television sets throughout the bar area allow customers to watch sporting and other special events.

         Menu and Pricing. The typical menu items in the Company's Hooters Restaurants include chicken wings, hamburgers, chicken sandwiches, grilled ham and cheese sandwiches, Philly cheesesteak sandwiches, steak sandwiches, hot dogs, garden salads, chicken crab legs, oyster roasts, steamed clams, fish sandwiches, clam chowder, chili and raw oysters. Alcoholic beverages are limited to beer, wine and champagne.

     The average menu prices are $5.50 for sandwiches, $5.25 for 10 chicken wings, $5.00 for salads and $10.00 for seafood items.

         Customers. The Company believes that its Hooters Restaurants generally appeal to a wide range of customers from throughout the metropolitan areas where the Restaurants are located. However, the concept of the Restaurant targets young working and professional people interested in a beach or neighborhood restaurant atmosphere. The Restaurants compete for customers with casual dining restaurants operated independently and by national, regional and local chains, particularly those featuring female sex appeal. The Company's Restaurants are typically open every day during the hours from 11:00 a.m. to 12:00 midnight Monday through Thursday, 11:00 a.m. to 1:00 a.m. Friday and Saturday and from 12:00 p.m. to 10:00 p.m. on Sundays, except Thanksgiving and Christmas.

         Sales and Marketing. Pursuant to the Company's franchise agreements with the Hooters Franchisor, the Company is obligated to spend during the term of the franchise agreements, three percent (3%) of "gross sales" from each Restaurant on local advertising and promotion endeavors. "Gross sales" includes all revenue (other than revenues from any sales taxes or other add on taxes collected from customers) from the sale of all products and performance of services at each Restaurant, including insurance proceeds and/or condemnation awards for loss of sales, profit or business. In addition to spending three percent on marketing, the Company is required to contribute one percent (1%) of "gross sales" of each of its Hooters Restaurants to a national advertising fund established by the Hooters Franchisor for advertising and promotion of Hooters restaurants. This fund is used to maximize general public recognition of the Hooters name.

         Generally, each of the Company's Hooters Restaurant is staffed with one full-time promotions manager who directs the local marketing effort for that Restaurant. Local marketing consists of a combination of radio and newspaper advertisements, billboard displays, charity and sports events and local promotions.

         The Company's Hooters Restaurants have a section located near the entrance which sells merchandise, including "T-shirts," sweat shirts, baseball caps and other casual clothing bearing the Hooters logo.

         Site Selection and Location. The Company has located and seeks new locations for its Hooters Restaurants in visible, high-traffic sites in metropolitan areas. The Company currently operates one Hooters Restaurant in Madison, Wisconsin (the "Madison Restaurant") and two in San Diego County, California (the "Gaslamp Restaurant" and "the Mission Valley Restaurant"). There can be no assurance, however, that the Company will be able to identify suitable restaurant sites, obtain leases on acceptable terms or open new restaurants with the permission of the Hooters Franchisor in the future. Generally, each lease entered into by the Company will be conditioned upon the ability of the Company to obtain the permits and licenses necessary to operate the restaurant identified for such site.

         Site selection for Hooters Restaurants is made by the Company's senior management, subject to the approval of the Hooters Franchisor and Hooters Florida. Once a particular area within the Company's territory has been identified and agreed upon by senior management of the Company, real estate brokers and agents are engaged to assist senior management in locating specific sites. Factors such as local market demographics, including population density, age range, median household income and median home prices are considered. In addition to analyzing demographic information for each prospective site, management considers factors such as visibility, traffic patterns, accessibility, proximity of shopping areas, office parks and tourist attractions, availability of parking and the area's restaurant competition. Because Hooters restaurants can be adapted to a variety of sizes, management can be selective in choosing building types and locations.


         Restaurant Locations and Expansion Plans

         The Company currently operates three Hooters Restaurants. After the date of this Prospectus and during 1997, the Company expects to enter into negotiations with the Hooters Franchisor regarding the development of additional Hooters Restaurants. Under existing agreements with the Hooters Franchisor, options to develop additional Hooters Restaurants have lapsed. However, the Company is negotiating with the Hooters Franchisor to identify and develop suitable locations for new Hooters Restaurants and has paid an additional franchise fee to develop a Hooters Restaurant in Milwaukee, Wisconsin. See "Risk Factors - Rights to Open Additional Hooters Restaurants and Mrs. Fields Cookie Stores" and " - Hooters Franchise Agreements."


              The following table sets forth data regarding the Company's existing restaurant locations.

    ============================= ----------------- --------------------- ------------------- ==================

          Restaurant                Opening Date     Annual Basic Rent       Approximate            Lease
                                                                             Square Feet        Expiration(3)
    ============================= ----------------- --------------------- ------------------- ==================
    Madison Restaurant(1)         April 1994        $42,497 increasing    6,500 sq. ft.       October  2003
    6654 Mineral Point Road                         to  $59,496.
    Madison, Wisconsin 53705

    ============================= ----------------- --------------------- ------------------- ==================
    Gaslamp Restaurant(2)         September 1994    $90,000 increasing    6,600 sq. ft.       September 1999
    410 Market Street                               to $105,288.
    San Diego, California 92101

    ============================= ----------------- --------------------- ------------------- ==================
    Mission Valley Restaurant(2)  December 1994     $86,580 subject to    5,550 sq. ft.       November 1999
    1400 Cimo De La Reina                           increase based on
    San Diego, California 92108                     CPI adjustment.

    ============================= ================= ===================== =================== ==================

(1) The lessee of this Restaurant is Butterwings of Wisconsin, Inc., a wholly-owned subsidiary of the Company.

(2) The lessee of these Restaurants is Butterwings of California, Inc., a wholly-owned subsidiary of the Company. The lease agreement for the Gaslamp Restaurant is guaranteed by New Era Management Corporation, the principal shareholder of the Company.

(3)  Does not include renewal options. See "Business - Properties."

         Restaurant Economics. The major sources of revenue from the operations of the Company's Hooters Restaurants are from food and beverage sales. The Company also realizes revenue from the sale of merchandise, including T-shirts. For the 28 weeks ended July 14, 1996, food contributed approximately 64% to gross sales; beverages contributed approximately 28% to gross sales; and
merchandise contributed approximately 8% to gross sales. The gross profit percentages on food sales, beverage sales and merchandise sales were approximately 72%, 75% and 40% respectively, during the same period.

         The costs of developing and opening the Company's four Hooters Restaurants have ranged from $823,308 for the El Cajon Restaurant (which was closed in September 1996) to $956,413 for the Gaslamp Restaurant, exclusive of allowances for tenant improvements which were paid by the landlords under particular lease agreements.

         Restaurant Operations and Management

         Each of the Company's Hooters Restaurants employs approximately 35-50 part-time female waitstaff who serve food and beverage and approximately 10-20 part-time kitchen staff who are responsible for all food preparation.

         Generally, each of the Company's Hooters Restaurants is managed by the following persons: a general manager, assistant managers, kitchen managers and promotions managers. The general manager oversees all operational and administrative aspects of the Company's Hooters Restaurant including food and beverage service, food preparation and promotions. The general manager also supervises the kitchen manager, assistant manager and promotions manager. Currently, the Company's general managers are employees promoted from assistant general manager positions who generally have had other restaurant experience. The Company provides management training through classroom seminars sponsored by the Hooters Franchisor or through an in-store "on the job" training program.

         The assistant manager is responsible for customer service, inventory control, preparation of necessary reports and forms, maintenance and cleaning of equipment, scheduling labor and compliance with federal wage and labor laws. Generally, the assistant managers hired by the Company have prior restaurant or retail experience.

         The kitchen manager is responsible for supervising all food preparation by the kitchen staff. The kitchen manager's duty is to ensure that the methods of food preparation, weight and dimensions of products served and standards of cleanliness, health and sanitation conform to the franchisor's standards and specifications as well as in accordance with all applicable health standards.

         The promotions manager's duty is to create and conduct marketing, advertising and promotional campaigns to promote and exemplify the Hooters concept. The promotions manager is responsible for preparing promotional budgets, conducting promotional training sessions, organizing and overseeing the merchandising of promotional items sold at a Hooters Restaurant. The promotions manager is also responsible for making direct sales calls, attending community meetings and meeting with the media.

         Purchasing Operations

         The Company's management negotiates directly with suppliers for key food and beverage products to assure uniform quality and freshness of food products in its restaurants, and to obtain competitive prices. Food products and related supplies used by the Company's restaurants are purchased from specified food producers, independent wholesale food distributors and manufacturers. See "-Products, Inventory and Equipment."

         Competition

        The restaurant industry is highly competitive. The Company's Hooters Restaurants compete with other casual dining restaurants and with restaurants and bars featuring female sex appeal on the basis of service, quality and atmosphere, among other factors. Various casual dining restaurants which have established name brand recognition and revolve around themes, include, among others: Lone Star Steakhouse & Saloon, Hard Rock Cafe, TGIFridays, Bennigans, Planet Hollywood, Houlihans and Outback Steakhouse. Many competitors for the
Company's Hooters Restaurants are well established and have substantially greater financial and other resources than does the Company. The Company's Hooters Restaurants operate in the casual dining segment of the restaurant industry. Casual dining generally refers to a type of restaurant that falls in between fast-food and fine dining establishments and typically feature a full range of moderately priced foods and full waiter and bar service.

         The restaurant industry generally is affected by changes in consumer tastes, national, regional or local economic conditions, demographic trends, traffic patterns and the type, number and location of competing restaurants. The Company believes its ability to compete effectively will continue to depend upon its ability to offer high quality menu items with superior service in distinctive dining environments. See "Risk Factors Risks of Business."

         Government Regulations

         Approximately 30% of revenues of the Company's Hooters Restaurants are derived from the sale of beer and wine. The Company is required to operate in compliance with federal licensing requirements imposed by the Bureau of Alcohol, Tobacco and Firearms of the United States Department of Treasury, as well as the licensing requirements of states and municipalities where its restaurants are located. Failure to comply with federal, state or local regulations could cause the Company's licenses to be revoked and force it to cease the sale of alcoholic beverages at its restaurants. Typically licenses must be renewed annually and may be revoked or suspended for cause at any time. While the Company has not experienced and does not anticipate any significant problems in obtaining required licenses, permits or approvals, any difficulties, delays or failures in obtaining such required licenses, permits or approvals could delay or prevent the opening by the Company of a Hooters Restaurant in a particular area. In addition, changes in legislation, regulations or administrative interpretation of liquor laws after the opening of a Hooters Restaurant in a jurisdiction may prevent or hinder the Company's expansion or operations in that jurisdiction. Management believes the Company is operating in substantial compliance with applicable laws and regulations governing its operations. Additionally, the Company may be subject in certain states to "dram-shop" statutes, which generally provide a person who is injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries liquor liability insurance as part of its comprehensive general liability insurance in all states in which it operates.

         The restaurant and fast food industry is subject to numerous federal, state and local government regulations, including those relating to the preparation and sale of food and to building and zoning requirements. The Company is subject to regulation by air and water pollution control divisions of the environmental protection agencies of the United States and by the various states and municipalities in which its Restaurants are or will be located. The Company is also subject to laws governing its relationship with employees, including minimum wage requirements, overtime, working and safety conditions and citizenship requirements. Restaurant operating costs are affected by increases in the minimum hourly wage, unemployment tax rates, sales taxes and similar matters, such as any government mandated health insurance, over which the Company has no control. Management believes the Company is operating in substantial compliance with applicable laws and regulations governing its operations. See "Business - Government Regulations."

         Employees

         In connection with its Hooters Restaurants, the Company employs approximately 141 persons, of which 12 are full-time and 129 are part-time. The Company believes that relations with its employees are good.

         Insurance and Indemnification

         The Company's franchise agreements with the Hooters Franchisor and the lease agreements for the Restaurants require the Company to procure and maintain an insurance policy insuring against any demand or claim with respect to personal injury, death or property damage or any loss, liability, or expense whatsoever arising or occurring upon or in connection with the restaurants in amounts as specified in the franchise agreements and the lease agreements. In addition, the Company is obligated to indemnify and hold harmless the Hooters Franchisor, Hooters Florida, its corporate affiliates, successors and assigns and the respective directors, officers, employees, agents and representatives of each from all losses and expenses incurred in connection with any suit, action or claim arising out of the Company's renovation, management and operation of the Restaurants. The Company currently retains a $2,000,000 liability policy with a $5,000,000 umbrella for claims for personal injury and blanket insurance of $1,392,500 for property damage. The Company also maintains workers compensation insurance of $500,000 per accident, business interruption insurance of $600,000 and theft insurance of $100,000. The Company maintains insurance that it believes is adequate to cover its liabilities and risks.

         Products, Inventory and Equipment

         The Company is obligated to prepare and offer to patrons certain menu items prepared and sold by Eastern Foods, Inc., a company which is affiliated with the Hooters Franchisor. These items include certain salad dressings, the breading mix for the chicken wings, and the dipping sauce served with the chicken wings at the Company' Restaurants. The Company has the option of either purchasing these items from Eastern Foods, Inc. or preparing and making the items according to the confidential recipes provided by the Hooters Franchisor.

         Certain novelty items, such as Hooters waitress dolls and Hooters calendars, may only be purchased from Hooters Florida or a licensee. A subsidiary of the Hooters Franchisor, Hooters Magazine, Inc., publishes Hooters Magazine. The Company may sell the magazine at its Hooters Restaurants. There are no alternative sources of supply for these merchandise items and the magazine. Due to exclusive distribution rights of certain beer distributors, all beer must be purchased from particular suppliers depending on the location of a particular Hooters Restaurant.

         Pursuant to the Company's franchise agreements with the Hooters Franchisor, the Company is required to maintain in sufficient supply, and use at all times, only such products, materials and supplies as conform to the Hooters Franchisor's standards and specifications. In addition, the Hooters Franchisor will have the right to require that certain equipment, fixtures, non-food inventory, furnishings, signs, supplies and other products and materials be purchased from suppliers approved by the Hooters Franchisor. Any purchases of products from an unapproved supplier is subject to the written consent of the Hooters Franchisor.

         Inventory consists of food, beverages, merchandise and paper products. In accordance with its franchise agreements with the Hooters Franchisor, the Company is required to maintain an inventory level sufficient to operate the Hooters Restaurants at full capacity. Food and supplies are shipped directly to the Hooters Restaurants. The Company does not maintain a central product warehouse. The Company believes that alternative sources of inventory items are available (subject to approval by the Hooters Franchisor) if the Company's current suppliers are unable to provide adequate quantities of such items. The Company has not experienced any significant delays in receiving any inventory items.

         Administrative and Accounting Systems

         All of the Company's Hooters Restaurants use Panasonic 7500 point of sale machines. The Panasonic register is widely used in the restaurant industry and is used and recommended by the Hooters Franchisor. The operational features of this machine include programmable keyboard with preset pricing, precheck and bar workstations, unique employee numbers for ringing sales, keylock security, check tracking and comprehensive reporting (time and attendance reporting, sales reporting, etc.) The data collected by the register is transmitted daily to the Company's corporate offices via a modem and prepackaged polling software called PanPoll. The information polled (sales and hours data) is distributed to management for review and analysis.

         The Company's Hooters Restaurants are supported by a centralized accounts payable, payroll and accounting department. The Company operates on a personal computer network and utilizes a variety of prepackaged software packages. The Company uses the General Ledger and Accounts Payable modules of a package called MAS90. The Company's fixed assets are maintained by a software package called BNA and investor related data is tracked by Equinet. Payroll is prepared by the corporate offices and is processed by an independent payroll service. The Company also uses Lotus, WordPerfect, Excel and Word. NEMC provides accounting services to the Company for a monthly fee. See "Certain Relationships and Related Transactions" and "Note 7 to Consolidated Financial Statements."


         Hooters Franchise Agreements

         Butterwings/Wisconsin entered into a franchise agreement dated October 31, 1993 pursuant to which Butterwings/Wisconsin was granted the exclusive right to operate a Hooters Restaurant in Madison, Wisconsin. The Butterwings/Wisconsin franchise agreement is guaranteed by the Company. Butterwings/Wisconsin entered into an option addendum to the franchise agreement dated October 31, 1993 pursuant to which Butterwings/Wisconsin was granted exclusive options to establish and operate four additional Hooters Restaurants in the cities of Madison and Milwaukee, Wisconsin. The options to develop and open additional Hooters Restaurants in this territory required that the Company have all additional Hooters Restaurants open by July, 1996.

         Butterwings/California entered into a franchise agreement dated October 31, 1993 pursuant to which Butterwings/California was granted the exclusive right to operate a Hooters Restaurant in San Diego County. The
Butterwings/California franchise agreement is guaranteed by the Company. Butterwings/California entered into an option addendum to the franchise agreement dated October 31, 1993 pursuant to which Butterwings/California was granted exclusive options to establish and operate nine additional Hooters Restaurants in San Diego County, two of which have been exercised. In October 1995, the option addendum was modified at the request of the Company to reduce the option to establish and operate Hooters Restaurants in San Diego County by three. The option to develop and open the remaining four Hooters Restaurants requires that the Company have all additional Restaurants in the territory open by July 31, 1996.

         The Company has been unable to complete the development of additional Hooters Restaurants within the time frames set forth in the option addenda to the Hooters franchise agreements. According to the terms of such option addenda, the Company's options to develop additional Hooters Restaurants have therefor lapsed. However, the Company has notified the Hooters Franchisor that the Company is proceeding in good faith to identify suitable locations which are acceptable to the Hooters Franchisor and to develop and open the Restaurants in a timely manner and has paid an additional franchise fee to develop a Hooters Restaurant in Milwaukee, Wisconsin. Nevertheless, the Hooters Franchisor has the right under the franchise agreements to terminate the Company's options to develop additional Hooters Restaurants and there is no assurance that the Hooters Franchisor will not take such action. If the Company is unable to develop additional Hooters Restaurants, the Company' will be dependent on the operations of its existing Hooters Restaurants and present and future Mrs. Fields Cookie Stores owned and to be developed by the Company. See "Risk Factors
- Rights to Open Additional Restaurants and Cookie Stores."


         Franchise and Royalty Fees

         Pursuant to its franchise agreements with the Hooters Franchisor, the Company has paid franchise fees in the amount of $75,000 for each of five Hooters Restaurants (including one Restaurant in Milwaukee, Wisconsin for which a suitable site has not yet been located) for a total of $375,000. The Company has also paid $70,000 to secure option rights to develop seven additional Hooters Restaurants in its Madison and Milwaukee, Wisconsin and San Diego, California territories. Option fees may be retained by the Hooters Franchisor in the event the Company's rights under the option addenda are terminated. See "Note 12 to Consolidated Financial Statements."

         During the term of each franchise agreement, the Company is required to pay monthly to the Hooters Franchisor a continuing royalty fee of six percent (6%) of the "gross sales" of each of its Hooters Restaurant. "Gross sales" includes all revenue (other than revenues from any sales taxes or other add on taxes collected from customers) from the sale of all products and performance of services at each restaurant including insurance proceeds and/or condemnation awards for loss of sales, profits or business. See "Summary of Hooters Franchise Agreements."


         Properties

         Butterwings/Wisconsin has entered into a lease agreement for its Hooters Restaurant in Madison, Wisconsin under a noncancelable 10-year lease expiring October 31, 2003. Butterwings/Wisconsin has the option at the end of the initial lease term to extend the lease for two additional 5-year periods. The lease contains escalation clauses which provide for increases in base rental to cover increases in future operating costs. In connection with the rental of this property an irrevocable letter of credit in the amount of $83,000 has been issued by a financial institution on behalf of Butterwings/Wisconsin securing payment of future rents. The letter of credit is collateralized by an interest-bearing deposit in the amount of $83,000.

         Butterwings/California has entered into a lease agreement for the Hooters Gaslamp Restaurant in San Diego, California under a noncancelable 5-year lease expiring September 30, 1999, with the option to extend the lease for three additional 5-year periods. The initial lease term commenced in September 1994 upon the opening of the Restaurant. The lease agreement has been guaranteed by NEMC, a principal shareholder of the Company.

         Butterwings/California has also entered into a lease agreement for the Hooters Mission Valley Restaurant in San Diego, California under a noncancelable 5-year lease expiring November 30, 1999, with the option to extend the lease for three additional 5-year periods. The initial lease term commenced December 1994 upon the opening of the Hooters Restaurant.

         Butterwings/California has also entered into a lease agreement for its Hooters El Cajon Restaurant in San Diego, California under a noncancelable 10-year lease with the option to extend the lease for two additional 5-year periods. The initial lease term commenced April 1995 and is guaranteed by NEMC. In September 1996, the Company closed the El Cajon Restaurant and entered into an agreement whereby the leasehold improvements and equipment were surrendered to the landlord and the Company is obligated to pay the landlord $4,750 per month from August 1, 1996 to June 20, 2005. See Note 12 to Consolidated Financial Statements.

         Effective April 1, 1995, Butterwings/California assumed a land lease for an additional Hooters Restaurant to be located in Oceanside, California. The remaining lease term is for 72 years with the option to extend for two additional five year periods. The right to utilize an existing building located at the site was also acquired by the Company at a cost of approximately $75,000.

In November 1995, the Company decided not to develop this property and in September 1996 entered into a sublease agreement whereby the subleasee will pay substantially all amounts due under the original lease. However, under certain conditions, the subleasee can terminate the lease in September 1998, causing the Company to be liable for the remaining rentals through September 2003, equal to $311,040. See Note 10 to Consolidated Financial Statements.

         The Company utilizes the offices of New Era Funding Corp. ("NEFC"), an affiliated entity, in Hoffman Estates, Illinois. The Company has been paying rent to NEFC of $5,300 per month. The property is owned by a limited partnership, the general partner of which is an entity controlled by Messrs. Buckley, Van Scoy and Drost, executive officers of the Company.


         Litigation

          The Company in the past has been the subject of several charges of employment discrimination or sexual harassment suits in administrative proceedings in the Milwaukee, Wisconsin and San Diego, California offices of the Equal Employment Opportunity Commission (the "EEOC"). In April 1996, the Milwaukee office of the EEOC advised the Company that it had determined that it would not bring a civil action against the Company arising out of a charge of employment discrimination brought by a male person alleging he had been denied employment as a "Hooters Girl" in violation of Title VII of the Civil Rights Act of 1964 ("Title VII") on the basis of his sex but that the complainant had the right to bring such an action in the United States District Court within 90 days. At the date hereof, the Company has not received notice that any suit has been filed and management believes that the threat of litigation in this matter is past.

         In March 1996, the San Diego office of the EEOC advised the Company that the complainant in a similar charge failed to establish a claim but that the hiring practices of one of the Company's San Diego Restaurants, insofar as they required that only females be hired for "Hooters Girl" positions, were violative of Title VII. The Company does not believe that this constitutes a significant threat of litigation in light of the position taken by the EEOC in the federal matter discussed below. The Company was also charged in a May 1995 proceeding brought with the Equal Opportunities Commission ("EOC") of Madison, Wisconsin by a former employee alleging sexual harassment, hostile work environment and termination on the basis of sex and retaliation for complaints against sexual harassment. The Company advised the EOC that it declined to participate in the administrative process unless the complainant waived her right to sue in federal court because the law firm representing the complainant had filed an earlier charge on behalf of a waitress at the same Restaurant and as soon as the 180 day waiting period had expired filed suit in federal court. At the date hereof no decision in this matter has been rendered and the Company is unable to predict its outcome but intends to defend its position vigorously.

         The Company is currently a defendant in a civil action in the United States District Court for the Western District of Wisconsin filed in May 1996 in a case alleging discrimination against a female employee on the basis of her sex, for unlawful retaliation and for punitive damages and restoration to her former position as a waitress. The Hooters Franchisor was subsequently named as an additional defendant claiming that the Hooters Franchisor employed the plaintiff. The case is still in the discovery stage and the Company is unable to predict the outcome of this matter.

         In October 1991, the EEOC filed a charge of employment discrimination against the Hooters Franchisor and all related business entitles generally referred to as the Hooters restaurant system (collectively "Hooters") including franchisees, licensees, and any other entity permitted to operate under the Hooters trademark with unlawful employment practices under Title VII. In September 1994, the EEOC issued a decision that there was reasonable cause to believe that Hooters engaged in employment discrimination for failing to recruit, hire or assign men into server, bartender or host positions. However, in March 1996, the EEOC advised that the EEOC's general counsel would not recommend that the EEOC file a lawsuit against Hooters and that this procedure terminated the EEOC's consideration of litigation against Hooters to challenge its policies. Accordingly, the Company believes that the likelihood of EEOC action regarding these policies is remote. However, in the event litigation is commenced by the EEOC and the EEOC implements its earlier decision, the Company may be required to implement a gender neutral hiring policy and to pay money damages to men who were previously discriminated against by Hooter's hiring practices, the effect of which could have a substantial adverse impact on the Company's business.

         In December 1993, a lawsuit was filed against Hooters, Inc. and Hooters of Orland Park, Inc. in the United States District Court for the Northern District of Illinois alleging Hooters "nation wide policy" of refusing to recruit, hire, or assign men into server, bartender or host positions violates Title VII. The plaintiff seeks certification of a plaintiffs' class consisting of all males who, since April 1992, have applied, were deterred from applying, or may in the future apply for server, bartender or host positions at any Hooters Restaurant and for certification of defendant class consisting of all owners of Hooters Restaurants, licensed, sublicensed or whose hiring practices are determined directly or indirectly by Hooters or its affiliates. As of the date hereof, neither the Company nor any of its affiliates has been served with any notice that a defendant class which includes any of them has been certified. Accordingly ,the Company is unable to predict the outcome of this matter. However, in the event that a defendant class including the Company or any of its affiliates is certified, the Company may be required to implement a gender neutral hiring policy and to pay money damages to persons who were previously found to have been discriminated against because of Hooters hiring practices, the effect of both of which could have a substantial adverse impact on the business of the Company.


         THE MRS. FIELDS COOKIE STORES

         The Company's Mrs. Fields Cookie Stores are franchised businesses which offer and sell a variety of specially prepared food items including, but not limited to, cookies, brownies, muffins and beverages. The Company's Mrs. Fields Cookies Stores feature a distinctive exterior and interior store design, trade dress; decor and color scheme; uniform standards, specifications and procedures for operations; procedures for quality control; training and ongoing operational assistance; advertising and promotional programs. Each store location contains approximately 800 square feet with red and white decor. Food items range in price from between $1.50 and $4.00. Each store is typically open every day with hours depending on the particular location. Each store generally has limited seating capacity and employs between two and three full-time employees and between four and five part-time employees.


         The Mrs. Fields Franchisor

     The Mrs. Fields Franchisor does not directly own or operate any Mrs. Fields cookies stores and began franchising businesses of the type operated by the Company in January, 1991. Mrs. Fields Cookies ("MFC") or an affiliate of the Mrs. Fields Franchisor, has operated Mrs. Fields cookie stores since 1977. As of October 1, 1996, MFC owned a total of 978 Mrs. Fields cookies stores. Mrs. Fields, Inc. ("MFI"), the sole shareholder of the Mrs. Fields Franchisor, has entered into various agreements licensing third parties to market the Products (as defined below) and other products and services using the Marks (as defined below).

         The Mrs. Fields Franchisor owns certain Marks (defined below) used in connection with the licensing and franchising of specialty retail dessert and snack food outlets developed by MFI and its affiliates, which offer and sell a variety of specially prepared food items, such as, but not limited to, cookies, brownies, muffins and beverages (the "Products"). These dessert and snack food outlets are known as "Mrs. Fields Cookies Stores" and include stores operated in a cookie cart or kiosk format. The Mrs. Fields Franchisor grants franchises to certain qualified persons ("Mrs. Fields Franchisees") for the establishment and operation of Mrs. Fields Cookies Stores. In connection with these activities, the Mrs. Fields Franchisor authorizes Mrs. Fields Franchisees to use the distinctive business formats, systems, methods, procedures, designs, layouts and specifications (all of which may be improved, further developed or otherwise modified from time to time) under which Mrs. Fields Cookies Stores operate (the "System"), as well as certain trade names, trade and service marks, slogans and commercial symbols, including the trade and service marks "Mrs. Fields" and "Mrs. Fields Cookies" with which Mrs. Fields Cookies Stores are associated (the "Marks"). The Mrs. Fields Franchisor offers and sells to qualified persons a franchise to own and operate a Mrs. Fields cookie store.

         Persons interested in acquiring a franchise for a cookie store and the assets of an existing Mrs. Fields cookie store typically will sign a reservation letter, reserving the right to purchase the assets of a specific store for a particular price and agreeing to pay the Mrs. Fields Franchisor a processing fee of $1,000 per store. Persons interested in acquiring a franchise for a new store typically will sign a reservation letter agreeing to pay the Mrs. Fields Franchisor a processing fee of $1,000 per store.


         Development of the Cookie Stores

         Under the terms of the franchise agreement, the Mrs. Fields Franchisor provides advice to the Company in locating potential sites for its future Mrs. Fields Cookie Stores. The final site selection will be subject to the approval of the Mrs. Fields Franchisor. According to estimates provided by the Mrs. Fields Franchisor, the initial investment for a cookie store franchise, including the initial franchise fee, working capital, leasehold improvements, signs, fixtures, equipment, insurance, inventory and training, but exclusive of real estate costs, ranges from $161,000 to $270,000; however, the Mrs. Fields Franchisor cautions that it is not possible to provide an accurate estimate due to the many variables involved. The costs may be significantly higher in the event the assets of an existing cookie store are acquired from the Mrs. Fields Franchisor. The following is a breakdown of the estimated costs on a per store basis:


         Initial Franchise Fee                                $15,000 - $25,000

         Real Estate                                       Not Determinable Due
                                                                   to Variables


         Fixed Assets, Construction Remodeling,
                  Leasehold Improvements, Fixtures
                  and Equipment                              $125,000 -$200,000

         Investment Required to Commence

         Operations including opening inventory               $10,000 - $15,000

         Security Deposits and Prepaid Expenses                $1,000 - $10,000

         Working Capital                                      $10,000 - $20,000

         Total Estimated Initial Investment                 $161,000 - $270,000


         Development Option

         In August 1995, Cookie Crumbs, a wholly-owned subsidiary of the Company, acquired from the Mrs. Fields Franchisor certain exclusive rights for the development of five Mrs. Fields Cookie Stores in the state of New Mexico for $100,000, of which $25,000 was designated to be for the purchase of the territorial rights as determined by the Mrs. Fields Franchisor and $75,000 was designated to be for the development fees for the five Cookie Stores. In the event the Company exercises the development rights granted to Cookie Crumbs, the Company will enter into an area development agreement with the Mrs. Fields Franchisor, or alternatively, obtain an assignment of the area development agreement entered into by Cookie Crumbs. See "Certain Relationships and Related Transactions."


         Store Operations

         Each of the Company's Mrs. Fields Cookie Stores are operated under the supervision of managers who are employees of the Company. Each of the Company's Cookie Store managers is required to have experience in the business of managing Mrs. Fields Cookie Stores or similar businesses. In addition, certain management personnel of the Company are required to attend a management training program sponsored by the Mrs. Fields Franchisor at a designated Company owned Cookie Store. The training program is designed to enable management personnel to train new individuals who the Company expects to manage its Mrs. Fields Cookie Stores.

         Each Cookie Store has customized computer software and programs. This software is provided by the Company to maintain a variety of sales data.

     The Cookie Stores are supported by the same accounting systems as the Company uses in connection with the operation of its Hooters Restaurants. See "
- The Hooters Restaurants - Administrative and Accounting Systems."

         Employees

     In connection with its Mrs. Fields Cookie Stores, the Company employs approximately 137 persons, of which 18 are full time and 119 are part-time.


         Competition

         Generally, the specialty retail cookie market is a developed market. The Company's Mrs. Fields Cookie Stores offer a variety of specially prepared food items, including, but not limited to cookies, brownies, muffins and beverages. The Company competes with bakeries, other specialty retail cookie stores, convenience stores, and other facilities owned from time to time by the Mrs. Fields Franchisor, its affiliates, or others and which offer specialty retail desserts and snack foods. In addition, the Company competes with other stores and outlets selling the Products under the Marks or other trademarks or service marks, as well as other items (such as refrigerated ready-to-cook cookie dough sold through various retail outlets), owned and operated, from time to time, by MFI, the Mrs. Fields Franchisor or their affiliates or by franchisees or licensees of MFI, the franchisor or their affiliates, including, without limitation, Mrs. Fields Cookies Stores (including cookie carts and kiosks), Mrs.

Fields Bakery Stores, Jessica's cookie stores, Famous Chocolate Chip Cookie Company stores, and in-store retail bakery outlets located in grocery, fast food, convenience or other stores (such stores and outlets being referred to generally as "Mrs. Fields Outlets"). In addition, the Company competes with other individuals and entities in the search for suitable store locations and operators and employees.


         Franchise and Royalty Fees

         The Company is obligated under its franchise agreement to pay the Mrs. Fields Franchisor an initial franchise fee for each Cookie Store. During the term of the franchise agreement, the Company is required to pay to the Mrs. Fields Franchisor a continuing royalty fee of up to 6% and a national advertising fee of up to 2%.



         Products, Inventory and Equipment

         The recipes, formulations, and specifications for all Products are trade secrets belonging exclusively to the Mrs. Fields Franchisor. The Mrs. Fields Franchisor has licensed Van Den Bergh Foods Company ("Van Den Bergh") to manufacture ready-to-bake dough products and other ready-to-complete Product mixes following the Mrs. Fields Franchisor's secret recipes, formulations, and specifications. These products are then sold to Blue Line Distribution ("Blue Line") under license from the Mrs. Fields Franchisor, for sale and distribution by Blue Line to Mrs. Fields Cookies Stores and other Mrs. Fields outlets. The Company purchases all of its Products, with the exception of special Mrs. Fields coffee blends discussed below, from Blue Line.

         Blue Line sells the products described above to all Mrs. Fields Outlets, and the price charged by Blue Line is the same regardless of whether the purchaser is a Mrs. Fields Franchisee, one of the Mrs. Fields Franchisor's affiliates or the Mrs. Fields Franchisor. However, the purchase prices charged include an estimate for direct costs of manufacture by Van Den Berg.

         The Mrs. Fields Franchisor has licensed Continental Coffee Products Company ("Continental") to prepare whole bean and ground roasted coffee and cold coffee concentrates according to the secret recipes and formulations of the Mrs. Fields Franchisor. Franchisees must purchase all of their coffee products from Continental or from Blue Line.

         The Mrs. Fields Franchisor will not approve anyone other than Van Den Bergh, Continental, or Blue Line to manufacture or supply Products unless the Mrs. Fields Franchisor terminates its relationship with one of those entities. In that case, the Mrs. Fields Franchisor has advised the Company that it would negotiate the terms and conditions for another supplier to manufacture the Mrs. Fields Products.

          The Company purchases all soft goods, such as napkins, paper cups, cookie tins, and similar items which are a part of the Mrs. Fields System and which utilize trademarks from Blue Line since Blue Line is the only supplier licensed to distribute such supplies using the Mrs. Fields Franchisor's trademarks.

                                   MANAGEMENT

         Directors and Executive Officers

         The following table sets forth certain information regarding the Company's directors and executive officers.

       Name                  Title                                           Age
       ----                  -----                                           ---
Stephan S. Buckley           President and Director                           37
Kenneth B. Drost             Vice President, Secretary and Director           42
Douglas E. Van Scoy          Chief Financial Officer and Director             55
Jeffrey A. Pritikin          Director                                         42
Thomas P. Kabat              Director                                         48


     Stephan S. Buckley has served as President and Director of the Company since August 1993. Mr. Buckley has also served as President and Director of NEMC, the principal shareholder of the Company, since March 1993. Mr. Buckley is also Chairman of the Board, President and Director of New Era Funding Corp. ("NEFC"), an affiliate of the Company. NEFC is the manager of certain public limited partnerships originally sponsored by Datronic Rental Corporation, Schaumburg, Illinois ("Datronic"). Mr. Buckley also is President and Director of Cookie Crumbs, Inc., a wholly owned subsidiary of the Company and a franchisee of the Mrs. Fields Franchisor. Prior to his association with NEMC and NEFC, Mr. Buckley served as a director and Executive Vice President-Broker Services of Datronic from January, 1987 to March, 1993. Prior to his association with Datronic, Mr. Buckley was employed by ISFA Corporation, a securities broker-dealer located in Tampa, Florida, as a Branch Manager from February, 1985 through January, 1987. From September, 1983 to February, 1985, he was an Account Executive with Dean Witter Reynolds. Mr. Buckley also served as an Assistant Branch Manager with Transamerica Financial Services, Inc. from June, 1982 to September, 1983. Mr. Buckley is the sole shareholder, a registered principal and an officer and director of ASA Investment Company, an Illinois and NASD-registered broker-dealer and an Illinois-registered insurance broker. Mr. Buckley received a Bachelors Degree in Economics from Southern Illinois University in 1982.


     Kenneth B. Drost has served as Vice President, Secretary and Director of the Company since August 1993. Mr. Drost has also served as Vice President, Secretary and Director of NEMC since March, 1993. Mr. Drost is also Executive Vice President, General Counsel and Director of NEFC. Prior to his association with NEMC and NEFC, Mr. Drost served as general counsel to Datronic from January, 1992 to March, 1993. Mr. Drost was previously a partner with Siegan Barbakoff Gomberg & Kane, Ltd. and prior thereto, was a partner with the law firm of Katten, Muchin & Zavis. Mr. Drost obtained a Bachelor of Arts Degree from Knox College in 1975 and a J.D. from Hastings College of Law, University of California in 1978.

     Douglas E. Van Scoy has served as Chief Financial Officer and Director of the Company since August 1993. Mr. Van Scoy has also served as Chief Financial Officer and Director of NEMC since March, 1993. Mr. Van Scoy is also Chief Financial Officer and Director of NEFC. Prior to his association with NEMC and NEFC, Mr. Van Scoy served as Chief Financial Officer of Datronic from January, 1991 to March, 1993. Prior to that time, Mr. Van Scoy was Chief Executive Officer of both Oceanica Trading Limited, Ltd., Wheeling, Illinois and CMV Enterprises, Inc., Wheeling, Illinois from April, 1987 to December, 1990. From January, 1981 to March, 1987, Mr. Van Scoy was Senior Vice President and General Auditor of The First National Bank of Chicago, Chicago, Illinois. From June, 1964 to April, 1976, he was associated with the public accounting firm of Price Waterhouse, Chicago, Illinois, and from May, 1976 to December, 1980, he served as a Partner of that firm. Mr. Van Scoy obtained a Bachelors of Business Administration from the University of Michigan in 1963 and a Masters of Business Administration from the University of Michigan in 1964. Mr. Van Scoy is a Certified Public Accountant.

     Jeffrey A. Pritikin has served as a Director of the Company since September 1995. Mr. Pritikin has served as an accountant and tax consultant in private practice since 1985. Mr. Pritikin's practice is concentrated in IRS matters, business and individual tax preparation services, tax and investment planning. Since 1993, Mr. Pritikin has also served as President and Director of ARJ
Investments and Management Consultants, Inc., a private company providing business consulting and investment planning. Mr. Pritikin holds a Bachelor of Science degree in Accounting from the University of Illinois at Chicago and is enrolled to practice before the IRS.

         Thomas P. Kabat has served as a Director of the Company since September 1995. Since 1985, Mr. Kabat has served as Executive Vice President, Secretary and Treasurer of Durst Brokerage, Inc., a foodservice brokerage and sales company. Mr. Kabat has over 24 years experience in the industrial brokerage and foodservice sales industry having held sales and management positions with various companies including a company owned by Mr. Kabat which merged with Durst in 1985. He is a member of the National Food Brokerage Association, International Food Manufacturers Association, Institute of Food Technologists, and the Food Ingredients Network Development.

         Director Compensation. As compensation to outside directors, the Company plans to pay directors' fees not to exceed $2,500 per quarter, plus expenses. While not presently finalized, the Company is considering a program wherein up to one - half of directors' fees may, upon agreement between the Company and the director, be payable in shares of the Company's Common Stock, based on the value of the stock on the last day of each quarter. Inside directors will not receive compensation, but may be reimbursed for expenses.

         Executive Compensation. The Company's executive officers have not received compensation from the Company (excluding Cookie Crumbs) since its inception. In order for the accompanying Financial Statements to reflect reasonable compensation levels, a capital contribution has been recorded to reflect the value of their services rendered. An offsetting amount has been included in general and administrative expenses in the accompanying Statements of Operations. The capital contributions were $50,000 for each of the years ended December 31, 1995 and December 25, 1994, respectively and $77,000 for the 40 week period ended October 6, 1996. Upon consummation of this Offering it is anticipated that the Company's three executive officers will receive salaries at the rate of $50,000 annually. There are no bonus or other compensation plans other than the 1996 Stock Compensation Plan.

         The following table sets forth summary information concerning compensation earned by or paid to the President of the Company in his capacity as Chief Executive Officer of Cookie Crumbs for the fiscal years ended December 31, 1995 and 1996. No other executive officer was paid a salary and bonus in excess of $100,000 for services rendered in all capacities to Cookie Crumbs for the fiscal years 1995 and 1996.


                           Summary Compensation Table

                                                     Long-Term Compensation
                                                             Awards
Name and                     Annual Compensation          Securities
Principal Position     Year     Salary   Bonus        Underlying Options
------------------     ----     ------   -----       --------------------
Stephan S. Buckley
President             1996      $9,231    -0-                 -0-
                      1995      16,154    -0-                 -0-



         1996 Stock Compensation Plan. The Company's 1996 Stock Compensation Plan (the "Plan") was approved by the Board of Directors and stockholders of the Company on November 14, 1996 to provide for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and options which do not constitute incentive options to officers, directors, employees and advisors of the Company or a subsidiary of the Company. A total of 200,000 shares of Common Stock has been authorized and reserved for issuance under the Plan, subject to adjustment to reflect changes in the Company's capitalization in the case of a stock split, stock dividend or similar event. The Plan is administered by the Board of Directors. The Board has the sole authority to interpret the Plan, to determine the persons to whom options will be granted, to determine the basis upon which the options will be granted, and to determine the exercise price, duration and other terms of options to be granted under the Plan; provided that, (i) the exercise price of each option granted under the Plan may not be less than the fair market value of the Common Stock on the day of the grant of the option, (ii) the exercise price must be paid in cash upon exercise of the option, (iii) no option may be exercisable for more than 10 years after the date of grant, and (iv) no option is transferable other than by will or the laws of descent and distribution. No option is exercisable after an optionee ceases to be employed by the Company or a subsidiary of the Company, subject to the right of the Board to extend the exercise period for not more than 90 days following the date of termination of an optionee's employment. An optionee who was a director or advisor may exercise his option at any time within 90 days after such optionee's status as a director or advisor terminates to the extent he was entitled to exercise such option at the date of termination of his status. If an optionee's employment is terminated by reason of disability, the Board has the authority to extend the exercise period for not more than one year following the date of termination of the optionee's employment or service as an advisor or director. If an optionee dies and holds options not fully exercised, such options may be exercised in whole or in part within one year of the optionee's death by the executors or administrators of the optionee's estate or by the optionee's heirs. The vesting period, if any, specified for each option will be accelerated upon the occurrence of a change of control or threatened change of control of the Company.


         The Board of Directors granted 100,000 options under the Plan on November 14, 1996. Such options are exercisable at $5.00 per share until November 14, 2006. The following table sets forth information regarding options granted to the President of the Company during the fiscal year ending December 31, 1996.


                      Option Grants in Current fiscal Year

                                                     Individual Grants

                        Number of           % of Total Options
                        Securities          Granted to
                        Underlying          Employees in              Exercise or Base       Expiration
       Name             Options Granted     Fiscal Year               Price per Share        Date
------------------      ---------------     -----------               ---------------        ----------
Stephan S. Buckley        20,000                25                    $5.00                  11/14/2006


         The following table sets forth information regarding exercised options and the value of unexercised options held by the President of the Company as of December 31, 1996.

               Aggregated Option Exercises in Current Fiscal Year
                           and Fiscal Year-End Options

                          Number of
                          Securities
                                          Underlying       Value of
                                          Unexercised      Unexercised
                                          Options at       In the Money
                                          Fiscal           Options
                      Shares Acquired     Year-End         At Fiscal Year-End
Name                    on Exercise       Exercisable      Exercisable
------------------    ---------------     ------------     -------------------
Stephan S. Buckley           -0-            20,000             -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In November 1996 the Board of Directors granted stock options under the 1996 Stock Compensation Plan to its officers and directors as folows: Stephan S. Buckley, President; Kenneth B. Drost, Vice President; and Douglas E. Van Scoy , Chief Financial Officer, 20,000 each; Jeffrey Pritikin and Thomas A Kabat, Directors, 10,000 each.

         The Company appointed ASA as a consultant to solicit and procure broker dealers in connection with the private placement of notes and preferred stock during the period 1994 through 1996. ASA did not receive any direct compensation for its services but was reimbursed for actual out of pocket expenses. Stephan
S. Buckley, President and a director of the Company is the sole shareholder, an officer and director of ASA. In addition, Clarke Consulting, an affiliate of Mr. Buckley, provided services to the Company in connection with the notes and preferred stock private offerings, including structuring of the offerings and financial and investor relations services, for which Clarke Consulting was paid $55,000.

         In October 1996, the Company acquired all of the outstanding common stock of Cookie Crumbs from Mr. Buckley for $1.00.

         In August 1995, Cookie Crumbs acquired certain rights for the development of five Mrs. Fields Cookie Stores in New Mexico for $100,000. Cookie Crumbs granted the Company an option to acquire the development rights to the New Mexico territory which was exercisable upon the payment of $100,000 to Cookie Crumbs and expires January 2001. Upon exercise of the option, the Company will acquire an assignment of the area development agreement but will not be obligated to pay any development fees to the Mrs. Fields Franchisor. At the time of the transaction, Cookie Crumbs was owned by Mr. Buckley, President and a director of the Company. Since the Company now owns all of the stock of Cookie Crumbs, the Company will not be obligated to pay the $100,000 if it elects to exercise the option.

         The Company entered into a separation agreement (the "Separation Agreement") effective August 1, 1995, with Edmund C. Lipinski ("Lipinski") pursuant to which: (i) an employment agreement dated September 13, 1993, was terminated; (ii) the 201,260 shares of Common Stock of the Company owned by Lipinski was repurchased by the Company for $1.00; and (iii) the restricted stock agreement dated September 13, 1993 was terminated. Simultaneously with the execution of the Separation Agreement, the Company and Lipinski entered into an independent contractor agreement (the "Agreement") pursuant to which the Company retained the services of Lipinski as an independent contractor for a five year term to: (i) assist the Company in identifying and selecting site locations suitable for Hooters Restaurants; (ii) assist the Company in constructing and developing Hooters Restaurants within the territories; (iii) consult with and advise the Company regarding operations of Hooters Restaurants within the territories; and (iv) perform such other and further services relating to restaurant construction and operation as the Company shall direct. In consideration for the services to be rendered by Lipinski, the Company agreed to pay him $8,683.33 per month, plus $5,000 upon the opening of each of the Company's fifth and sixth Hooters Restaurants. Lipinski agreed to keep confidential all "proprietary information" ( as defined in the Agreement ) during term of the Agreement and for a period of two years after termination thereof. At the time of the Separation Agreement, Mr. Lipinski was Director of Operations for the Company.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth certain information regarding certain principal stockholders' beneficial ownership of the Common Stock of the Company as of the date of this Prospectus and as adjusted to reflect the sale of Units offered hereby by: (i) each person known by the Company to be the beneficial owner of more than five percent of the total outstanding shares of Common Stock of the Company, (ii) each Director or executive officer of the Company, and
(iii) all Directors and executive officers of the Company as a group. Except as otherwise indicated all persons listed below have record and beneficial ownership and sole voting power and investment power with respect to their shares of Common Stock (except to the extent that authority is shared by spouses under applicable law).


   Name of Beneficial          Amount          Percent of       Percent of
          Owner             Beneficially        Ownership        Ownership
                             Owned Prior      Prior to the       After the
                             to Offering        Offering         Offering
----------------------      ------------       -----------      -----------
 New Era Management           1,811,302           90.5%             44.1%
 Corporation (1)


 Jeffrey Steiner (2)             190,136           9.5               4.6



All Officers and Directors
as a group (five persons)     1,811,302           90.5%             44.1%


(1) New Era Management Corp. is owned by Messrs. Stephan S. Buckley, Kenneth B. Drost and Douglas E. Van Scoy, the executive officers of the Company. The address of NEMC is 2345 Pembroke Avenue, Hoffman Estates, Illinois 60195

(2)  The address of Mr. Steiner is 6 Cheyne Walk, London, England.


                            SELLING SECURITY HOLDERS

         The table below sets forth the number of Units which are being sold by the Selling Security Holders who acquired their Units upon automatic exercise of warrants issued to them as additional consideration in connection with the issuance of the Bridge Loan Notes. None of the Selling Security Holders are affiliated with the Company.


                             Units Beneficially                 Units to be               Number of Units
                             Owned Prior to this                Sold in this              Beneficially Owned
     Name                        Offering                         Offering                After this Offering

Sunset Bridge Fund
# 3, LP.                          19,600                            19,600                             -0-

Sagax Fund II Ltd.                22,400                            22,400                             -0-

Ken Cattell                        7,000                             7,000                             -0-

Dominic M. Genovese                3,500                             3,500                             -0-

Riad Abou-Mourad                   3,500                             3,500                             -0-

John McGinnis                     35,000                            35,000                             -0-
                                  ------                            ------
Total                            112,000 (1)                       112,000 (1)                         -0-
                                ===========                       ===========
--------------

(1) Includes 21,000 Units which management believes will be sold prior to the close of this Offering.

                            DESCRIPTION OF SECURITIES

         Capital Stock of the Company

         The authorized capital stock of the Company presently consists of 10,000,000 shares of Common Stock, $0.01 par value, and 100,000 shares of Preferred Stock, no par value.

         Preferred Stock

         The board of directors, without further action by the stockholders, is authorized to issue up to 100,000 shares of no par value preferred stock in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation.

         Convertible Preferred Stock. At the date of this Prospectus the Company had authorized the issuance of 27,500 shares of convertible preferred stock, the only series of preferred stock authorized (the "Convertible Preferred Stock"), of which series 15,685 shares were issued and outstanding. The Convertible Preferred Stock bears a cumulative, non compounded dividend at a rate of 10% per annum, payable quarterly on the first day of January, April, July and October. To the extent not paid, dividends are added to the liquidation value of the Convertible Preferred Stock until paid. In the event dividends are paid in an amount less than the full dividend due, they shall be paid pro rata to the holders of the Convertible Preferred Stock. So long as any shares of Convertible Preferred Stock are outstanding, the Company will not declare or pay any cash dividends or distributions on any other class of stock unless all dividends are current on the Convertible Preferred Stock.

         The holders of the Convertible Preferred Stock are entitled to the Liquidation Value on their shares upon liquidation, dissolution or winding up of the Company before any distribution or payment is made to holders of any other class of stock of the Company. The term Liquidation Value is defined as the sum of $100 plus any unpaid dividends calculated cumulatively on a monthly basis to the close of business on the most recent dividend payment date. The Convertible Preferred Stock is protected in the event of any stock splits, reverse stock splits or distributions of additional shares of capital stock in a fashion similar to share dividends.

         Each share of Convertible Preferred Stock is convertible into Common Stock of the Company upon the consummation of the first sale of Common Stock by the Company to underwriters in a public offering of Common Stock registered under the Securities Act of 1933. The number of shares of Common Stock to be received by holders of the Convertible Preferred Stock is determined by dividing the offering price per share of the Convertible Preferred Stock ($100) by 95% of the offering price per share of the Common Stock in the public offering of the Common Stock. The Company is required to give notice to the Convertible Preferred Stockholders of the effective date of the public offering and to exchange the Convertible Preferred Stock for shares of Common Stock within ten business days after the effective date of the public offering. The Convertible Preferred Stock has no voting rights except as provided by the Illinois Business Cooperation Act which provides for voting as a class upon proposed amendments to the Articles of Incorporation which would adversely affect an outstanding series of preferred stock.

         As a consequence of this Offering, the Company will be required to issue 254,008 shares of its Common Stock upon the automatic conversion of the Convertible Preferred Stock and the Convertible Preferred Stock received in exchange therefor will be canceled.

         Units

         Each Unit consists of one share of Common Stock and one Series A Warrant. The shares of Common Stock and the Series A Warrants included in the Units may not be separately traded until _______, 1997 [six months after the date of this Prospectus] unless earlier separated upon three days prior written notice from the Representative to the Company.

         Common Stock

         At the date of this Prospectus, there were 3,112,000 shares of Common Stock outstanding.

         The holders of the Common Stock are entitled to share ratably in any dividends paid on the Common Stock when, as and if declared by the Board of Directors out of funds legally available therefor. Each holder of Common Stock is entitled to one vote for each share held of record. The Common Stock is not entitled to cumulative voting or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution. All outstanding shares of Common Stock are fully paid and non assessable.

         Series A Warrants

         The Company has authorized the issuance of Series A Warrants to purchase 1,112,000 shares of Common Stock (not including 166,800 Series A Warrants which may be issued pursuant to the Underwriters' Over-allotment Option, and 111,200 Underwriters' Warrants) and has reserved an equivalent number of shares of Common Stock for issuance upon exercise of such Series A Warrants and Underwriters' Warrants. The following statements are brief summaries of certain provisions of the Warrant Agreement (defined below). Copies of the Warrant Agreement may be obtained from the Company or the Warrant Agent (defined below) and have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Series A Warrants will be issued in registered form under, governed by, and subject to the terms of a warrant agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent"). Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of 120% of the offering price per Unit exercisable at any time commencing on ________________________, 199_ [thirteen months after the closing of this Offering], until ______________, 2002, unless earlier redeemed. The Series A Warrants will not become separately traded until ________________________, 1997 [six months after the date of this Prospectus] unless earlier separated upon three days prior written notice by the Representatives to the Company at the discretion of the Representatives. The Series A Warrants contain provisions that protect the Warrant holders against dilution by adjustment of the exercise price in certain events, including, but not limited to stock dividends, stock splits, reclassifications or mergers. A Warrant holder will not possess any rights as a shareholder of the Company. Shares of Common Stock, when issued upon the exercise of the Series A Warrants in accordance with the terms thereof, will be fully paid and non-assessable. No fractional shares will be issued upon the exercise of the Series A Warrants. The Company will pay cash in lieu of fractional shares.

         The Series A Warrants are subject to redemption by the Company at a price of $0.05 per Series A Warrant at any time commencing thirteen months after the date of this Prospectus, on thirty days prior written notice, provided that the closing sale price per share for the Common Stock has equaled or exceeded 200% of the offering price per Unit for twenty consecutive trading day within the thirty-day period immediately preceding such notice.

         At any time when the Series A Warrants are exercisable, the Company has agreed to have a current registration statement on file with the Commission and to effect appropriate qualifications under the laws and regulations of the states in which the holders of the Series A Warrants reside in order to comply with applicable laws in connection with the exercise of the Series A Warrants and the resale of the Common Stock issued upon such exercise. So long as the Series A Warrants are outstanding, the Company has agreed to file all post-effective amendments to the Registration Statement required to be filed under the Securities Act, and to take appropriate action under federal law and the securities laws of those states where the Series A Warrants were initially offered to permit the issuance and resale of the Common Stock issuable upon exercise of the Series A Warrants. However, there can be no assurance that the Company will be in a position to effect such action under the federal and applicable state securities laws, and the failure of the Company to effect such action may cause the exercise of the Series A Warrants and the resale or other disposition of the Common Stock issued upon such exercise to become unlawful. The Company may amend the terms of the Series A Warrants, but only by extending the termination date or lowering the exercise price thereof. The Company has no present intention of amending such terms.

         Bridge Loan Securities

         From October through December 1996, the Company sold $483,000 of Bridge Loan Notes to provide working capital and funds for this offering. The Bridge Loan Notes are secured promissory notes bearing interest at the LIBOR rate and are payable at the earlier of nine months from the date of issuance or closing of this Offering. As additional consideration, the Company issued to the Bridge Loan Note holders warrants to acquire, without additional cost, Units identical to the Units offered hereby at the time the registration statement of which this prospectus is a part becomes effective. The Bridge Loan units are included in the Units offered hereby. See "Selling Security Holders."

         Transfer Agent and Registrar; Warrant Agent

         The Transfer Agent and Registrar for the Units, Common Stock and the Warrant Agent for the Series A Warrants and the Underwriters' Warrants will be American Stock Transfer & Trust Company, New York.


         Reports to Shareholders

         The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

         The Company has agreed, subject to the sale of the Units offered hereby, that on the date of this Prospectus, it will register its Common Stock and Series A Warrants under the provisions of Section 12(b) of the Exchange Act, and that it will use its best efforts to continue to maintain such registration. Such registration will require the Company to comply with periodic reporting, proxy solicitation, and certain other requirements of the Exchange Act.


         Boston Stock Exchange and NASDAQ Small-Cap Market

         The Company is seeking approval for listing of the Units, Common Stock and the Series A Warrants on the Boston Stock Exchange under the symbols ETS.U, ETS, and ETS.W and on the NASDAQ Small-Cap Market under the symbols EATS.U, EATS and EAT.S, respectively.

                         SHARES ELIGIBLE FOR FUTURE SALE


         Upon completion of this Offering, the Company will have 4,112,000 shares of Common Stock outstanding, 4,728,800 shares if the Underwriters' over-allotment option is exercised in full. Of the 4,112,000 shares of Common Stock to be outstanding, the 1,112,000 shares to be sold in this Offering (1,278,800 if the Underwriters' over-allotment option is exercised in full) will be freely tradable in the public market without restriction under the Securities Act, except shares purchased by an "affiliate" (as defined in the Securities Act
- in general, a person who is in a control relationship with the Company) of the Company. All of the remaining, 3,000,000 shares of Common Stock will be "restricted shares" within the meaning of the Securities Act and may be publicly sold only if registered under the Securities Act or sold in accordance with an exemption from registration, such as those provided by Rules 144 promulgated under the Securities Act. NEMC, which holds 1,811,302 shares of Common Stock, has agreed that it will not, without the prior written consent of the Representative, offer, sell or otherwise dispose of any shares of Common Stock beneficially owned by it or acquired upon the exercise of stock options by its principals for a period of two years after closing of this Offering.

         In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) is entitled to sell restricted shares if at least two years have passed since the later of the date such shares were acquired from the Company or any affiliate of the Company. Rule 144 provides that within any three-month period such person may sell only up to the greater of one percent (1%) of the then outstanding shares of the Company's Common Stock (approximately 40,000 shares following completion of this Offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks immediately preceding the date on which the notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are subject to certain other requirements relating to manner of sale, notice of sale and availability of current public information. Any person who has not been an affiliate of the Company for a period of three months preceding a sale of restricted shares is entitled to sell such shares under Rule 144 without regard to such limitations if at least three years have passed since the later of the date such shares were acquired from the Company or any affiliate of the Company. Shares held by persons who are deemed to be affiliates of the Company are subject to such volume limitations regardless of how long they have been owned or how they were acquired. The foregoing is a brief summary of certain provisions of Rule 144 and is not intended to be a complete description thereof.

         The 254,008 shares of Common Stock to be received by the holders of the Convertible Preferred Stock and the 744,554 shares of Common Stock received by the Note holders upon exchange of their Notes (assuming full acceptance of the Exchange Offer) will be restricted shares and will not be eligible for sale pursuant to Rule 144 for two years from the date of this Prospectus. The
Company, however, has agreed with the holders of the Notes, to register any shares they receive in the Exchange Offer at any time after one year from the date of this Prospectus upon the request of the holders of at least 50% of the shares and the Representative has agreed to use its best efforts to effect a firm commitment underwriting of such shares subject to favorable market conditions.


         Prior to this Offering, there has been no public market for the Common Stock, and no predictions can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of the Common Stock in the public market, including an underwritten offering, could adversely affect prevailing market prices.

                                  UNDERWRITING

         Pursuant to the terms and subject to the conditions contained in the Underwriting Agreement, the Company and the Selling Security Holders have agreed to sell on a firm commitment basis to the Underwriters named below, and each of the Underwriters, for whom National Securities Corporation is acting as the Representative, have severally agreed to purchase the number of Units set forth opposite their names in the following table.

     Underwriters                               Number of Units

        National Securities Corporation




                                                -----------

         Total                                    1,112,000

         The Representative has advised the Company that the Underwriters propose to offer the Units to the public at the initial public offering price per share set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of not more than $ per Unit, of which $ may be reallowed to other dealers. After the Offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction will change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

         The Company has granted to the Underwriters an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to 150,000 additional Units to cover over-allotments, if any, at the offering price to the public of the Units subject to this Prospectus less the Underwriting Discount. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of such additional Units that the number of Units to be purchased by it shown in the above table represents as a percentage of the 1,112,000 Units offered hereby. If purchased, such additional Units will be sold by the Underwriters on the same terms as those on which the 1,112,000 Units are being sold.

         The Underwriters have the right to offer the Units offered hereby only through licensed securities dealers in the United States who are members of the National Association of Securities Dealers, Inc. (the "NASD") and may allow such dealers such portion of its ten (10%) percent commission as each Underwriter may determine.

         The Underwriters will not confirm sales to any discretionary accounts.

         The Company has agreed to pay the Representative a non-accountable expense allowance of 2.5% of the gross amount of the Units sold ($180,700 upon the sale of the Units offered) at the closing of the Offering. The Underwriters' expenses in excess thereof will be paid by the Representative. To the extent that the expenses of the underwriting are less than that amount, such excess will be deemed to be additional compensation to the Underwriters.

         The Company has agreed to enter into a consulting agreement with the Representative at a rate of $2,500 per month for a period of 24 months.

         For a period of 24 months following the completion of this Offering, NEMC has agreed to vote its shares for election to the Board of Directors, a person designated by the Representative and acceptable to the Company. Such designee will have voting rights, will receive the same compensation as other outside Directors, will be reimbursed for all out-of-pocket expenses incurred in attending meetings, and will be indemnified by the Company against all claims, liabilities, damages, costs and expenses arising out of his or her participation at Board of Directors meetings.

         The Underwriting Agreement provides for indemnification between the Company and the Underwriters against certain civil liabilities, including liabilities under the Securities Act. In addition, the Underwriters' Warrants provide for indemnification among the Company and the holders of the Underwriters' Warrants and underlying shares against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

         Underwriters' Warrants

         Upon the closing of this Offering, the Company has agreed to sell to the Underwriters, for nominal consideration, warrants to purchase 10% of the number of Units offered hereunder (the "Underwriters' Warrants"). The Underwriters' Warrants are exercisable at 120% of the public offering price per Unit for a four-year period commencing one year from the effective date of this Offering. The Underwriters' Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the date of this Offering except to the officers of the Underwriters, their successors and dealers participating in the Offering and/or the partners or officers of such dealers. The Underwriters' Warrants will contain anti-dilution provisions providing for appropriate adjustment of the number of shares subject to the Underwriters' Warrants under certain circumstances. The holders of the Underwriters' Warrants will have no voting, dividend or other rights as shareholders of the Company with respect to shares underlying the Underwriters' Warrants until the Underwriters' Warrants have been exercised.

         The Underwriters' Warrants and the securities issuable thereunder have been registered under the Securities Act in connection with this Offering; however, such securities may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company has agreed that, if, at any time after the first anniversary of the date of this Prospectus but prior to the fifth anniversary of the date of this Prospectus, it shall cause a Post-Effective Amendment or a new Registration Statement or an Offering Statement under Regulation A to be filed with the Securities and Exchange Commission, the Underwriters shall have the right during the four year period commencing one year after the date of this Prospectus to include in such Post-Effective Amendment or new Registration Statement or Offering Statement the Underwriters' Warrants and/or the securities issuable upon their exercise at no expense to the Underwriters.

         For the exercise period during which the Underwriters' Warrants are exercisable, the holder or holders will have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interest of the other stockholders of the Company. The holder or holders of the Underwriters' Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital from an offering of its unissued Common Stock on terms more favorable to the Company than those provided for in the Underwriters' Warrants. Such factors may adversely affect the terms on which the Company can obtain additional financing. To the extent that the Underwriters realize any gain from the resale of the Underwriters' Warrants or the securities issuable thereunder, such gain may be deemed additional underwriting compensation under the Securities Act.


         Determination of Offering Price

         Prior to this Offering, there has been no public market for the securities offered and there can be no assurance that a regular trading market will develop upon completion of the Offering. Consequently, purchasers of the Units may not find a ready market for the sale of their securities. The initial public offering price for the Units will be determined by negotiation between the Company and the Underwriters. The factors to be considered in determining the initial public offering price include the Company's revenue growth since its organization, the industry in which it operates, the Company's business potential and earnings prospects and the general condition of the securities markets at the time of the Offering. The initial public offering price does not necessarily bear any relationship to the Company's assets, book value, net worth or other recognized objective value.

                                  LEGAL MATTERS

         Certain matters with respect to the validity of the securities offered hereby will be passed upon for the Company by Maurice J. Bates, L.L.C., Dallas, Texas 75225. Certain legal matters will be passed upon for the Underwriters by Winstead Sechrest & Minick P. C., Dallas, Texas.


                                     EXPERTS

         The Consolidated Financial Statements of Butterwings Entertainment Group, Inc. and Subsidiaries at December 31, 1995 and for the two fiscal years then ended, appearing in this Prospectus, have been audited by McGladrey & Pullen, LLP, independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on authority of such firm as experts in auditing and accounting. The Financial Statements of Cookie Crumbs, Inc. as of December 31, 1995 and for the period from May 17, 1995 (Inception) appearing in this Prospectus, have been audited by McGladrey & Pullen, LLP, independent accountants, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form SB-2 under the Securities Act with respect to the Units. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits. For further information with respect to the Company and the Units, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibit. The Registration Statement, including exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549 and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits thereto may be obtained from the Commission at such offices upon payment of prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such Web site is http;// www.sec.gov.

         The Company is not presently a reporting company. The Company intends to register the securities offered hereby under the Securities Exchange Act of 1934, as amended, simultaneously with the effectiveness of the Registration Statement of which this Prospectus is part. As a result, the Company will become a reporting Company.

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                     Butterwings Entertainment Group, Inc.
                         Index to Financial Statements




Butterwings Entertainment Group, Inc.


Independent Auditors Report........................................................................................ F-1
Consolidated Balance Sheets as of December 31, 1995 and October 6, 1996 (Unaudited).................................F-2
Consolidated  Statements of Operations for the years ended December 31, 1995 and
 December 25, 1994 and for the 40 weeks ended October 6, 1996 (Unaudited) and
 October 1, 1995 (Unaudited)........................................................................................F-4
Consolidated Statement of Stockholders' Equity (Deficit) for the year ended
 December 31, 1995 and for the period ended October 6, 1996 (Unaudited).............................................F-6
Consolidated Statements of Cash Flows for the year ended December 31, 1995 and December 25,
 1994 and for the 40 weeks ended October 6, 1996 (Unaudited) and October 1, 1995 (Unaudited)........................F-7
Notes to Financial Statements...................................................................................... F-9


Cookie Crumbs Inc.

Independent Auditors Report.......................................................................................F-23
Balance Sheets as of December 31, 1995 and October 6, 1996 (Unaudited)............................................F-24
Statements of Operations for the year ended December 31, 1995 and for the periods ended
 October 6, 1996 (Unaudited) and September 30, 1995 (Unaudited)...................................................F-26
Statements of Stockholders' Equity (Deficit) for the year ended December 31, 1995 and for the period ended October 6, 1996 (Unaudited).................................................................F-28
Consolidated Statements of Cash Flows for the year ended December 31, 1995 and for the periods ended October 6, 1996 (Unaudited) and September 30, 1995 (Unaudited).............................................F-29
Notes to Financial Statements.....................................................................................F-30


Pro Forma Financial Statements

Pro Forma Consolidated Balance Sheet October 6, 1996 (Unaudited)..................................................F-38
Pro Forma Consolidated Statements of Operations for the 40 weeks ended
 October 6, 1996 (Unaudited)......................................................................................F-40
Pro Forma Consolidated Statements of Operations for the year ended
 December 31, 1995 (Unaudited)....................................................................................F-41

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED FINANCIAL REPORT

                                DECEMBER 31, 1995

                                       AND

                                 OCTOBER 6, 1996
                                   (Unaudited)

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Butterwings Entertainment Group, Inc. and Subsidiaries
Hoffman Estates, Illinois

We have audited the accompanying consolidated balance sheet of Butterwings, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1995 and December 25, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Butterwings Entertainment Group, Inc. and subsidiaries as of December 31, 1995, and the results of their operations, cash flows and changes in stockholders' equity for the years ended December 31, 1995 and December 25, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 8, the Company changed its method of accounting for preopening costs in 1994.

Schaumburg, Illinois
January 22, 1996 except for Note 2 as to which the date is March 13, 1996.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

ASSETS

                                                      December 31,   October 6,
                                                          1995          1996
                                                                     (Unaudited)
Current Assets
     Cash and cash equivalents ....................   $  574,125   $  497,091
     Accounts receivable ..........................       51,391        1,814
     Inventories ..................................      104,385       96,819
     Prepaid expenses .............................       55,823      148,218
     Income tax deposits ..........................        8,700          775

              Total current assets ................      794,424      744,717

Leasehold Improvements and Equipment
     Leasehold improvements .......................    1,063,628    1,437,770
     Equipment ....................................      808,186      816,565

                                                       1,871,814    2,254,335
     Less accumulated depreciation
       and amortization ...........................      186,539      385,675
                                                       1,685,275    1,868,660

Other Assets
     Deposits .....................................      670,919      108,683
     Franchise costs, net of accumulated
       amortization of $17,132 and
       $32,746, respectively ......................      452,868      367,254
     Finance costs, net of accumulated
       amortization of $121,719 and
       $177,484, respectively .....................      382,234      326,469
     Organization costs, net of accumulated
       amortization of $4,027 and
       $5,841, respectively .......................        7,762        5,948
     Goodwill, net of accumulated
       amortization of $0 and $19,288,
       respectively ...............................      324,673      356,825
     Deferred bridge loan financing costs (Note 12)         --        273,000
                                                       1,838,456    1,438,179
                                                       ---------    ---------
                                                      $4,318,155   $4,051,556
                                                      ==========   ==========


   The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)

                                               December 31,   October 6,
                                                  1995           1996
                                                              (Unaudited)
Current Liabilities                           -----------    ------------
  Current maturities of long-term debt ....   $    28,335    $ 3,978,112
  Due to parent ...........................        43,006         36,666
  Due to affiliate ........................          --           21,486
  Accounts payable ........................       340,857        272,200
  Accrued liabilities .....................       264,360        494,801

       Total current liabilities ..........       676,558      4,803,265

  Long-term debt, less current maturities .     3,811,343        117,950
  Store closing expense (Note 12) .........          --          393,000
                                                3,811,343        510,950

  Stockholders' Equity (Deficit)
     Preferred Stock, 27,500 shares
       of 10% Convertible Preferred Stock
       is authorized with 12,660 and
       15,685 shares, respectively,
       issued and outstanding .............     1,266,000      1,568,500
     Common stock, $0.01 par value;
       10,000,000 shares authorized,
       1,811,301 and 2,001,438 shares,
       respectively, issued and outstanding        18,113         20,014
     Capital in excess of par value .......       368,926        828,875
     Accumulated deficit ..................    (1,822,785)    (3,680,048)
                                               -----------    -----------
                                                 (169,746)    (1,262,659)
                                              ------------    -----------
                                              $ 4,318,155    $ 4,051,556
                                              ============   ============





   The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                               For the Fiscal Years Ended       For the 40 Weeks Ended
                                               December 31,   December 25,     October 6,    October 1
                                                   1995          1994            1996           1995
                                                                              (Unaudited)   (Unaudited)
                                               -----------    -----------    -----------    -----------
Sales ......................................   $ 6,486,327    $ 2,501,273    $ 5,242,470    $ 5,025,351

Costs and expenses:
  Cost of products sold ....................     1,995,753        771,374      1,529,174      1,532,403
  Salaries and benefits ....................     1,889,192        615,021      1,576,580      1,486,940
  Other operating costs ....................     2,168,176        726,459      1,783,737      1,681,082
  Depreciation and amortization ............       154,090         49,333        262,302        116,356
  Pre-opening costs ........................       153,334        551,802           --          123,191
         Total costs and expenses ..........     6,360,545      2,713,989      5,151,793      4,939,972
                                                 ---------      ---------      ---------      ---------
         Income (Loss) from
          operations .......................       125,782       (212,716)        90,677         85,379

General and administrative expenses ........       404,417        264,361        461,121        309,800
Write off of franchise fee options (Note 12)          --             --          145,000           --
Provisions for losses on leased
 property (Notes 10 and 12) ................       145,000           --          927,148           --

         Operating (Loss) ..................      (423,635)      (477,077)    (1,442,592)      (224,421)
                                                  ---------      ---------    -----------      ---------
Financial income (expense):
  Interest income ..........................        19,037         54,287          7,990         14,855
  Interest expense .........................      (465,031)      (348,734)      (366,897)      (358,105)
  Amortization of finance costs ............       (72,493)       (49,226)       (55,764)       (55,764)

                                                  (518,487)      (343,673)      (414,671)      (399,014)

         (Loss) before income taxes ($0 for
          all periods presented) and
          cumulative effect of the change
          in accounting principle ..........      (942,122)      (820,750)    (1,857,263)      (623,435)

Cumulative effect on prior year of
  the change in method of accounting
  for pre-opening costs ....................          --           59,913           --             --

         Net (Loss) ........................   $  (942,122)   $  (880,663)   $(1,857,263)   $  (623,435)
                                               ============   ============   ============   ============
Proforma net (loss) assuming the
  new accounting principle had
  been applied retroactively ...............   $      --      $  (820,750)   $      --      $      --
                                               ============   ============   ============   ============

                              Continued on page -5-

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF OPERATIONS (Continued from page -4-)

                               For the Fiscal Years Ended     For the 40 Weeks Ended
                               December 31,  December 25,    October 6,    October 1
                                   1995         1994           1996          1995
                                                            (Unaudited)     (Unaudited)
                              -----------    ------------   ------------   ------------
Net (loss) ................   $  (942,122)   $  (880,663)   $(1,857,263)   $  (623,435)

Net (loss) per common share   $      (.44)   $      (.42)   $      (.88)   $      (.29)
                              ============   ============   ============   ============
Weighted average number of
  shares outstanding ......     2,121,173      2,121,173      2,121,173      2,121,173



























   The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                                                                   Total
                                                       Preferred             Common             Accumulated    Stockholders'
                                                         Stock                Stock               Deficit     Equity(Deficit)
                                                                          ------------ In
                                                                       Par           Excess
                                                                      Value          Of Par
                                                   -----------   -----------    -----------    ------------   ---------------
Balance, December 26, 1993 .....................   $      --     $      --      $      --      $      --      $      --

Sale of 2,012,562 shares of
  common stock .................................          --          20,126        479,874           --          500,000

Contributed Services (Note 11) .................          --            --           50,000           --           50,000

Net (loss) .....................................          --            --             --         (880,663)      (880,663)
                                                   -----------   -----------    -----------    ------------   ---------------
Balance, December 25, 1994 .....................          --          20,126        529,874       (880,663)      (330,663)

Sale of 12,660 shares of preferred
  stock (Note 2) ...............................     1,266,000          --         (212,960)          --        1,053,040

Redemption of 201,260 shares of
  common stock .................................          --          (2,013)         2,012           --               (1)

Contributed Services (Note 11) .................          --            --           50,000           --           50,000

Net (loss) .....................................          --            --             --         (942,122)      (942,122)
                                                   -----------   -----------    -----------    ------------   ---------------
Balance, December 31, 1995 .....................   $ 1,266,000   $    18,113        368,926    $(1,822,785)   $  (169,746)

Sale of 3,025 shares of preferred stock (Note 2)
  (Unaudited) ..................................       302,500          --          (18,150)          --          284,350

Sale of 190,136 shares of common
  stock (Note 12) (Unaudited) ..................          --           1,901        128,099           --          130,000

Contributed Services
  (Note 11) (Unaudited) ........................          --            --           77,000           --           77,000

Bridge loan warrants (Note 12) (Unaudited) .....          --            --          273,000           --          273,000

Net (loss)(Unaudited) ..........................          --            --             --       (1,857,263)    (1,857,263)
                                                   -----------   -----------    -----------    ------------   ---------------
Balance, October 6, 1996
  (Unaudited) ..................................   $ 1,568,500   $    20,014    $   828,875    $(3,680,048)   $(1,262,659)
                                                   ===========   ===========    ===========    ============   ============
   The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                               For the Fiscal Years Ended        For the 40 Weeks Ended
                                                December 31,   December 25,     October 6,     October 1,
                                                    1995          1994            1996           1995
                                                                               (Unaudited)    (Unaudited)
Cash Flows from Operating Activities:           ------------   ------------   ------------   ------------

Net (loss) ..................................   $  (942,122)   $  (880,663)   $(1,857,263)   $  (623,435)
Adjustments to reconcile net (loss)
  to net cash (used in) operating activities:
    Depreciation and amortization ...........       229,096        100,321        320,152        174,059
    Provisions for losses on leased property        145,000           --          917,648           --
    Cumulative effect of the change
      in accounting principle ...............          --           59,913           --             --
    Contributed Services ....................        50,000         50,000         77,000         38,000
Changes in operating assets and liabilities:
     Accounts receivable ....................       (41,827)        (9,564)        49,577         (2,570)
     Inventories ............................        76,746       (181,131)         7,566         26,622
     Prepaid expenses .......................       (53,683)        (2,140)       (92,395)       (25,159)
     Income tax deposits ....................            25         (8,725)         7,925        (38,253)
     Accounts payable .......................          (948)       341,805        (68,657)       (31,063)
     Accrued liabilities ....................        96,778        167,582         32,941        (17,527)
     Due to parent ..........................         4,284        (12,863)        (6,340)          --
Net cash (used in) operating activities .....      (436,651)      (375,465)      (611,846)      (499,326)
                                                  -----------   -----------    -----------    ------------

Cash Flows from Investing Activities:
     Deposits ...............................      (539,113)       (48,806)       562,236         (1,834)
     Organizational costs ...................            49            (38)          --               49
     Receivable from lessor .................          --         (100,000)          --          100,000
     Leasehold improvements and equipment ...      (405,835)    (1,610,979)      (738,205)      (381,344)
     Franchise costs ........................       (60,000)      (130,000)       (75,000)       (35,000)
     Write off of franchise fee options .....          --             --          145,000           --
     Goodwill ...............................      (324,673)          --          (51,440)          --
     Collection of receivable from lessor ...       100,000           --             --             --
Net cash (used in) investing activities .....    (1,229,572)    (1,889,823)      (157,409)      (318,129)
                                                 -----------    -----------    -----------    ------------

Cash Flows from Financing Activities:
     Finance costs ..........................          --         (448,958)          --             --
     Advances from Affiliate ................          --             --           21,486           --
     Proceeds from long-term debt ...........        25,000      3,850,000        304,532         25,000
     Payments of long-term debt .............       (29,619)        (5,703)       (48,148)       (22,430)
     Proceeds from Sale of Common Stock
       (Note 12) ............................          --             --          130,000           --
     Redemption of common stock .............            (1)          --             --             --
     Proceeds from issuance of preferred
       stock, net ...........................     1,053,040           --          284,350           --
  Net cash provided by financing activities .     1,048,420      3,395,339        692,220          2,570
  Net (decrease) increase in cash and
       cash equivalents .....................      (617,803)     1,130,051        (77,034)      (814,885)
Cash and cash equivalents:
  Beginning .................................     1,191,928         61,877        574,125      1,191,928
  Ending ....................................   $   574,125    $ 1,191,928    $   497,091    $   377,043
                                                ===========    ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                               For the Fiscal Years Ended        For the 40 Weeks Ended
                                                December 31,   December 25,     October 6,     October 1,
                                                    1995          1994            1996           1995
                                                                               (Unaudited)    (Unaudited)
                                                ----------    -----------      -----------    -----------
Supplemental Disclosures of Cash Flow
  Information
     Cash payments for:
       Interest .....................             $464,880      $314,620         $172,901       $369,798







































   The accompanying notes are an integral part of these financial statements.

             BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

Note 1.       Nature of Business and Significant Accounting Policies

Information as of and for the 40 weeks ended October 6, 1996 and October 1, 1995 is unaudited. Butterwings Inc. (the Company) was formed July 29, 1993, and incorporated in the State of Illinois. Operations commenced in 1994. The Company is a wholly-owned subsidiary of New Era Management Corporation (parent). On February 23, 1996 the Company's Articles of Incorporation were amended to change the name of the Company to Butterwings Entertainment Group, Inc. The Company entered into franchise agreements with Hooters of America, Inc. by which the Company received the right to establish and operate restaurants in Wisconsin and Southern California. During 1994 the Company opened three Hooters restaurants as follows: one in April, one in September and another in December. A fourth restaurant opened in May, 1995 and was closed in September 1996 (see Note 12). The Company also acquired a Mrs. Fields cookie store in 1995 and six additional Mrs. Fields cookie stores on January 1, 1996 (see Note 9).

Significant accounting policies are as follows:

Interim Financial Data: The October 6, 1996 balance sheet and statements of operations, stockholders' equity (deficit) and cash flows for the 40 weeks ended October 6, 1996 and October 1, 1995 are unaudited. In the opinion of management these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary to state fairly the information set forth therein. Operating results for the 40 weeks ended October 6, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ending December 29, 1996.

Fiscal Year: The Company's fiscal year is the 52/53-week period ending on the last Sunday in December. The first quarter consists of four, four-week periods and each of the remaining three quarters consists of the three, four-week periods, with the first, second, and third quarters ending 16 weeks, 28 weeks, and 40 weeks, respectively, into the fiscal year.

The financial statements presented for the fiscal years ended December 31, 1995 and December 25, 1994 are comprised of 53 and 52 weeks, respectively.

Principles of Consolidation: The financial statements include the accounts and results of operations of the Company and its wholly-owned subsidiaries, Butterwings of Wisconsin and Butterwings of California. All significant intercompany accounts and transactions have been eliminated in consolidation.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS


Note 1.       Nature of Business and Significant Accounting Policies (continued)

Cash Equivalents: The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

Concentration of Cash: The Company had approximately $505,000 and $409,000 (Unaudited) on deposit at two financial institutions at December 31, 1995 and October 6, 1996, respectively.

Inventories: Inventories consisting of food, beverages, and novelty items, are stated at the lower of cost or market on a first-in, first-out basis. Cost is determined by the most recent invoice price.

Leasehold Improvements and Equipment: Leasehold improvements and equipment are carried at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. In general, the assets have the following lives:

                     Leasehold improvements                    over lease term
                     Equipment                                 8 years

Depreciation of these assets coincides with each restaurant's or store's commencement of operations or purchase.

Pre-opening Costs: Pre-opening costs are recognized as expense when incurred. See Note 8 regarding the change in method of accounting for pre-opening costs.

Franchise Costs: Franchise costs represent payments made for the rights to operate either restaurant facilities or cookie stores meeting the plans and specifications of the respective franchisor and options to purchase franchise rights in specified geographical areas at a fixed price. Franchise costs for a restaurant are amortized to expense using the straight-line method over a 20-year period commencing with the opening of the restaurant. Franchise costs for a cookie store are amortized to expense using the straight-line method over a 15-year period commencing with the purchase of the cookie store.

Finance Costs: Finance costs represent legal, accounting, regulatory and blue sky expenses, printing costs, expense reimbursements and commissions paid to brokers in connection with the issuance of Secured Promissory Notes. These costs are amortized to expense using the straight-line method over a seven-year period coinciding with the life of the notes.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 1.       Nature of Business and Significant Accounting Policies (continued)

Organization Costs: Organization costs are one-time costs related to the formation of the Company and are being amortized to expense using the straight-line method over a five-year period commencing with the opening of the first restaurant in April 1994.

Goodwill: The Company has classified as goodwill the cost in excess of fair value of the net assets of the cookie stores acquired in purchase transactions. Goodwill is being amortized on a straight-line method over 15 years commencing with the purchase of the stores.

Offering Expenses: Gross proceeds from the issuance of preferred stock have been credited to Preferred Stock and offering expenses incurred by the Company have been charged to capital in excess of par value. Offering expenses include legal, accounting, escrow, regulatory and blue sky expenses, printing costs, expense reimbursements and commissions paid to brokers.

Impairment of Long Lived Assets: Long lived assets are evaluated for impairment based on an analysis of cashflow on a store by store basis.

Accounting Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting year. Actual results could differ from those estimates.

Financial Instruments: The Company has no financial instruments for which the carrying value differs from fair value.

Income Taxes: The Company's results are included in the parent's consolidated tax return. Intercorporate tax allocation practices adopted by the Company and its parent provide that to the extent the Company has income, taxes related to such income will be reflected in the Company's financial statements and paid by the Company. The tax benefit of losses, if any, will be reflected in the Company's financial statements and paid to the Company by the parent if: a) the Company would otherwise be entitled to such benefits if it were filing a separate tax return, b) the parent has received benefit of such losses on a consolidated basis, and c) the Company continues to be included in the parent's consolidated tax return.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 1.       Nature of Business and Significant Accounting Policies (continued)

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Per Share Data: Net income (loss) per Common Share is calculated based on weighted average shares of Common Stock outstanding. The weighted average number of shares has been adjusted to reflect as outstanding, for each period presented using the treasury stock method at the estimated initial public offering price ($6.50), the 190,136 shares issued in September, 1996 and all shares issuable upon the exercise of stock options subsequent to October 6, 1996 and bridge loan warrants to be issued (See Note 12).

Note 2.       Preferred Stock Offering

From September 25, 1995 to March 13, 1996, the Company sold $1,568,500 ($1,337,390 net of offering expenses) of its 10% Convertible Preferred Stock through a private placement at a price of $100 per share to accredited investors. The shares are non redeemable and have no voting rights. Holders of the shares will be entitled to receive, to the extent declared by the Company's Board of Directors, non-compounded, cumulative dividends in an amount equal to 10% per annum on the offering price of the shares. Each share is convertible into shares of the Company's common stock upon the consummation of the first sale of common stock by the Company to underwriters for the account of the Company pursuant to a registration statement under the 1933 Act filed with and declared effective by the Securities and Exchange Commission. The number of shares of common stock to be issued to each holder of the preferred stock upon conversion will be determined by dividing the offering price of the preferred by an amount equal to 95% of the sale price per share of common stock at the time of the initial public offering.

The Company paid a commission to the selling agent of 6% of the gross proceeds of each of the shares sold. In addition, expenses of approximately $137,000 were incurred in connection with this offering including legal, accounting, escrow costs, Blue Sky compliance, printing costs and other expenses relating to the qualification and offering of the shares. As of December 31, 1995, $1,053,040 net of expenses of $212,960 had been raised by the offering.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 3.       Franchise Agreements

The Company operates under franchise agreements with each franchisor. In addition to an initial franchise fee for each location, the Company is required to pay the respective franchisor additional fees for royalties and advertising based on a percentage of sales. These fees totalled $440,016 and $171,292 for the fiscal years ended December 31, 1995 and December 25, 1994, respectively. For the 40 weeks ended October 6, 1996 and October 1, 1995, these fees totalled $314,704 (Unaudited) and $343,230 (Unaudited), respectively.

Note 4.       Long-Term Debt

Long-term debt consists of the following at
                                                                   (Unaudited)
                                              December 31, 1995   October 6,1996
                                              -----------------   --------------
Secured promissory notes                             $3,700,000       $3,700,000
Bridge loan (See Note 12)                                  -             210,000
Capitalized equipment leases                            139,678          186,062
     Total long-term debt                             3,839,678        4,096,062
     Current maturities                                  28,335        3,978,112
                                                     ----------      -----------
     Long-term debt, net of current maturities       $3,811,343      $   117,950
                                                     ==========      ===========

Secured Promissory Notes issued in May 1994 mature April 2001, bear interest at 12% per annum, are collateralized by all assets of the Company, and until retired entitle the note holders to receive 5% of the pre-tax profits of the Company (none as of October 6, 1996). The notes provide for monthly payments of interest only from date of issuance for 48 months and thereafter, 36 equal monthly payments of principal and interest. The Secured Promissory Notes may be prepaid by the Company at any time at a redemption price of 103% of face value. The notes are secured senior obligations of the Company and rank senior to all existing and future unsecured indebtedness of the Company provided, however, that the Company may issue additional debt instruments through private or public debt offerings for the purpose of opening Hooters restaurant franchises in which the additional debt will rank equal to the notes. The notes contain covenants which may limit the incurrence of additional debt, the payment of dividends, the making of other distributions, and the ability to enter into certain transactions with affiliates or merge, consolidate or transfer substantially all of the assets of the Company. The Company was in compliance with these covenants at October 6, 1996 (Unaudited). Annual maturities of the notes are as follows (see discussion of suspension of interest payments on May 1, 1996, in Note 12):

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 4.        Long-Term Debt (continued)

Fiscal years ending:
  1998                   $   741,268
  1999                     1,167,917
  2000                     1,316,039
  2001                       474,776
                         -----------
                          $3,700,000
                         ===========




Various equipment with a cost of $269,532 and accumulated amortization of $29,689 at December 31, 1995 and $55,602 (Unaudited) at October 6, 1996 is recorded under capital leases. The capitalized leases provide for 60 equal monthly payments including imputed interest at 12% per annum. Upon maturity
(1999) ownership of the equipment is transferred to the Company. The leases are subordinate to the Secured Promissory Notes described above. Future lease payments for capital leases are as follows:

                                                 As of
                                  December 31, 1995    October 6, 1996
Fiscal years ending:                                     (Unaudited)
                                  -----------------    ---------------
  1996                              $   42,730           $  20,787
  1997                                  46,614              87,645
  1998                                  46,614              77,389
  1999                                  39,400              39,400
                                    ----------           ---------
                                       175,358             225,221
Less amount representing interest       35,680              39,159
                                    ----------           ---------
                                    $  139,678            $186,062
                                    ==========           =========

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 5.        Lease Commitments

The Company leases a number of facilities under non cancelable leases ranging from four to ten years. Most of these leases contain renewal options which can extend the lease from ten to fifteen years. Some of these leases contain escalation clauses to cover future operating cost increases while other leases provide for a percentage of gross sales in excess of minimum levels. The minimum levels were not met for the years ended December 31, 1995 and December 25, 1994. Several of these leases have been guaranteed by the parent. In connection with the rental of one facility, an irrevocable letter of credit in the amount of $83,000 has been issued by a financial institution on behalf of the Company securing payment of future rent. The letter of credit is collateralized by an interest-bearing deposit of $83,000. All of the leases require the Company to pay real estate taxes, insurance and maintenance on the respective properties.

Future minimum rentals under these leases are as follows:

                                             As of
                         December 31, 1995           October 6, 1996(a)
                                                        (Unaudited)
Fiscal years ending:     -----------------           ------------------
  1996                   $    456,411                $     89,082
  1997                        474,678                     539,984
  1998                        487,330                     548,471
  1999                        457,444                     432,058
  2000                        249,277                     468,009
  Subsequent years            761,320                     369,357
                         ------------                 -----------
                           $2,886,460                  $2,446,961
                         ============                 ===========

  (a) Excludes amounts related to leased properties discussed in Notes 10 and 12
      - Provision for Restaurant closing.

The total rent expense included in the statements of operations is approximately $363,000 and $85,000 for the fiscal years ended December 31, 1995 and December 25, 1994, respectively, and $663,601 (Unaudited) and $270,000 (Unaudited) for the 40 weeks ended October 6, 1996 and October 1, 1995, respectively.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 6.        Deferred Income Taxes

The Company accounts for deferred income taxes under the liability method. As explained in Note 1, the liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. The sources of these differences as of December 31, 1995 and October 6, 1996 and the tax effect for each were as follows:
                                                         (Unaudited)
                                         December 31,     October 6,
                                             1995            1996
Deferred tax assets:                     -----------    -----------
  Other assets .......................   $   135,848    $    97,643
  Tax credit carryforwards ...........        87,517        115,272
  Accrued expenses ...................        58,000        296,371
  Leasehold improvements and equipment          --            5,746
  Net operating loss carryforwards ...       567,258        985,382
                                         -----------    -----------
                                             848,623      1,500,414

  Valuation allowance ................      (745,332)    (1,413,775)
                                         -----------    -----------
                                             103,291         86,639
Deferred tax liability:
  Leasehold improvements and equipment       103,291         86,639
                                         -----------    -----------
                                         $        -      $        -
                                         ===========    ===========

No income taxes are reflected in the statements of operations for the fiscal years ended December 31, 1995 and December 25, 1994 and the 40 weeks ended October 6, 1996 and October 1, 1995, since they have been eliminated by a valuation allowance. The valuation allowance increased by $407,664 and $337,668 during the fiscal years ended December 31, 1995 and December 25, 1994, respectively, and by $668,443 (Unaudited) during the 40 weeks ended October 6, 1996.

The Company has net operating loss carryforwards of approximately $2,463,454 (Unaudited). See Note 1 regarding the conditions necessary to receive the tax benefits of these losses from the parent company.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 7.       Related Party Transactions

The Company pays a monthly amount to the parent for ongoing rent and accounting services. Total charges by the parent to the Company were approximately $162,834 for the fiscal year ended December 31, 1995, $98,000 for the fiscal year ended December 25, 1994, $127,480 (Unaudited) for the 40 weeks ended October 6, 1996, and $120,667 (Unaudited) for the 40 weeks ended October 1, 1995. At December 31, 1995 and October 6, 1996, the amounts due the parent were $43,006 and $36,666 (Unaudited), respectively. Management believes services being provided from related parties are at fair value.

Note 8.       Accounting Changes

At December 26, 1993, the Company had deferred $59,913 of pre-opening restaurant costs in anticipation of capitalizing and amortizing them over the period expected to be benefitted. In 1994, the Company decided that since the period benefitted was short, it was more proper to expense these costs as incurred. Accordingly, the Company changed its method of accounting for pre-opening costs to expense such costs as incurred. The cumulative effect of the change in accounting method for pre-opening costs of $59,913 was charged to income in 1994. There was no income tax effect since the related deferred tax asset was offset by an equal valuation allowance. This change had the effect of increasing the net loss for the year ended December 25, 1994, by $531,000 compared to the net loss had the Company continued to capitalize pre-opening costs and amortize them over a 36-month period.

Note 9.       Purchase of Franchised Cookie Stores

The Company entered into a purchase and franchise agreement with Mrs. Fields Development Corporation by which the Company purchased for $364,673 an existing cookie store in Flint, Michigan. The purchase price was allocated $15,000 to equipment, $65,789 to leasehold improvements, $25,000 to franchise rights, and $258,884 to goodwill. The purchase was effective December 7, 1995.

The Company also entered into an agreement with an affiliate (wholly owned by an owner of the parent) (see Note 12 - Acquisitions) to purchase six existing franchised Mrs. Fields cookie stores January 1, 1996 for $703,875. Allocation of the purchase price resulted in equipment of $90,000, leasehold improvements of $328,945, franchise rights of $150,000, goodwill of $113,930 and inventory of $21,000. In November and December 1995, the Company advanced $554,048 to the affiliate towards the purchase of the stores. The payments have been included in deposits in the financial statements as of December 31, 1995. The remaining amount of $149,827 was paid in March 1996.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 10.      Provision for Loss on Leased Property

During 1995, the Company provided a $145,000 allowance for loss on leased property which the Company no longer plans to develop. The allowance represents management's estimate of loss, including loss on purchased leasehold improvements, carrying costs, and commissions. During September 1996 the Company executed a sublease whereby the sublessee will pay substantially all amounts due under the original lease agreement for the remaining lease term. Under certain conditions, the sublessee may terminate the lease in September 1998 causing the Company to be liable for the remaining rentals of $5,184 per month through September 30, 2003, equivalent to $311,040. During 1996 the Company provided an additional $50,000 (Unaudited) to the allowance for loss.


Note 11.      Contributed Services of Officers

The Company's officers have received no compensation for services provided by them since inception of the Company. Accordingly, in order for the financial statements to reflect reasonable compensation levels, capital contributions of $50,000 for each of the fiscal years ended December 31, 1995 and December 25,
1994, and $77,000 (Unaudited) and $38,000 (Unaudited) for the 40 weeks ended October 6, 1996 and October 1, 1995, respectively, have been recorded to reflect the fair market value of such services. Offsetting amounts have been included in general and administrative expenses in the accompanying statements of operations.


Events (Unaudited) Subsequent to the Date of the Independent Auditor's Report

Note 12.      Subsequent Events

Suspension of Interest Payments

On May 1, 1996, payments of interest on the Secured Promissory Notes were suspended to conserve cash for operating purposes. Per the agency agreement for the Secured Promissory Notes, an event of default occurs upon failure by the Company to pay interest on the notes when it becomes due and payable and the continuance of such failure for 90 days. If an event of default occurs and is continuing, the noteholders' agent by notice to the Company, or the noteholders of at least 25% of the principal amount of the notes by notice to the Company and the Agent, may declare the notes and accrued interest to be due and payable immediately. As of October 6, 1996 the Company has not received notice of acceleration from either the noteholders' agent or the noteholders. The notes have been classified as current liabilities as of October 6, 1996 and as of this date, accrued and unpaid interest on these notes is $228,149 (Unaudited).

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 12.      Subsequent Events (continued)

Public Offering

In August 1996 and November 1996, the Company executed letters of intent with two underwriters to file a Registration Statement on Form SB-2 with the Securities and Exchange Commission to offer approximately $6.5 million of its common stock in an initial public offering (IPO). In connection therewith, the Company intends to issue warrants to a) the purchasers of shares of the common stock on a one-to-one basis and b) to the underwriter which will enable the underwriter to acquire shares of common stock equal to 10% of the shares offered in the IPO. It is anticipated that the warrants will be exercisable between one and five years after the IPO at a price equal to 120% of the share price of the IPO.

In conjunction with the IPO, the Company will offer common stock to the noteholders to obtain conversion of the Secured Promissory Notes (See Note 4) to equity. The number of common shares offered will be equal to 120% of the outstanding debt and unpaid interest ($333,000 as of December 31, 1996) divided by the IPO per share offering price.

Concurrent with the IPO, the Company's 10% Convertible Preferred Stock will be converted to common stock in accordance with the original conversion privileges (See Note 2).

Bridge Loan and SFAS 123

In October 1996, the Company received $210,000 in bridge loan financing from a group of lenders. This borrowing bears interest at the LIBOR rate and is due on the earlier of the close of the Company's IPO or nine months from the date of issuance. In conjunction with this financing, the Company will issue as additional compensation to the lender forty-two thousand (42,000) shares of the Company's common stock to be sold in conjunction with the Company's IPO. The additional compensation of $273,000 (42,000 shares at $6.50 per share) has been recognized as deferred financing cost and as additional capital in excess of par value at October 6, 1996. This deferred charge will be charged to operations over the estimated life of the bridge loan.

During November and December 1996, the Company received an additional $273,000 in bridge loan financing from a group of lenders. In conjunction with this additional financing, the Company will issue as additional compensation to the lenders forty-nine thousand (49,000) shares of the Company's common stock to be sold in conjunction with the Company's IPO. This additional compensation of $318,500 (49,000 shares at $6.50) will be accounted for in the same manner as discussed above.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 12.      Subsequent Events (continued)

During October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123). SFAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans and also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. SFAS 123 defines a fair value-based method of accounting for an employee stock option or similar equity instruments and encourages all entities to adopt that method of accounting. SFAS 123 also allows an entity to continue to measure compensation cost for those plans using the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). SFAS 123 is effective for transactions entered into in fiscal years beginning after December 15, 1995. Pro forma disclosures required for entities that elect to continue to measure compensation cost using APB 25 must include the effect of all awards granted in fiscal years beginning after December 15, 1994. The Company plans to continue to measure compensation cost using APB 25 for employee stock options.

However, during 1996, the Company adopted the provision of SFAS 123 for non-employee stock transactions.

Acquisitions

On October 18, 1996, the Company acquired 100% of the outstanding common stock of an affiliate (wholly owned by an officer of the Company and parent) for $1. The affiliate currently operates six franchised Mrs. Fields Cookie stores located in Missouri. The acquisition will be accounted for as a purchase transaction. At the date of purchase, this company had $1,383,576 of total assets and $2,030,714 of total liabilities (including $1,690,000 of redeemable preferred stock). The transaction resulted in $662,138 of goodwill which will be charged to accumulated deficit as it is considered a preferential dividend due to the related party nature of the transaction. The assets and liabilities have been recorded at fair market value which approximates historical cost. For the nine months ended October 6, 1996, this company's sales were $1,292,532 and income from operations were $3,139.

Stock Compensation Plan

The 1996 Stock Compensation Plan ("Plan") was approved by shareholders of the Company on November 14, 1996. There will be reserved for the use upon the exercise of Options to be granted from time to time under the Plan, an aggregate of two hundred thousand (200,000) shares of common stock, $.01 par value, of the Company which shares in whole or in part shall be authorized, but unissued, shares of the Common Stock or issued shares of Common Stock which shall have been reacquired by the Company as determined from time to time by the Board of Directors of the Company.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 12.      Subsequent Events (continued)

On November 14, 1996, the Board of Directors approved the grant of 100,000 shares to employees, officers and directors at a price of $5.00 per share which become exercisable one year from date of grant.

Write off of Franchise Fee Options

During third quarter 1996, the Company recognized a charge to operations of $145,000 to write off the franchise fee options paid in contemplation of building additional Hooters restaurants. This write down was recorded, because under existing agreements with Hooters the Company may have no options to build additional restaurants.

Provision for Restaurant Closing

During first quarter 1996, the Company recognized a long lived asset charge of $327,148 related to one of its Hooters restaurants. A loss was recognized for the carrying amount of the equipment, building improvements, and franchise fee related to the restaurant. In addition, a $100,000 provision was established for probable future expenses primarily related to vacating the lease of this location.

During the third quarter of 1996, the Company closed the restaurant and has entered into an agreement with the landlord to vacate the lease agreement. Under the terms of the agreement the Company surrendered to the landlord all leasehold improvements and equipment housed at the site and the Company is obligated to pay the landlord $4,750 per month from August 1, 1996 through June 30, 2005. Accordingly, the Company has recorded an additional provision of $450,000 to provide for the settlement with the landlord and all costs and expenses associated with the closing of the site.

Sale of Common Stock

As a result of an option issued by the Company on July 11, 1996, the Company sold 190,136 shares of common stock to an independent investor for $130,000 in September 1996.

Changes in authorized and Issued common Stock

In October, 1996, the Company changed its common stock, no par value, 1,000 shares authorized to common stock with a par value of $.01 with 10,000,000 shares authorized. In connection with this change, 20,126 shares of the new common stock were issued for each share of the old common stock outstanding. This change has been retroactively reflected in the accompanying financial statements.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
Note 13.      Going Concern

The Company has incurred recurring losses and its ability to continue as a going concern is dependent on several factors. The successful completion of the IPO discussed in Note 12 is expected to position the Company to continue as a going concern and to pursue its business strategies.

As discussed in Note 12, the Company is currently in default of the provisions of the $3,700,000 Secured Promissory Notes and unable to service the notes in accordance with the original terms. Further, the Bridge Loan Notes are subordinate to the Secured Promissory Notes. If the IPO is unsuccessful,the Company will remain in default on the Secured Promissory Notes and in accordance with the default provisions be prohibited from repaying the Bridge Loan Notes. In the event the IPO is unsuccessful, the Company will seek alternate sources of equity or attempt to refinance or renegotiate its debt obligations or it may be required to seek protection from creditors under the Federal Bankruptcy Code.

                               COOKIE CRUMBS, INC.

                                FINANCIAL REPORT

                                DECEMBER 31, 1995

                                       AND

                                 OCTOBER 6, 1996
                                   (Unaudited)

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Cookie Crumbs, Inc.
Hoffman Estates, Illinois

We have audited the accompanying balance sheet of Cookie Crumbs, Inc. as of December 31, 1995, and the related statements of operations, stockholder's equity (deficit), and cash flows for the period from May 17, 1995 (inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cookie Crumbs, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the period from May 17, 1995 (inception) to December 31, 1995, in conformity with generally accepted accounting principles.





Schaumburg, Illinois September 19, 1996, except for the second paragraph of Note 10, as to which the date is September 30, 1996 and Note 11, as to which the date is October 18, 1996.

                              COOKIE CRUMBS, INC.

                                 BALANCE SHEETS

  ASSETS                                               December 31,   October 6,
                                                           1995          1996
                                                                     (Unaudited)
                                                        ----------   -----------
Current Assets
     Cash ............................................. $  200,032   $   38,081
     Accounts receivable ..............................     19,345        4,306
     Inventories ......................................     14,220       21,451
     Prepaid expenses .................................       --         12,576
     Due from affiliate ...............................      5,037       17,096
     Assets available for sale (Note 10) ..............    735,862       62,500
                                                        ----------   -----------
              Total current assets ....................    974,496      156,010
                                                        ----------   -----------
Leasehold Improvements and Equipment
     Leasehold improvements ...........................    316,884      454,335
     Equipment ........................................    277,434      212,287
                                                        ----------   -----------
                                                           594,318      666,622
                                                        ----------   -----------
     Less accumulated depreciation and amortization ...     44,600      131,085
                                                        ----------   -----------
                                                           549,718      535,537

Deferred income taxes .................................     17,150       17,150
                                                        ----------   -----------
Other Assets
     Franchise costs, net of accumulated
       amortization of $3,973 and $11,806, respectively    146,027      138,194
     Goodwill, net of accumulated amortization of
       $18,082 and $45,204, respectively ..............    524,367      497,245
     Organization costs, net of accumulated
       amortization of $3,008 and $7,895, respectively      27,073       23,686
     Deposits .........................................      9,217       15,754
                                                        ----------   -----------
                                                           706,684      674,879
                                                        ----------   -----------
                                                        $2,248,048   $1,383,576
                                                        ==========   ===========
See Notes to Financial Statements.

                              COOKIE CRUMBS, INC.
                 LIABILITIES AND STOCKHOLDER'S EQUITY (Deficit)

                                                       December 31,   October 6,
                                                           1995          1996
                                                                     (Unaudited)
                                                        ----------   -----------
Current Liabilities
     Current maturities of capital lease obligations  $   31,239    $    33,673
     Advances from affiliate .......................     554,048           --
     Accounts payable ..............................     125,552        107,323
     Accrued liabilities ...........................     119,437         61,420
     Note due sole stockholder .....................        --          100,000
     Income taxes payable ..........................      17,150           --
     Capital lease obligations to be assumed with
        assets available for sale (Notes 6 and 10) .      89,705           --
                                                       ---------    ------------

              Total current liabilities ............     937,131        302,416
                                                       ---------    ------------
Capital Lease Obligations, less current maturities .      58,467         38,298
                                                       ---------    ------------
Redeemable Preferred Stock, $100 par value;
     100,000 authorized, 16,650 and 16,900
     shares issued and outstanding, respectively ...   1,665,000      1,690,000
                                                       ---------    ------------
Stockholder's Equity (Deficit)
     Common stock, no par value; 10,000 shares
       authorized, 1,000 shares issued and
       outstanding .................................      15,000         15,000

     Accumulated deficit ...........................    (427,550)      (662,138)
                                                       ---------    ------------
                                                        (412,550)      (647,138)
                                                       ---------    ------------
                                                     $ 2,248,048    $ 1,383,576
                                                     ============   ============







See Notes to Financial Statements.

                              COOKIE CRUMBS, INC.
                            STATEMENTS OF OPERATIONS

                                                                        For the Period
                                     For the Period from                  from May 17,
                                        May 17, 1995          For the   1995 (inception)
                                       (inception) to     40 weeks ended  to September
                                      December 31, 1995  October 6, 1996   30, 1995
                                                           (Unaudited)    (Unaudited)
                                           -----------    -----------    -----------
Sales ..................................   $ 1,244,629    $ 1,292,532    $   407,161
Cost and Expenses:
     Cost of products sold .............       320,588        331,250         90,790
     Salaries and benefits .............       258,403        344,934         65,712
     Other operating expenses ..........       357,310        489,859         99,154
     Depreciation and amortization .....       102,052        123,350         30,805
                                           -----------    -----------    -----------
       Total cost and expenses .........     1,038,353      1,289,393        286,461

       Income from operations ..........       206,276          3,139        120,700

General and administrative expense .....       162,501        139,632         98,748
                                           -----------    -----------    -----------
       Operating Income (Loss) .........        43,775       (136,493)        21,952
                                           -----------    -----------    -----------
Financial income (expenses):
     Interest income ...................         6,462          8,412          4,123
     Interest expense ..................       (15,927)        (7,253)        (3,313)
     Loss or impairment of asset .......      (159,474)          --             --
     Gain on sale of fixed assets ......          --           30,513           --
                                           -----------    -----------    -----------
                                              (168,939)        31,672            810
                                           -----------    -----------    -----------
       Income (Loss) before income taxes      (125,164)      (104,821)        22,762

Income taxes (note 8) ..................          --             --             --
                                           -----------    -----------    -----------
       Net Income (Loss) ...............   $  (125,164)   $  (104,821)   $    22,762
                                           ===========    ===========    ===========

                              Continued to page -5-

                              COOKIE CRUMBS, INC.
               STATEMENTS OF OPERATIONS (Continued from page -4-)

                                                                 For the Period
                            For the Period from                    from May 17,
                                May 17, 1995         For the    1995 (inception)
                               (inception) to     40 weeks ended   to September
                              December 31, 1995   October 6, 1996    30, 1995
                                                    (Unaudited)     (Unaudited)
                                   -----------      -----------     -----------
Net Income (Loss) ...........       $(125,164)       $(104,821)      $  22,762

Preferred Stock Dividends ...         (86,388)        (129,017)        (37,235)
                                   -----------      -----------     -----------
Net (Loss) applicable
       to Common shareholders       $(211,552)       $(233,838)      $ (14,473)
                                   ===========       ==========     ===========
Weighted average number of
       shares outstanding ...           1,000            1,000           1,000
                                   ===========       ==========     ===========
Net (Loss) per
       Common Share .........       $    (212)       $    (234)      $     (14)
                                   ===========       ==========     ===========



See Notes to Financial Statements.

                              COOKIE CRUMBS, INC.
                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)



                                         Common    Accumulated
                                          Stock      Deficit      Total
                                       ---------   ---------    ---------
Issuance of 1,000 shares
  common stock .....................   $  15,000   $    --      $  15,000

Issuance costs related to
  redeemable preferred stock .......        --      (200,998)    (200,998)

Dividends ..........................        --      (101,388)    (101,388)

Net (loss) .........................        --      (125,164)    (125,164)
                                        ---------   ---------    ---------
Balance, December 31, 1995 .........      15,000    (427,550)    (412,550)
                                        ---------   ---------    ---------
Dividends (Unaudited) ..............        --      (129,017)    (129,017)

Issuance costs related to redeemable
  preferred stock (Unaudited) ......        --          (750)        (750)

Net (loss) (Unaudited) .............        --      (104,821)    (104,821)
                                        ---------   ---------    ---------
Balance, October 6, 1996
  (Unaudited) ......................   $  15,000   $(662,138)   $(647,138)
                                       ==========  ==========   ==========


See Notes to Financial Statements.

                              COOKIE CRUMBS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                 For the period
                                                                 For the Period from               from May 17,
                                                                     May 17, 1995       For the  1995 (inception)
                                                                   (inception) to  40 weeks ended  to September
                                                                     December 31,  October 6, 1996   30,1995
                                                                         1995        (Unaudited)   (Unaudited)
                                                                     ------------   ------------   -----------
Cash Flows from Operating Activities:

     Net income (loss) ...........................................   $  (125,164)   $  (104,821)   $    22,762
     Adjustments to reconcile net income (loss)
       to net cash provided by (used in)
       operating activities:
         Depreciation and amortization ...........................       105,144        128,277         32,426
         Loss on impairment of asset .............................       159,474           --             --
         Deferred income taxes ...................................       (17,150)          --             --
     Changes in operating assets and liabilities:
         Accounts receivable .....................................       (19,345)        15,039        (15,415)
         Prepaid expense .........................................          --          (12,576)          --
         Inventories .............................................         1,785         (7,231)          --
         Due from affiliate ......................................        (5,037)       (12,059)          --
         Accounts payable ........................................       125,552        (18,229)        67,562
         Accrued liabilities .....................................       119,437        (58,017)          --
         Income taxes payable ....................................        17,150        (17,150)          --
                                                                     ------------   ------------   -----------
                Net cash provided by(used in) operating activities       361,846        (86,767)       107,335
                                                                     ------------   ------------   -----------
Cash Flows From Investing Activities
     Acquisition of Stores net of $1,500 of cash
       acquired (includes assets available for sale
       of $733,912) ..............................................    (1,834,875)          --       (1,098,750)
     Deposits ....................................................        (9,217)        (6,537)       (10,000)
     Organizational costs ........................................       (30,081)        (1,500)        (4,000)
     Leasehold improvements and equipment ........................      (200,199)      (168,786)        (2,020)
                                                                     ------------   ------------   -----------
                Net cash (used in) investing activities ..........    (2,074,372)      (176,823)    (1,114,770)
                                                                     ------------   ------------   -----------
Cash Flows From Financing Activities
     Disposition of assets available for sale ....................          --          673,362           --
     Advances from affiliate .....................................       554,048       (554,048)          --
     Borrowing from franchisor ...................................       600,000           --          600,000
     Payments on borrowings from franchisor ......................      (600,000)          --         (600,000)
     Borrowings from sole stockholder ............................       500,000        100,000        500,000
     Payments on borrowings from sole stockholder ................      (500,000)          --         (500,000)
     Payments on capital lease obligations .......................       (19,104)       (12,908)          --
     Proceeds from issuance of common stock ......................        15,000           --           15,000
     Proceeds from issuance of preferred stock, net ..............     1,464,002         24,250      1,297,513
     Dividends paid ..............................................      (101,388)      (129,017)          --
                                                                     ------------   ------------   -----------
                Net cash provided by financing activities ........     1,912,558        101,639      1,312,513
                                                                     ------------   ------------   -----------
                Net increase (decrease) in cash ..................       200,032       (161,951)       305,078
Cash:
     Beginning ...................................................          --          200,032           --
                                                                     ------------   ------------   -----------
     Ending ......................................................   $   200,032    $    38,081    $   305,078
                                                                     ============   ============   ===========
Supplemental Disclosures of Cash Flow Information
     Cash payments for interest ..................................   $    15,415    $     7,253    $      --

Supplemental Schedule of Noncash Investing
       and Financing Activities
     Capital lease obligations incurred for
       purchase of equipment .....................................       203,164           --             --
     Capital lease obligations assumed by others in connection
       with the sale of equipment ................................          --          (89,705)          --



See Notes to Financial Statements.

COOKIE CRUMBS
NOTES TO FINANCIAL STATEMENTS



Note 1.       Nature of Business and Significant Accounting Policies

Nature of business: Cookie Crumbs, Inc. (the Company) was formed May 17, 1995, and incorporated in the State of Illinois. The Company was formed to acquire, own, operate, and manage a minimum of six cookie store facilities which meet the plans and specifications for franchised Mrs. Fields Cookie Stores in the St. Louis, Missouri area. At October 6, 1996, the Company maintained seven stores located in Missouri (6) and Michigan (1).

Significant accounting policies are as follows:

Interim financial data: The October 6, 1996 balance sheet and the statements of operations, stockholders equity (deficit) and cash flows for the 40 weeks ending October 6, 1996 and the period May 17, 1995 (inception) to September 30, 1995 are unaudited. In the opinion of management these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary to state fairly the information set forth therein. Operating results for the 40 weeks ending October 6, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of cash: The Company has funds on deposit at two different financial institutions which may, at times, be in excess of federally insured limits.

Inventories: Inventories, consisting of food and beverage items are stated at the lower of cost or market on a first-in, first-out basis. Cost is determined by most recent invoice price.

Impairment of Long Lived Assets: Long lived assets are evaluated for impairment based on an analysis of cashflow on a store by store basis.

Leasehold improvements and equipment: Leasehold improvements and equipment are carried at cost and are depreciated and amortized using the straight-line method over the estimated useful lives of the assets. In general, the assets have the following lives:

     Leasehold improvements           over lease term
     Equipment                        3 years used/8 years new

Amortization on leased assets is included with depreciation and amortization on owned assets.

Goodwill: The Company has classified as goodwill the cost in excess of fair value of the net assets of the stores acquired in purchase transactions. Goodwill is being amortized on a straight-line method over 15 years.

COOKIE CRUMBS
NOTES TO FINANCIAL STATEMENTS



Note 1.       Nature of Business and Significant Accounting Policies (continued)

Franchise costs: Franchise costs represent payments made for the rights to operate cookie store facilities meeting the plans and specifications of the franchisor. Franchise costs are amortized to expense using the straight-line method over a 15-year period commencing with the acquisition of the store.

Organization costs: Organization costs are one-time costs related to the formation of the Company and are being amortized to expense using the straight-line method over a five-year period commencing with the opening of the first cookie store in June 1995.

Offering expenses: Offering expenses incurred by the Company in connection with the issuance of preferred stock have been charged direct to accumulated deficit because the preferred stock is redeemable. Offering expenses include legal, accounting, escrow, regulatory and blue sky expenses, printing costs, expense reimbursements, and commissions paid to brokers.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Financial instruments: The Company has no financial instruments for which the carrying value differs materially from fair value.

Net income per common share: Net income per common share is based on the weighted average number of common and common equivalent shares outstanding.

Note 2.       Incorporation and Business Acquisitions

In May 1995, the Company was incorporated and 1,000 shares of common stock were issued for $15,000. In two separate purchase transactions during the period May 17, 1995 (inception) to December 31, 1995 the Company purchased thirteen operating cookie stores for cash of $1,836,375. The assets acquired were as follows:

Cash                                   $       1,500
Deposits                                       8,916
Inventory                                     36,500
Equipment and leaseholds                     808,080
Franchise fees                               325,000
Goodwill                                     656,379
                                       -------------
                                          $1,836,375
                                       =============

COOKIE CRUMBS
NOTES TO FINANCIAL STATEMENTS



Note 2.       Incorporation and Business Acquisitions (Continued)

The acquisitions were accounted for using the purchase method of accounting and, therefore, assets were recorded at their fair values. The financial statements include the results of operations of the acquired business since the date of acquisition (see Note 10).

Note 3.       Related Party Transactions

A company related through common ownership provides management and accounting services for the Company on a monthly basis. Total charges for these services for the period from May 17, 1995 (inception) to December 31, 1995, were
approximately   $11,500,   for  the  40  weeks  ending  October  6,  1996,  were
approximately $22,000 (Unaudited) and for the period from May 17, 1995 (inception) to September 30, 1995 were approximately $6,050 (Unaudited).

In connection with a private placement of preferred stock, a company related through common ownership was used to provide financial advisory and investor relations services for a charge of 3% of gross proceeds raised by the offering. Total charges by the related company in connection with the offering were approximately $50,000 (see Note 9).

Note 4.       Franchise Agreement

The Company operates under a franchise agreement with the franchisor. In addition to an initial franchise fee for each location, the Company is required to pay the franchisor additional fees for royalties based on a percentage of sales. These fees totaled approximately $47,000 for the period from May 17, 1995 (inception) to December 31, 1995, $61,000 for the 40 weeks ending October 6, 1996 (Unaudited) and $16,000 (Unaudited) for the period from May 17, 1995 (inception) to September 30, 1995.

The franchise agreement also provides that all cookie materials be purchased from one vendor specified in the agreement.

Note 5.       Line of Credit

The Company maintains an unsecured revolving line of credit with the sole stockholder. The line provides for borrowing of up to $1,000,000. The borrowing are due on demand and bear interest at prime (8.25% at December 31, 1995) plus 2%. There were no outstanding borrowings at December 31, 1995.

Note 6.       Capital Lease Obligation

An equipment lease was recorded by the Company as a capital lease for financial statement purposes. The capitalized value of the equipment and related obligation under capital lease was established based on the present value of the estimated future minimum monthly lease payments of $6,838 over the 36 month lease term. The cost of leased equipment was $203,164 and the related accumulated amortization was $3,907 and $8,073 (Unaudited) at December 31, 1995 and October 6, 1996, respectively.

COOKIE CRUMBS
NOTES TO FINANCIAL STATEMENTS



Note 6.       Capital Lease Obligation (continued)

The following is a schedule of future minimum payments under this capital lease as of December 31, 1995 and October 6, 1996, together with the present value of net minimum lease payments.

                                                                    (Unaudited)
                                                     December 31,    October 6,
Years ending December 31:                                1995         1996
                                                     ----------   ---------
     1996                                             $  82,056   $  10,258
     1997                                                82,056      41,031
     1998                                                47,869      30,775
                                                     ----------   ---------
                                                        211,981      82,064
     Less amount representing interest                   32,570      10,093
                                                     ----------   ---------
Present value of net minimum lease payments             179,411      71,971
Less amount related to assets available for sale (a)     89,705         -
Less current maturities                                  31,239      33,673
                                                     ----------   ---------
Long-term portion                                      $ 58,467    $ 38,298
                                                     ==========   =========

(a) Subsequent to December 31, 1995, the Company sold six stores to a related party (see Note 10) and, as a result, the present value of the net minimum lease payments of $89,705 has been assumed by the related party.

Note 7.       Lease Commitments

The Company has leased facilities under noncancelable leases expiring from January 23, 1999 through June 30, 2005, with options to renew for certain leases. The leases contain a percentage rent provision that allows for additional rents of 10% of gross sales over a minimum gross sales base. All of the leases provide for the Company to also pay real estate taxes, insurance and maintenance on the property. The leases also provide the lessor with the ability to charge an additional percentage rent for general advertising costs.
Future minimum rental under these leases are as follows:

                                                        As of
                                                                  (Unaudited)
                                    December 31, 1995           October 6, 1996
                                        -----------              ------------
Fiscal years ending:
     1996                                $  488,153              $     71,317
     1997                                   510,026                   285,600
     1998                                   520,818                   299,017
     1999                                   356,840                   248,870
     2000                                   261,462                   175,772
     Subsequent years                       815,465                   610,977
                                        -----------              ------------
                                         $2,952,764                $1,691,553
                                        ===========              ============

COOKIE CRUMBS
NOTES TO FINANCIAL STATEMENTS



Note 7.       Lease Commitments (continued)

Subsequent to December 31, 1995, the Company sold six stores to a related party (see Note 10) and as a result future minimum rentals of $1,128,399 has been assumed by the related party.

The total rent expense included in the statements of operation for the period from May 17, 1995 (inception) to December 31, 1995, is approximately $152,000, including approximately $2,600 relating to percentage rent. The total rent expense for the 40 weeks ending October 6, 1996 is approximately $196,000 (Unaudited) and for the period May 17, 1995 (inception) to September 30, 1995 is approximately $42,000 (Unaudited).

Note 8.       Income Taxes

The Company accounts for deferred income taxes under the liability method. As explained in Note 1, the tax liability method requires the recognition of deferred tax assets and liabilities for operating loss carryforwards and the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases.

The deferred tax assets and liabilities consist of the following components as follows:


                                                             At
                                               ------------------------------

                                                                   (Unaudited)
                                               December 31,         October 6,
                                                   1995               1996
                                                 --------           --------
Deferred tax assets:
     Loss on impairment of assets ..........     $ 63,790           $ 63,790
     Equipment and leasehold improvements ..        6,860               --
     Accruals ..............................        6,380               --
     Net operating losses ..................         --               85,264
                                                 --------           --------
                                                   77,030            149,054

Less valuation allowance ...................       59,880             91,952
                                                 --------           --------
                                                   17,150             57,102
                                                 --------           --------
Deferred tax liabilities:
     Equipment, leaseholds, and amortization         --               39,952
                                                 --------           --------
                                                 $ 17,150           $ 17,150
                                                 ========           ========


The  deferred  tax  amounts   mentioned   above  have  been  classified  in  the
accompanying balance sheet as a long-term asset.

COOKIE CRUMBS
NOTES TO FINANCIAL STATEMENTS



Note 8.       Income Taxes (continued)

Income tax expense consists of the following:
                                                                   (Unaudited)
                            Period from                           Period from
                           May 17, 1995       (Unaudited)        May 17, 1995
                          (inception) to    40 weeks ending     (inception) to
                         December 31, 1995  October 6, 1996   September 30, 1995
                         -----------------  ---------------   ------------------
Current                      $    17,150        $     -             $    -
Deferred                         (17,150)             -                  -
                             ------------       -----------        ------------
                             $       -          $     -             $    -
                             ============       ===========        ============

Reconciliation of income tax expense computed at the statutory federal income tax rate to the Company's income tax expense is as follows:
                                                                   (Unaudited)
                            Period from                            Period from
                           May 17, 1995       (Unaudited)          May 17, 1995
                          (inception) to    40 weeks ending      (inception) to
                         December 31, 1995  October 6, 1996   September 30, 1995
                         -----------------  ---------------   ------------------
Computed "expected" tax
 (credits) ..................   $(42,500)         $(35,996)           $ (7,739)
Increase (decrease) resulting
from:
     Lower bracket rates ....    (12,420)            8,159               4,738
     State income taxes .....     (4,960)           (4,235)               (910)
     Valuation allowance ....     59,880            32,072               3,911
                                ---------         ---------           ---------
                                $      -          $      -            $      -
                                =========         =========           =========

Note 9.       Preferred Stock Offering

From June 20, 1995 to January 25, 1996, the Company offered through a private placement a maximum of $4,000,000 of its 10% participating preferred stock at an offering price of $100 per share exclusively to accredited investors. The redemption price of the preferred stock equals its par value plus any accrued and unpaid dividends and can be redeemed at any time after January 31, 1998, at the option of the Investor, during any fiscal year in which the Company has net income in excess of required dividend distributions, including unpaid cumulative Regular dividends, provided, however, that the Company has no obligation to apply more than 25% of its net income (adjusted as aforesaid) for its prior fiscal year towards the redemption of any Shares so surrendered for redemption. Similarly, at any time after January 31, 1998, the preferred stock is redeemable, in whole or in part, at the option of the Company, for an amount equal to the redemption value plus 3% of the Offering price of such Shares. In the event of a sale of substantially all of the assets and liquidation of the Company, the liquidation value of the preferred stock is equal to the redemption price

COOKIE CRUMBS
NOTES TO FINANCIAL STATEMENTS



Note 9.       Preferred Stock Offering (continued)

plus, pro rata, 10% of the proceeds from the sale up to 8% of the par value. Holders of the shares will be entitled to receive, to the extent declared by the Company's Board of Directors, noncompounded, cumulative dividends in an amount equal to 10% per annum on the offering price of the shares. In addition, holders of shares will be entitled to receive, to the extent declared by the Company's Board of Directors, on a pro rata basis, an additional dividend (Participating Dividend) in respect of each fiscal year of the Company in an amount equal to 10% of the Company's net income for such year determined in accordance with generally accepted accounting principles provided, however, in no event shall the Participating Dividend, if any, exceed 8% of the Offering Price. The Participating Dividend shall be noncumulative and noncompounded. The shares have no voting rights.

The Company paid $201,748 of costs and expenses in connection with this offering. These included commissions, legal, accounting, escrow costs, Blue Sky compliance, printing costs and other expenses relating to the qualification and offering of the shares. A total of $1,690,000 ($1,488,252 net of expenses) was raised through this offering.

Note 10.      Disposal of Significant Assets

As of December 31, 1995, the Company had entered into an agreement with an affiliate to sell six existing franchised Mrs. Fields cookie stores which were acquired by the Company in October 13, 1995 effective January 1, 1996, for fair value of $703,875. In November and December 1995, the Company received advances of $554,048 from the affiliate towards the purchase of the stores. The payment has been reflected as advances from affiliate in the financial statements as of December 31, 1995. The remaining amount due of $149,827 was subsequently received in March 1996. Included in the statement of operations for the period from May 17, 1995 (inception) to December 31, 1995 are net sales of $386,748 and income from operations of $88,215 that are attributable to these six stores for the period October 13, 1995 to December 31, 1995. This sale resulted in a gain of $30,513.

On October 26, 1996, the Company sold a cookie store for $62,500 to an unrelated party. Since the carrying value of the assets of this store at December 31, 1995 were $221,974, a loss on impairment of assets of $159,474 has been recognized in the Statement of Operations for the period May 17, 1995 (inception) to December 31, 1995. Also included in the Statements of Operations for the period from May 17, 1995 (inception) to December 31, 1995 and the 40 weeks ending October 6, 1996, are net sales of $74,279 and $131,037 (Unaudited), respectively, and income (loss) from operations of $74 and $(2,951) (Unaudited), respectively, attributable to this store.

COOKIE CRUMBS
NOTES TO FINANCIAL STATEMENTS


Note 10.      Disposal of significant Assets (continued)

Summary of assets and liabilities to be sold:

(a)  Sale of stores to affiliate on January 1, 1996:
     Inventory                                                 $   21,000
     Equipment and leaseholds (net)                               391,550
     Franchise fee (net)                                          147,690
     Goodwill (net)                                               113,122
                                                               ----------
                                                               $  673,362
(b)  Sale of store, equipment,
     leaseholds and franchise fee
     to unrelated party on October 26, 1996                        62,500
                                                               ----------
                                                               $  735,862
                                                               ==========

Note 11.      Subsequent Event

In October 1996, the sole common stockholder entered into an agreement with an affiliate (sole common stockholder of the Company is owner-officer of the affiliate) to sell 100 percent of the outstanding common stock of the Company to the affiliate for $1. This transaction was completed October 18, 1996.

                         PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed consolidated proforma balance sheets at October 6, 1996 and the statements of operations for the 40 weeks ended October 6, 1996 and the year ended December 31, 1995 (collectively, the "Proforma Statements") were prepared to illustrate the estimated effects of the purchase of Cookie Crumbs, Inc., the conversion of the secured promissory notes as if 100% had accepted the Exchange offer, the conversion of preferred stock to common stock, the effect of the bridge loans, and the sale of the shares of common stock offered hereby by the Company, as if those transactions had occurred for statement of operations purposes as of January 1, 1995 and for balance sheet purposes as of October 6, 1996. The Proforma Statements do not purport to represent what the Company's results of operations or balance sheet would actually have been if such transactions had indeed taken place on such dates or to project the Company's results of operations or balance sheet for any future period or date.

The adjustments for the Proforma Statements are based on available information and upon certain assumptions which management believes are reasonable. The Proforma Statements and accompanying notes thereto should be read in conjunction with the Financial Statements and notes thereto, and other financial information appearing elsewhere in this Prospectus.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

PROFORMA CONSOLIDATED BALANCE SHEETS (Unaudited)
October 6, 1996

                                                                                   Cookie
                                                                         Cookie    Crumbs    Butterwings  Pro Forma
Assets                                                 Butterwings       Crumbs  Acquisition  Adjusted    Adjustments(7)   Pro Forma
------                                                 -----------   -----------   ------- -----------   ------------   ------------
                                                                                     (1)

Current Assets
     Cash and cash equivalents ........................$   497,091   $    38,081   $ --    $   535,171   $ 5,300,000(3)         --
                                                              --            --       --           --        (210,000)(4)  5,625,171
     Accounts receivable ..............................      1,814         4,306     --          6,120          --            6,120
     Inventories ......................................     96,819        21,451     --        118,270          --          118,270
     Prepaid expenses .................................    148,218        12,576     --        160,794          --          160,794
     Due from affiliate ...............................       --          17,096     --         17,096          --           17,096
     Assets available for sale ........................       --          62,500     --         62,500          --           62,500
     Income tax deposits ..............................        775          --       --            775          --              775
                                                       -----------   -----------   ------- -----------   ------------   ------------

              Total current assets ....................    744,717       156,010     --        900,726          --        5,990,726
                                                       -----------   -----------   ------- -----------   ------------   ------------
Leasehold Improvements and Equipment
     Leasehold improvements ...........................  1,437,770       454,335     --      1,892,105          --        1,892,105
     Equipment ........................................    816,565       212,287     --      1,028,852          --        1,028,852
                                                       -----------   -----------   ------- -----------   ------------   ------------
                                                         2,254,335       666,622     --      2,920,957          --        2,920,957
     Less accumulated depreciation and amortization ...    385,675       131,085     --        516,760          --          516,760
                                                         1,868,660       535,537     --      2,404,197          --        2,404,197
Deferred income tax ...................................       --          17,150     --         17,150          --           17,150
                                                       -----------   -----------   ------- -----------   ------------   ------------

Other Assets
     Deposits .........................................    108,683        15,754     --        124,437          --          124,437
     Franchise costs, net of accumulated amortization .    367,254       138,194     --        505,448          --          505,448
     Finance costs, net of accumulated amortization ...    326,469          --       --        326,469      (326,469)(2)       --
     Organization costs, net of accumulated amortization     5,948        23,686     --         29,634          --           29,634
     Goodwill, net of accumulated amortization ........    356,825       497,245     --        854,070          --          854,070
     Deferred bridge loan financing costs .............    273,000          --       --        273,000      (273,000)(8)       --
                                                       -----------   -----------   ------- -----------   ------------   ------------
                                                         1,438,179       674,879     --      2,113,058          --        1,513,589
                                                       -----------   -----------   ------- -----------   ------------   ------------
                                                       $ 4,051,556   $ 1,383,576     --    $ 5,435,131          --      $ 9,925,662
                                                       ===========   ===========   ======= ===========   ============   ============


(1) Represents the acquisition of Cookie Crumbs, Inc. on October 18, 1996. The Company acquired 100% of the outstanding common stock for $1. The acquisition will be accounted for as a purchase transaction. At the date of purchase, this company had $1,383,576 ot total assets and $2,030,714 of total liabilities (including $1,690,000 of redeemable preferred stock). The assets and liabilities have been recorded at fair market value which approximates historical cost. The transaction resulted in $662,138 of goodwill which will be charged to accumulated deficit as it is considered a preferential dividend due to the related party nature of the transaction.

(2) Represents write-off of debt issue costs on assumed retirement of senior notes.

(3) Represents the net proceeds to the Company from the initial public offering ($6,500,000 net of $1,200,000 of offering costs).

(4)  Represents cash amount received and repayment of bridge loans.

(5)  Not used on this page.

(6)  Not used on this page.

(7) Pursuant to the exchange offer, the Company will exchange shares of its Common Stock for $3,700,000 of the Company's 12% Notes. The exchange offer is based upon the principal amount fo the Notes outstanding, accrued interest ($228,149 through October 6, 1996), and a 20% premium ($728,000) over the proposed initial public offering price of $6.50 per Unit. In addition, as a result of the exchange offer, finance costs of $326,469 at October 6, 1996 related to the $3,700,000 of debt will be written off.

(8)  Represents write off of deferred bridge loan financing costs.

LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                            Cookie
                                                                 Cookie     Crumbs      Butterwings   Pro Forma
Assets                                         Butterwings       Crumbs   Acquisition    Adjusted    Adjustments     (7)Pro Forma
------                                        ------------   ------------  --------  ------------    -----------      ------------
                                                                    (1)

Current Liabilities
     Accounts payable ........................$    272,200   $    107,323       --   $    379,523          --         $    379,523
     Accrued liabilities .....................     494,801         61,420       --        556,221      (228,149)(7)        328,072
     Note due sole stockholder ...............        --          100,000       --        100,000          --              100,000
     Due to parent ...........................      36,666           --         --         36,666          --               36,666
     Due to affiliate ........................      21,486           --         --         21,486          --               21,486
     Current maturities of long-term debt ....   3,978,112         33,673       --      4,011,785    (3,700,000)(7)           --
                                                                                             --        (210,000)(4)        101,785
                                              ------------   ------------  --------  ------------    -----------      ------------
              Total current liabilities ......   4,803,265        302,416       --      5,105,681          --              967,532
                                              ------------   ------------  --------  ------------    -----------      ------------
Capitalized leases, less current maturities ..     117,950         38,298       --        156,248          --              156,248
Store closing expense ........................     393,000           --         --        393,000          --              393,000
                                              ------------   ------------  --------  ------------    -----------      ------------
     Total non current liabilities ...........     510,950         38,298       --        549,248          --              549,248
                                              ------------   ------------  --------  ------------    -----------      ------------
Preferred Redeemable Stock,
     no par value; 100,000 shares
     authorized, issued and
     outstanding 16,650 ......................        --        1,690,000       --      1,690,000          --            1,690,000
                                              ------------   ------------  --------  ------------    -----------      ------------

Stockholders' Equity (Deficit)
     Preferred Stock, no par value;
       27,500 shares authorized, issued
       and outstanding 15,685 shares .........   1,568,500           --         --      1,568,500    (1,568,500)(5)           --

     Common stock,  $0.01 par value;
       10,000,000 shares  authorized,
       2,001,438 shares issued and
       outstanding  before pro forma
       adjustments,  4,112,000 after
       pro forma adjustment ..................      20,014           --         --         20,014         2,540(5)            --
                                                      --             --         --           --           1,120(6)            --
                                                      --             --         --           --          10,000(3)            --
                                                      --             --         --           --           7,446(7)          41,120

     Capital in excess of par value ..........     828,875           --         --        828,875     1,565,960(5)            --
                                                      --             --         --           --         453,880(6)            --
                                                      --             --         --           --       5,290,000(3)            --
                                                      --             --         --           --       4,832,154(7)      12,970,869

     Common stock, no par value; 10,000 shares
       authorized, 1,000 shares issued and
       outstanding ...........................        --           15,000    (15,000)        --            --                 --

                                                      --             --         --           --        (785,630)(7)           --
                                                      --             --         --           --        (326,469)(2)           --
                                                      --             --         --           --        (125,821)(4)           --
     Accumulated deficit .....................  (3,680,048)      (662,138)    14,999   (4,327,187)     (728,000)(6)     (6,293,107)
                                              ------------   ------------  --------  ------------    -----------      ------------
                                                (1,262,659)      (647,138)      --     (1,909,798)         --            6,718,882
                                              ------------   ------------  --------  ------------    -----------      ------------
                                              $  4,051,556   $  1,383,576       --   $  5,435,131          --         $  9,925,662
                                              ============   ============  ========  ============    ===========      ============


(1) Represents the acquisition of Cookie Crumbs, Inc. on October 18, 1996. The Company acquired 100% of the outstanding common stock for $1. The acquisition will be accounted for as a purchase transaction. At the date of purchase, this company had $1,383,576 ot total assets and $2,030,714 (based on fair market value which approximates historical costs) of total liabilities (including $1,690,000 of redeemable preferred stock). The transaction resulted in $662,138 of goodwill which will be charged to accumulated deficit as it is considered a preferential dividend due to the related party nature of the transaction.

(2) Represents write-off of debt issue costs on assumed retirement of senior notes.

(3) Represents the net proceeds to the Company from the initial public offering ($6,500,000 net of $1,200,000 of offering costs).

(4)  Represents cash amount received and repayment of bridge loans.

(5) Represents the conversion of Butterwings convertible preferred stock to common stock.

(6)  To record cost of bridge loan.

(7) Pursuant to the exchange offer, the Company will exchange shares of its Common Stock for $3,700,000 of the Company's 12% Notes. The exchange offer is based upon the principal amount fo the Notes outstanding, accrued interest ($228,149 through October 6, 1996), and a 20% premium ($728,000) over the proposed initial public offering price of $6.50 per Unit. In addition, as a result of the exchange offer, finance costs of $326,469 at October 6, 1996 related to the $3,700,000 of debt will be written off.

(8)  Not used on this page.

BUTTERWINGS ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES
PRO FORMA
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
40 Weeks Ended October 6, 1996


                                                         Cookie        Butterwings     Pro Forma
                                        Butterwings      Crumbs         Adjusted      Adjustments(e)  Pro Forma
                                        -----------    -----------    -----------       ----------    -----------

Sales ...............................   $ 5,242,470    $ 1,292,532    $ 6,535,002           --        $ 6,535,002

Costs and expenses:
  Cost of products sold .............     1,529,174        331,250      1,860,424           --          1,860,424
  Salaries and benefits .............     1,576,580        344,934      1,921,514           --          1,921,514
  Other operating costs .............     1,783,737        489,859      2,273,596           --          2,273,596
  Depreciation and amortization .....       262,302        123,350        385,652           --            385,652
                                        -----------    -----------    -----------       ----------    -----------
         Total costs and expenses ...     5,151,793      1,289,393      6,441,186           --          6,441,186
                                        -----------    -----------    -----------       ----------    -----------
         Income from operations .....        90,677          3,139         93,816           --             93,816
                                        -----------    -----------    -----------       ----------    -----------
General and administrative expenses .       461,121        139,632        600,753           --            600,753
Franchise fee option expense ........       145,000           --          145,000           --            145,000
Store closing expense ...............       877,148           --          877,148           --            877,148
Provision for loss on leased property        50,000           --           50,000           --             50,000
                                        -----------    -----------    -----------       ----------    -----------
         Operating (loss) ...........    (1,442,592)      (136,493)    (1,579,085)          --         (1,579,085)
                                        -----------    -----------    -----------       ----------    -----------
Financial income (expense):
  Interest income ...................         7,990          8,412         16,402           --             16,402
  Interest expense ..................      (366,897)        (7,253)      (374,150)       341,539(b)       (32,611)
  Amortization of finance costs .....       (55,764)          --          (55,764)        55,764(d)          --
  Gain on sale of fixed assets ......          --           30,513         30,513           --             30,513
                                        -----------    -----------    -----------       ----------    -----------
                                           (414,671)        31,672       (382,999)          --             14,304
                                        -----------    -----------    -----------       ----------    -----------
         (Loss) before income taxes .    (1,857,263)      (104,821)    (1,962,084)          --         (1,564,781)


Income taxes ........................          --             --             --             --               --
                                        -----------    -----------    -----------       ----------    -----------
         Net (loss) .................   $(1,857,263)   $  (104,821)   $(1,962,084)          --        $(1,564,781)
                                        ============   ============
Preferred Stock Dividends ...........          --             --         (129,017)          --           (129,017)
                                        -----------    -----------    -----------       ----------    -----------
Net (Loss) applicable to
     common shareholders ............          --             --      $(2,091,101)          --        $(1,693,781)
                                        ============   ============   ============      ===========   ============
Net (Loss) per common share .........          --             --      $      (.99)          --        $      (.41)
                                        ============   ============   ============      ===========   ============
Weighted average number of common
     shares outstanding .............          --             --        2,121,173           --          4,135,119(c)
                                        ============   ============   ============      ===========   ============

(a)  Not used on this page.

(b) To remove interest expense resulting from the proposed conversion of senior notes.

(c) Includes the weighted average number of shares outstanding (See Note 12 to the Consolidated Financial Statements) plus the effect of shares assumed to be outstanding relating to proposed conversion of notes to common stock (Exchange Offering), the conversion of convertible preferred stock to common stock and IPO.

(d) Represents write off of debt issue costs on assumed retirement of senior notes.

(e) Pursuant to the exchange offer, the Company will exchange shares of its Common Stock for $3,700,000 of the Company's 12% Notes. The exchange offer is based upon the principal amount of the Notes outstanding, accrued interest ($228,149 through October 6, 1996), and a 20% premium ($728,000) over the proposed initial public offering price of $6.50 per Unit. In addition, as a result of the exchange offer, finance costs of $326,469 at October 6, 1996 related to the $3,700,000 of debt will be written off.

BUTTERWINGS, INC. AND SUBSIDIARIES
PRO FORMA
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
Year Ended December 31, 1995

                                                                     Cookie     Butterwings      Pro Forma
                                                  Butterwings        Crumbs      Adjusted       Adjustments(c)    Pro Forma
                                                  -----------    -----------    -----------       -----------    -----------
     Sales ....................................   $ 6,486,327    $ 1,244,629    $ 7,730,956           --         $ 7,730,956

     Costs and expenses:
       Cost of products sold ..................     1,995,753        320,588      2,316,341           --           2,316,341
       Salaries and benefits ..................     1,889,192        258,403      2,147,595           --           2,147,595
       Pre-opening costs ......................       153,334           --          153,334           --             153,334
       Other operating costs ..................     2,168,176        357,310      2,525,486           --           2,525,486
       Depreciation and amortization ..........       154,090        102,052        256,142           --             256,142
                                                  -----------    -----------    -----------       -----------    -----------
              Total costs and expenses ........     6,360,545      1,038,353      7,398,898           --           7,398,898
                                                  -----------    -----------    -----------       -----------    -----------
              Income from operations ..........       125,782        206,276        332,058           --             332,058

     General and administrative expenses ......       404,417        162,501        566,918           --             566,918
     Provision for loss on leased property ....       145,000        159,474        304,474           --             304,474
                                                  -----------    -----------    -----------       -----------    -----------
              Operating income (loss) .........      (423,635)      (115,699)      (539,334)          --            (539,334)
                                                  -----------    -----------    -----------       -----------    -----------
     Financial income (expense):
       Interest income ........................        19,037          6,462         25,499           --              25,499
       Interest expense .......................      (465,031)       (15,927)      (480,958)       444,000(b)        (36,958)
       Amortization of finance costs ..........       (72,493)          --          (72,493)        72,493(d)           --
       Write Off of unamortized finance costs .          --             --             --         (454,727)(a)      (454,727)
       Write Off of bridge loan financing costs          --             --             --         (728,000)(a)      (728,000)
                                                  -----------    -----------    -----------       -----------    -----------
                                                     (518,487)        (9,465)      (527,952)          --          (1,194,186)

              (Loss) before income taxes ......      (942,122)      (125,164)    (1,067,286)          --          (1,733,520)

     Income Taxes .............................          --
                                                  -----------    -----------    -----------       -----------    -----------
              Net (loss) ......................   $  (942,122)   $  (125,164)   $(1,067,286)          --         $(1,733,520)
                                                  ============   ============
Preferred Stock Dividends .....................          --             --         (101,308)          --            (101,308)
                                                                                -----------                      -----------
Net (Loss) applicable to common shareholder ...          --             --      $(1,168,594)          --         $(1,834,828)
                                                  ============   ============   ============       ==========    ============
Net (Loss) per common share ...................          --             --      $      (.55)          --         $      (.44)
                                                  ============   ============   ============       ==========    ============
Weighted average number of common
     shares outstanding .......................          --             --        2,121,173           --           4,135,119(c)
                                                  ============   ============   ============       ==========    ============

(a)  To write off unamortized finance costs and bridge loan financing costs.

(b) To remove interest expense resulting from the proposed conversion of senior notes.

(c) Includes the weighted average number of shares outstanding (See Note 12 to the Consolidated Financial Statements) plus the effect of shares assumed to be outstanding relating to proposed conversion of notes to common stock (Exchange Offering), the conversion of convertible preferred stock to common stock and IPO.

(d) Represents write off of debt issue costs on assumed retirement of senior notes.

(e) Pursuant to the exchange offer, the Company will exchange shares of its Common Stock for $3,700,000 of the Company's 12% Notes. The exchange offer is based upon the principal amount fo the Notes outstanding, accrued interest ($228,149 through October 6, 1996), and a 20% premium ($728,000) over the proposed initial public offering price of $6.50 per Unit. In addition, as a result of the exchange offer, finance costs of $326,469 at October 6, 1996 related to the $3,700,000 of debt will be written off.

     No person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.




                                TABLE OF CONTENTS
                                                 PAGE
Prospectus Summary........................        2
Risk Factors..............................        8
Use of Proceeds...........................       15
Dividend Policy...........................       15
Dilution..................................       16
Capitalization............................       17
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operation.................       18
Business and Properties...................       30
Management................................       41
Certain Relationships
   and Related Transactions...............       44
Principal Stockholders....................       45
Selling Security Holders..................       45
Description of Securities.................       46
Shares Eligible For Future Sale...........       49
Underwriting..............................       50
Legal Matters.............................       52
Experts...................................       52
Additional Information....................       52
Index to Financial Statements.............      F-1




 .........Until _________ , 1997 (25 days from the date of this Prospectus),  all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when
acting  as  Underwriters  and  with  respect  to  their  unsold   allotments  or
subscriptions.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS



Item 24. Indemnification of Directors and Officers

         Article SEVEN of the Amended Articles of Incorporation provides that no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his fiduciary duty, as a director; provided, that nothing therein shall be construed to eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of Law,
(c) under Section 8.65 of the Illinois Business  Corporation Act, as amended, or
(d) for any transaction from which the director derived an improper benefit.

         Article 11 of the By-laws of the Corporation provide that the Corporation may indemnify an officer, director, employee or agent of the Corporation against expenses, judgments, fines and settlement amounts incurred in connection with an action, suit or proceeding, other than an action, suit or proceeding by or in the right of the Corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful.

The Corporation may also indemnify an officer, director, employee or agent of the Corporation who is a party or is threatened to be made a party to an action, suit or proceeding by or in the right of the Corporation against expenses actually and reasonably incurred by him in connection with his defense of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless the court in which such action was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person fairly and reasonably is entitled to indemnification and expenses as the court may deem proper,

         Any indemnification under Article 11 of the By-laws shall be made by the Corporation only upon a determination that indemnification of the indemnified person is proper by (i) a majority vote of a quorum of the board of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or if directed by the board, by independent legal counsel in a written opinion, or (iii) by the shareholders.

         Expenses incurred in defending a civil or criminal action may be advanced by the Corporation upon receipt of an undertaking by or on behalf of an officer, director, employee or agent to repay such amount unless it shall be determined that he is entitled to indemnification as authorized by the Illinois Business Corporation Act.

         Indemnification under the By-laws is not exclusive of any other rights which an indemnified party may be entitled under any other By-law, agreement, vote of shareholders or disinterested directors or otherwise. The Corporation may purchase and maintain insurance on behalf of persons entitled to indemnification under Section 8.75 of the Illinois Business Corporation Act. If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to shareholders with or before notice of the next shareholders meeting.

Item 25. Other Expenses of Issuance and Distribution

Estimated expenses in connection with the public offering by the Company of the securities offered hereunder are as follows:

Securities and Exchange Commission Filing Fee         $6,067.85
NASD Filing Fee                                        2,502.17
Blue Sky Fees and Expenses*                           20,000.00
NASDAQ Small Cap Application and Listing Fee          13,000.00
Boston Stock Exchange Application and Listing Fee      7,500.00
Accounting Fees and Expenses*                         40,000.00
Legal Fees and Expenses                               55,000.00
Printing*                                             50,000.00
Fees of Transfer Agents and Registrar*                 5,000.00
Underwriters' Non-Accountable Expense Allowance         162,500
Miscellaneous*                                       188,429.98
                                                     ----------
         Total*                                     $550,000.00

*        Estimated.

Item 26. Recent Sales of Unregistered Securities

         The following is a summary of transactions by the Registrant during the last three years involving the sale of securities which were not registered under the Securities Act:

         During the period September 1993 through April 1994 the Company issued $3,700,000 of secured 12% promissory notes (the "Notes") to 160 investors in an offering exempt from registration pursuant to Regulation D under the Securities Act. The purchasers were all accredited investors who took the Notes for investment and without a view to distribution. The offering was effected through registered broker dealers who are members of the National Association of Securities Dealers, Inc.("NASD") and were paid a commission for their sale of the Notes. The Notes bear a restrictive legend prohibiting the transfer thereof except in compliance with the Securities Act or in reliance upon an opinion of counsel that distribution may be made in reliance upon applicable exemptions from the provisions thereof.

         In January 1997, the Registrant offered to exchange the Notes for Common Stock of the Registrant pursuant to an Exchange Offer to all Note holders. The number of shares of common stock to be exchanged was based upon the principal amount of Notes held by each Note holder, plus accrued interest plus a premium of 20% of principal and interest, divided by the proposed public offering price per share of the common stock in the offering covered by this registration statement($6.50 per share). If all of the Note holders accept the Exchange Offer the Registrant will issue 744,554 shares of its Common Stock based upon the proposed offering price The Note holders are required to agree to take the shares of Common Stock for investment and not with a view to distribution. The stock certificates are to be issued concurrently with the certificates issued to public stockholders in this offering and will bear a restrictive legend prohibiting transfer in the absence of an effective registration statement or an opinion of counsel that registration is not required. No commissions or other remuneration will be paid for soliciting the exchange. The exchange is exempt under Section 3(a)(9) of the Securities Act for securities exchanged by the issuer with its securities holders exclusively where no commissions or other remuneration is paid for soliciting such exchange.

         From September 1995 through February 1996 the Registrant issued and sold 15,685 shares of its Convertible Preferred Stock (the "Preferred Stock") at $100 per share to sixty-three investors in an offering exempt from registration pursuant to Regulation D under the Securities Act. The offering was effected through registered broker dealers who are members of the NASD and were paid a commission for their sale of the Preferred Stock. The certificates bear a restrictive legend prohibiting the transfer thereof except in compliance with the Securities Act or in reliance upon an opinion of counsel that distribution may be made in reliance upon applicable exemptions from the provisions thereof. By its terms the Preferred Stock is automatically convertible into common stock of the Registrant upon the consummation of the first sale of common stock by the Company to underwriters for the account of the Company pursuant to a registration statement under the Securities Act. The number of shares of common stock to be issued to each holder of the Preferred Stock upon conversion will be determined by dividing the offering price of the Preferred Stock by 95% of the sale price per share of the common stock in the public offering. The issuance of the common stock for the Preferred Stock will be exempt under Section 3(a)(9) of the Securities Act. The certificates for the new common stock will be issued concurrently with the certificates to be issued to the public stockholders in this offering and will bear a restrictive legend prohibiting transfer in the absence of an effective registration statement or an opinion if counsel that registration is not required.

         From October through December 1996, the Company issued $483,000 of Bridge Loan Notes with warrants to provide working capital and funds for this offering. The transaction was exempt from registration pursuant to Section 4 (2) of the Securities Act of 1933 for transactions not involving a public offering. The securities were sold to four investors through La Jolla Securities Corporation, a registered broker/dealer which received a commission for its services and to Palisades Capital, LLC as general partner of Sunset Bridge Fund #3 and to Sagax Fund II Ltd., the latter two as principals, without commissions. The securities were stamped with a restrictive legend and the investors agreed to hold the same for investment and not with a view to distribution. The warrants are automatically convertible into Units identical to the Units offered pursuant to this registration statement at the time the registration statement is declared effective. The Units are included in this registration statement and the Bridge Loan holders are listed as Selling Security Holders.

Item 27. Exhibits

Exhibit No.                                 Item
-----------                                 ----
Exhibit 1.1       Form of Underwriting Agreement. (2)
Exhibit 1.2       Form of Underwriters' Warrant Agreement. (2)
Exhibit 1.3       Form of Selected Dealer Agreement. (2)
Exhibit 1.4       Form of Agreement Among Underwriters. (2)
Exhibit 3.1       Articles of Incorporation, as amended (1)
Exhibit 3.2       Bylaws of the Registrant (1)
Exhibit 4.1       Specimen of Common Stock Certificate (2)
Exhibit 4.2       Specimen of Warrant Certificate. (2)
Exhibit 5.1       Opinion of Maurice J. Bates L.L.C.(2)
Exhibit 10.1      Franchise Agreement between Mrs. Fields Development Corporation and the Registrant. (1)
Exhibit 10.2      Franchise Agreement between Hooters of America, Inc. and the Registrant. (1)
Exhibit 10.3      Form of 12.0% $3,700,000 Notes, as amended. (1)
Exhibit 10.4      Copy of Exchange Offer for 12.0% Notes, with Acceptance and Transmittal Letter.(1)
Exhibit 10.5      Form of Underwriter's Financial Consulting Agreement. (2)
Exhibit 10.6      Form of Warrant Agreement.(2)
Exhibit 10.7      Independent Contractor Agreement between the Registrant and Edmund C. Lipinski. (1)
Exhibit 10.8      Copy of 1996 Stock Compensation Plan. (1)
Exhibit 10.9      Copy of Stock Purchase Agreement  between the Registrant and Cookie Crumbs, Inc.(1)
Exhibit 21.1      Subsidiaries of the Registrant.(1)
Exhibit 24.1      Consent of McGladrey & Pullen, LLP Certified Public Accountants. ( 1)
Exhibit 24.2      Consent of Maurice J. Bates, L.L.C. is contained in his opinion to be filed as Exhibit 5.1 to this registration statement.(2)
Exhibit 27.1      Financial Data Schedule (1)
---------------

(1) Filed herewith
(2) To be filed with amendment

Item 28.  Undertakings

         The undersigned registrant hereby undertakes as follows:

          (1) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (2)  To  file,   during  any  period  in  which  it  offers  or  sells
               securities, a post-effective amendment to this registration statement to:

               (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect  in  the  Prospectus  any  facts  or  events  which, individually or together, represent a fundamental change in the information in the Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii)Include any  additional or changed  material  information on the plan of distribution.

          (3) For determining any liability under the Securities Act, treat each post-effective amendment that as a new Registration Statement of the securities offered, and the offering of the securities at that time to be deemed to be the initial bona fide offering

          (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering..

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (6) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

          (7) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus s anew registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 28, 1997.

BUTTERWINGS ENTERTAINMENT GROUP, INC.


By:
Stephen S. Buckley, President and Director


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Stephen S. Buckley and Douglas
E. Van Scoy, and each for them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                 Title                              Date

 /s/ Stephan S. Buckley
-----------------------
Stephen S. Buckley                      President and Director                 January 28, 1997
                                        (Principal Executive Officer)

/s/ Douglas E. Van Scoy                 Chief Financial Officer                January 28, 1997
-----------------------
Douglas E. Van Scoy                     (Principal Financial
                                        and Accounting Officer)

/s/ Kenneth B .Drost                    Director                               January 28, 1997
--------------------
Kenneth B. Drost

/s/ Jeffrey A. Pritikin                 Director                               January 28, 1997
-----------------------
Jeffrey  A. Pritikin

/s/ Thomas P. Kabat
------------------------
Thomas P. Kabat                         Director                               January 28, 1997

*     By: Stephen S. Buckley,
       As Attorney in Fact
       Stephen S. Buckley
